                                                                  CONFORMED COPY



                         CREDIT AND GUARANTY AGREEMENT

                          dated as of August 25, 2000

                                     among

                       FOCAL COMMUNICATIONS CORPORATION,

                        FOCAL FINANCIAL SERVICES, INC.

           CERTAIN SUBSIDIARIES OF FOCAL COMMUNICATIONS CORPORATION,
                                as Guarantors,

                               VARIOUS LENDERS,

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                 as Joint Lead Arranger and Syndication Agent,

                          SALOMON SMITH BARNEY INC.,
                            as Joint Lead Arranger,

                                CITIBANK, N.A.,
                 as Administrative Agent and Collateral Agent,

                                      and

                            BANK OF AMERICA, N.A.,
                            as Documentation Agent

           ________________________________________________________

                 $300,000,000 Senior Secured Credit Facilities
           ________________________________________________________

                               TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
SECTION 1.   DEFINITIONS AND INTERPRETATION...............................................       1
     1.1.    Definitions..................................................................       1
     1.2.    Accounting Terms.............................................................      33
     1.3.    Interpretation, etc..........................................................      34

SECTION 2.   LOANS........................................................................      34
     2.1.    Loans........................................................................      34
     2.2.    Incremental Facilities.......................................................      35
     2.3.    Pro Rata Shares; Availability of Funds.......................................      38
     2.4.    Use of Proceeds..............................................................      39
     2.5.    Evidence of Debt; Register; Lenders' Books and Records; Notes................      39
     2.6.    Interest on Loans............................................................      40
     2.7.    Conversion/Continuation......................................................      41
     2.8.    Default Interest.............................................................      42
     2.9.    Fees.........................................................................      42
     2.10.   Scheduled Payments/Commitment Reductions.....................................      43
     2.11.   Voluntary Prepayments/Commitment Reductions..................................      45
     2.12.   Mandatory Prepayments/Commitment Reductions..................................      47
     2.13.   Application of Prepayments/Reductions........................................      48
     2.14.   Charging of Accounts.........................................................      49
     2.15.   General Provisions Regarding Payments........................................      49
     2.16.   Receipt of Payments..........................................................      50
     2.17.   Making or Maintaining Eurodollar Rate Loans..................................      50
     2.18.   Increased Costs; Capital Adequacy............................................      52
     2.19.   Taxes; Withholding, etc......................................................      54
     2.20.   Obligation to Mitigate.......................................................      56
     2.21.   Defaulting Lenders...........................................................      56
     2.22.   Removal or Replacement of a Lender...........................................      57

SECTION 3.   CONDITIONS PRECEDENT.........................................................      58
     3.1.    Closing Date.................................................................      58
     3.2.    Conditions to Each Credit Extension..........................................      61

SECTION 4.   REPRESENTATIONS AND WARRANTIES...............................................      63
     4.1.    Organization; Requisite Power and Authority; Qualification...................      63
     4.2.    Capital Stock and Ownership..................................................      63
     4.3.    Due Authorization............................................................      63
     4.4.    No Conflict..................................................................      63
     4.5.    Governmental Consents........................................................      64

                                      (i)

     4.6.    Binding Obligation...........................................................      64
     4.7.    Historical Financial Statements..............................................      64
     4.8.    Projections..................................................................      64
     4.9.    No Material Adverse Change...................................................      65
     4.10.   No Restricted Junior Payments................................................      65
     4.11.   Adverse Proceedings, etc.....................................................      65
     4.12.   Payment of Taxes.............................................................      65
     4.13.   Properties...................................................................      65
     4.14.   Environmental Matters........................................................      66
     4.15.   No Defaults..................................................................      66
     4.16.   Material Contracts...........................................................      66
     4.17.   Governmental Regulation......................................................      66
     4.18.   Margin Stock.................................................................      66
     4.19.   Employee Matters.............................................................      67
     4.20.   Employee Benefit Plans.......................................................      67
     4.21.   Solvency.....................................................................      67
     4.22.   Compliance with Statutes, etc................................................      68
     4.23.   Disclosure...................................................................      68

SECTION 5.   AFFIRMATIVE COVENANTS........................................................      68
     5.1.    Financial Statements and Other Reports.......................................      68
     5.2.    Existence....................................................................      72
     5.3.    Payment of Taxes and Claims..................................................      72
     5.4.    Maintenance of Properties....................................................      73
     5.5.    Insurance....................................................................      73
     5.6.    Books and Records; Inspections; Lenders Meetings.............................      73
     5.7.    Compliance with Laws.........................................................      74
     5.8.    Ownership of Telecommunications Assets.......................................      74
     5.9.    Environmental................................................................      74
     5.10.   Subsidiaries.................................................................      76
     5.11.   Material Real Estate Assets..................................................      76
     5.12.   Interest Rate Protection.....................................................      76
     5.13.   Intercompany Transactions....................................................      77
     5.14.   Further Assurances...........................................................      77
     5.15.   Certain Post-Closing Obligations.............................................      77

SECTION 6.   NEGATIVE COVENANTS...........................................................      81
     6.1.    Indebtedness.................................................................      81
     6.2.    Liens........................................................................      82
     6.3.    No Further Negative Pledges..................................................      84
     6.4.    Restricted Payments; Restrictions on Subsidiary Distributions................      84
     6.5.    Investments..................................................................      85
     6.6.    Stage 1 Financial Covenants..................................................      86

                                      (ii)

     6.7.    Stage 2 Financial Covenants..................................................      87
     6.8.    Fundamental Changes; Disposition of Assets; Acquisitions.....................      88
     6.9.    Disposal of Subsidiary Interests.............................................      88
     6.10.   Sales and Lease-Backs........................................................      89
     6.11.   Sale or Discount of Receivables..............................................      89
     6.12.   Transactions with Shareholders and Affiliates................................      89
     6.13.   Conduct of Business..........................................................      89
     6.14.   Amendments or Waivers with respect to Related Agreements and
             Holdings Permitted Debt......................................................      90
     6.15.   Disposition of Licenses, etc.................................................      90
     6.16.   Fiscal Year..................................................................      90

SECTION 7.   GUARANTY.....................................................................      91
     7.1.    Guaranty.....................................................................      91
     7.2.    Contribution by Guarantors...................................................      91
     7.3.    Payment by Guarantors........................................................      92
     7.4.    Liability of Guarantors Absolute.............................................      92
     7.5.    Waivers by Guarantors........................................................      94
     7.6.    Guarantors' Rights of Subrogation, Contribution, etc.........................      95
     7.7.    Subordination of Other Obligations...........................................      96
     7.8.    Continuing Guaranty..........................................................      96
     7.9.    Authority of Guarantors or Company...........................................      96
     7.10.   Financial Condition of Company...............................................      96
     7.11.   Bankruptcy, etc..............................................................      97
     7.12.   Discharge of Guaranty Upon Sale of Guarantor.................................      97

SECTION 8.   EVENTS OF DEFAULT............................................................      98
     8.1.    Events of Default............................................................      98

 SECTION 9.  AGENTS.......................................................................     100
     9.1.    Appointment of Agents........................................................     100
     9.2.    Powers and Duties............................................................     101
     9.3.    General Immunity.............................................................     101
     9.4.    Agents Entitled to Act as Lender.............................................     102
     9.5.    Lenders' Representations, Warranties and Acknowledgment......................     102
     9.6.    Right to Indemnity...........................................................     103
     9.7.    Successor Administrative Agent...............................................     103
     9.8.    Collateral Documents and Guaranty............................................     104


SECTION 10.  MISCELLANEOUS................................................................     104
     10.1.   Notices......................................................................     104
     10.2.   Expenses.....................................................................     105

                                     (iii)

     10.3.   Indemnity....................................................................     105
     10.4.   Set-Off......................................................................     106
     10.5.   Amendments and Waivers.......................................................     106
     10.6.   Successors and Assigns; Participations.......................................     108
     10.7.   Independence of Covenants....................................................     112
     10.8.   Survival of Representations, Warranties and Agreements.......................     112
     10.9.   No Waiver; Remedies Cumulative...............................................     112
     10.10.  Marshalling; Payments Set Aside..............................................     113
     10.11.  Severability.................................................................     113
     10.12.  Entire Agreement.............................................................     113
     10.13.  Obligations Several; Independent Nature of Lenders' Rights...................     113
     10.14.  Headings.....................................................................     113
     10.15.  APPLICABLE LAW...............................................................     113
     10.16.  CONSENT TO JURISDICTION......................................................     114
     10.17.  WAIVER OF JURY TRIAL.........................................................     114
     10.18.  Confidentiality..............................................................     115
     10.19.  Usury Savings Clause.........................................................     115
     10.20.  Counterparts; Effectiveness..................................................     116

                                      (iv)

APPENDICES: A-1        Delayed Draw Term Loan Commitments
            A-2        Revolving Commitments
            B          Notice Addresses

SCHEDULES:  3.1(e)     Certain Governmental Authorizations
            4.1        Jurisdictions of Organization and Qualification
            4.2        Capital Stock and Ownership
            4.5        Governmental Authorization and Consents
            4.7        Contingent Liabilities
            4.13       Real Estate Assets
            4.16       Material Contracts
            4.17       Governmental Regulation
            5.15(a)    Certain Material Contracts being collaterally assigned
            5.15(b)    Certain Agreements requiring Acknowledgment Letters
            6.1        Certain Indebtedness
            6.2        Certain Liens
            6.5        Certain Investments
            6.6(a)     Stage 1 Minimum Revenues
            6.6(b)     Stage 1 Minimum Access Lines
            6.6(c)     Stage 1 Minimum Consolidated EBITDA
            6.6(f)     Stage 1 and 2 Maximum Consolidated Capital Expenditures
            6.7(a)     Stage 2 Senior Leverage Ratio
            6.7(b)     Stage 2 Total Leverage Ratio
            6.7(c)     Stage 2 Interest Coverage Ratio
            6.7(d)     Stage 2 Fixed Change Coverage Ratio
            6.12       Certain Affiliate Transactions

                                      (v)

EXHIBITS:   A-1     Funding Notice
            A-2     Conversion/Continuation Notice
            B-1     Delayed Draw Term Loan Note
            B-2     Revolving Note
            B-3     New Term Loan Note
            C       Compliance Certificate
            D       Opinions of Counsel
            E       Assignment Agreement
            F       Certificate Re Non-Bank Status
            G-1     Closing Date Certificate
            G-2     Solvency Certificate
            H       Counterpart Agreement
            I-1     Company Pledge and Security Agreement
            I-2     Master Pledge and Security Agreement
            J       Landlord Personal Property Collateral Access Agreement
            K       Joinder Agreement
            L       Acknowledgment Letter
            M       Approved Lease Agreement
            N       Intercompany Loan Agreement
            O       Intercompany Security Agreement

                                      (vi)

                         CREDIT AND GUARANTY AGREEMENT

     This CREDIT AND GUARANTY AGREEMENT, dated as of August 25, 2000, is entered into by and among FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Holdings"), FOCAL FINANCIAL SERVICES, INC., a Delaware corporation ("Company"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as a Joint Lead Arranger (in such capacity, a "Joint Lead Arranger"), and as Syndication Agent (in such capacity,"Syndication Agent"), Salomon Smith Barney Inc. ("SSB"), as a Joint Lead Arranger (in such capacity, a "Joint Lead Arranger"), CITIBANK, N.A. ("Citibank"), as Administrative Agent and Collateral Agent (together with its permitted successors in such capacity,"Administrative Agent") and as Collateral Agent (together with its permitted successor in such capacity, "Collateral Agent"), and BANK OF AMERICA, N.A., ("Bank of America"), as Documentation Agent (in such capacity,"Documentation Agent").


                                   RECITALS:

     WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

     WHEREAS, Lenders have agreed to extend certain credit facilities to Company, as specified herein, in an aggregate amount not to exceed $300,000,000, consisting of $150,000,000 aggregate principal amount of Delayed Draw Term Loans and up to $150,000,000 aggregate principal amount of Revolving Commitments, the proceeds of which will be used for the purposes specified herein;

     WHEREAS, Company has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on
(i) all Telecommunications Assets financed with the proceeds of Loans made to Company and (ii) to the extent permitted under the terms of the Holdings Senior Notes, substantially all of its other assets (subject to certain permitted exceptions); and

     WHEREAS, Guarantors have agreed to guarantee the Obligations of Company hereunder and to secure their respective guaranty Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien to the extent permitted under the terms of the Holdings Senior Notes, on substantially all of their assets (subject to certain permitted exceptions).

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

     1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

          "Access Lines" shall mean the total number of installed DS-O business lines (or the equivalent thereof) that are being used to provide service to a customer of Company and its Subsidiaries, including "on-net" and "unbundled network elements".

          "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Citibank, N.A. for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable
                                                       -----
Reserve Requirement.

          "Administrative Agent" as defined in the preamble hereto.

          "Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened in writing against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

          "Affected Lender" as defined in Section 2.17(b).

          "Affected Loans" as defined in Section 2.17(b).

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Neither any Agent nor any Lender shall be deemed Affiliates of any Credit Party, by virtue of the security interests granted under the Pledge and Security Agreement.

          "Agent" means each of the Joint Lead Arrangers, Syndication Agent, Administrative Agent, Documentation Agent and Collateral Agent.

          "Aggregate Amounts Due" as defined in Section 10.6(j).

          "Aggregate Payments" as defined in Section 7.2.

          "Agreement" means this Credit and Guaranty Agreement, dated as of August 25, 2000 as it may be amended, supplemented or otherwise modified from time to time.

          "Annualized Consolidated EBITDA" means, as of any date of determination, Consolidated EBITDA for the most recently completed Fiscal Quarter multiplied by four.

          "Applicable Commitment Fee Percentage" means a percentage per annum, determined by reference to the Facilities Usage from time to time as set forth below:

           =======================================================
                                           Applicable Margin
            Facilities Usage         For Commitment Fee Percentage
           -------------------------------------------------------
                 *  1/3                         1.50%
           -------------------------------------------------------
                 ** 1/3                         1.00%
                 -
                 *  2/3
           -------------------------------------------------------
                 ** 2/3                         0.75%
                 -
           =======================================================


     "Applicable Margin'' means (i) with respect to Loans that are Eurodollar Rate Loans (a) from the Closing Date until the date of delivery of the Compliance Certificate and related financial statements confirming that Holdings and its Subsidiaries have achieved positive Annualized Consolidated EBITDA, 3.50%, per annum; and (b) thereafter, a percentage, per annum, determined by reference to the Total Leverage Ratio in effect from time to time as set forth below:

*  denotes less than
** denotes greater than or equal to

             ==============================================
               Total Leverage
                   Ratio                 Applicable Margin
             ----------------------------------------------
               ** 15.0:1.00                    3.25%
               -
             ----------------------------------------------
               *  15.0:1.00                    3.00%
               ** 12.5:1.00
               -
             ----------------------------------------------
               *  12.5:1.00                    2.75%
               ** 10.0:1.00
               -
             ----------------------------------------------
               *  10.0:1.00                    2.50%
               **  7.5:1.00
               -
             ----------------------------------------------
               *  7.5:1.00                     2.25%
               ** 5.0:1.00
               -
             ----------------------------------------------
               *  5.0:1.00                     2.00%
             ==============================================


and (ii) with respect to Loans that are Base Rate Loans, an amount equal to the difference of (a) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum. No change in the Applicable Margin shall be effective until (x) three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(c) calculating the Total Leverage Ratio or (y) the date of the acquisition in respect of which the Administrative Agent shall have received the financial information and Compliance Certificate pursuant to clause (v) of the definition of Permitted Acquisition calculating the Total Leverage Ratio. At any time Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(c), the Applicable Margin shall be determined as if the Total Leverage Ratio were in excess of 15.0:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(c), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

          "Applicable Reserve Requirement" means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration,

*  denotes less than
** denotes greater than or equal to
exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

          "Approved Lease Agreement" means an agreement substantially in the form of Exhibit M entered by Company and a Subsidiary of Company pursuant to
Section 5.13.

          "Asset Sale" means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Company or a Guarantor), in one transaction or a series of transactions, of all or any part of Holdings's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Holdings' Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business, including fiber capacity sales in the ordinary course of business, (ii) disposals of obsolete, worn out or surplus property, (iii) sales of assets (other than Telecommunications Assets financed with the proceeds of Loans) not in excess of $10,000,000 in the aggregate during the term of this Agreement, (iv) transfers and dispositions consisting of Permitted Liens, (v) payments permitted under Section 6.4 and (vi) Investments permitted under Section 6.5.

          "Assignment Agreement" means an Assignment Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved
            ---------
by Administrative Agent.

          "Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

          "Bank of America" as defined in the preamble hereto.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

          "Base Rate" means, for any day, a rate per annum (rounded to the nearest 1/100 of 1%) equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Loan" means a Loan bearing interest at a rate determined by reference to the Base Rate.

          "Beneficiary" means each Agent, Lender and Lender Counterparty.

          "Business Day" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term "Business Day" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "Capital Expenditures" means, for any period, the aggregate of all expenditures of any Person during such period that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the statement of cash flows of such Person. Notwithstanding the foregoing, the term "Capital Expenditures" shall not include capital expenditures in respect of the reinvestment of Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds made in accordance with Sections 2.12(a) or (b).

          "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          "Cash" means money, currency or a credit balance in any demand or Deposit Account.

          "Cash Equivalents" means, as at any date of determination, (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with a term of not more than one year, (ii) investments in time deposit accounts, term deposit accounts, certificates of deposit, money-market deposits, bankers' acceptances and obligations maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof, and which bank or trust company has, or the obligation of which bank or trust company is guaranteed by a bank or trust company which has, capital, surplus and undivided profits aggregating in excess of $150,000,000 and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of Holdings) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth, territory or province of the United States of America or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A-2" by Moody's, and (vi) other debt obligations maturing in 365 days or less issued by a corporation (other than an Affiliate of Holdings) organized under the laws of the United States or any state thereof and rated at least "A-" by S&P or "A3" by Moody's.

          "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit F.
            ---------

          "Change of Control" means, at any time, (i) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Permitted Holders (a) shall have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Holdings or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings; (ii) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Company; (iii) Permitted Holders shall cease to own and control, directly and of record, more than 20% of the issued and outstanding common stock of Holdings; (iv) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Company cease to be occupied by Persons who either (a) were members of the board of directors of Company on the Closing Date or (b) were nominated for election by the board of directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (v) the occurrence of a "change of control" or any similar event however defined under the terms of any Permitted Holdings Debt having a principal amount in excess of $5,000,000 requiring the prepayment, redemption or offer to repurchase of any such Permitted Holdings Debt.

          "Citibank" as defined in the preamble hereto.

          "Class" means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Revolving Exposure, (b) Lenders having Delayed Draw Term Loan Exposure, and (c) Lenders having New Term Loan Exposure of each Series, if any, and (ii) with respect to Loans, each of the following classes of Loans: (a) Revolving Loans, (b) Delayed Draw Term Loans, and (c) New Term Loan of each Series, if any.

          "Closing Date" means the date on or before September 1, 2000 on which the conditions set forth in Section 3.1 have being satisfied or waived in accordance with Section 10.5.

          "Closing Date Certificate" means a Closing Date Certificate substantially in the form of Exhibit G-1.
                             -----------

          "Collateral" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for any of the Obligations.

          "Collateral Agent" as defined in the preamble hereto.

          "Collateral Documents" means each of the Pledge and Security Agreements, the Landlord Personal Property Collateral Access Agreements and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

          "Commitment" means the commitments of Lenders to make Loans as set forth in Section 2.1(a) of this Agreement. The amount of each Lender's Commitment is set forth on Appendix A or in the applicable Assignment Agreement or Joinder Agreement and is subject to any adjustment or reduction pursuant to the terms and conditions hereof. "Company" as defined in the preamble hereto.

          "Compliance Certificate" means a Compliance Certificate substantially in the form of Exhibit C.
               ---------

          "Consolidated EBITDA" means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income and to the extent otherwise deducted in calculating Consolidated Net Income, (i) franchise taxes and (ii) capital gains taxes, (d) total depreciation expense, (e) total amortization expense, and (f) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), minus
                                                                         -----
(ii) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period), all of the foregoing as determined in conformity with GAAP.

          "Consolidated Capital Expenditures" means, for any period, the aggregate of all Capital Expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis, in accordance with GAAP.

          "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash.

          "Consolidated Current Assets" means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

          "Consolidated Gross PP&E" means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified, in conformity with GAAP, as property, plant, equipment or similar items reflected on the consolidated balance sheet of Holdings and its Subsidiaries.

          "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

          "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA (after adding back any amounts deducted in determining Consolidated Net Income for such period that was paid, incurred or accrued in violation of any of the provisions of this Agreement), and (b) the Consolidated Working Capital Adjustment (determined without regard to any amounts that violate any of the provisions of this Agreement), minus (ii) the
                                                               -----
sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Commitments are permanently reduced in connection with such repayment), to the extent permitted by the provisions of this Agreement, (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), to the extent permitted by the provisions of this Agreement, (c) Consolidated Cash Interest Expense, to the extent permitted by the provisions of this Agreement, and (d) provisions for current taxes based on income of Holdings and its Subsidiaries and payable in cash with respect to such period.

          "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of the amounts determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) Consolidated Cash Interest Expense, (ii) scheduled principal payments on Consolidated Total Debt, and (iii) Capital Expenditures.

          "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.9 payable on or before the Closing Date.

          "Consolidated Net Income" means, for any period, (i) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus, (ii) (a) the income (or loss)
                                           -----
of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries, (c) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

          "Consolidated Senior Secured Debt" means, as at any date of determination, Consolidated Total Debt excluding unsecured Indebtedness of
                                       ---------
Holdings.

          "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP less the amount of any funds escrowed for the purpose of paying interest on such Indebtedness.

          "Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the end of such period exceeds (or is less than) Consolidated Working Capital as of the beginning of such period.

          "Contractual Obligation" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Contributing Guarantors" as defined in Section 7.2.

          "Conversion/Continuation Date" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

          "Conversion/Continuation Notice" means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.
                                    -----------

          "Counterpart Agreement" means a Counterpart Agreement substantially in the form of Exhibit H.
            ---------

          "Credit Date" means the date of a Credit Extension.

          "Credit Document" means any of this Agreement, the Notes, the Joinder Agreements, if any, the Collateral Documents, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of Agents, or any Lender in connection herewith, including Hedge Agreements with any Lender Counterparty, in each case as may be amended, supplemented or otherwise modified from time to time.

          "Credit Extension" means the making of a Loan.

          "Credit Party" means each Person (other than any Agent, any Lender or any Lender Counterparty or any other representative thereof) from time to time party to a Credit Document.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings' or its Subsidiaries' operations.

          "Dark Fiber Subsidiary" means one or more special purpose Subsidiaries of Company designated as such by Company and approved by the Syndication Agent whose sole purpose and business shall be the entry into of dark fiber Capital Leases and the Related Company Agreements.

          "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "Default Excess" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Revolving Loans of such Defaulting Lender.

          "Default Period" as defined in Section 2.21.

          "Defaulting Lender" as defined in Section 2.21.

          "Defaulted Loan" as defined in Section 2.21.

          "Delayed Draw Term Loan Commitment" means the Commitment of Lender to make or otherwise fund a Delayed Draw Term Loan to Company and "Delayed Draw Term Loan

Commitments" means such Commitments of all Lenders in the aggregate. The amount of each Lender's Delayed Draw Term Loan Commitment, if any, is set forth in Appendix A-1 or in the applicable Assignment Agreement, subject to any
------------
adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date is $150,000,000.

          "Delayed Draw Term Loan Commitment Period" means the time period commencing on the Closing Date through and including the Delayed Draw Term Loan Commitment Termination Date.

          "Delayed Draw Term Loan Commitment Termination Date" means the earliest to occur of (i) the date the Delayed Draw Term Loan Commitments are permanently reduced to zero pursuant to Sections 2.11 or 2.12, (ii) the date of the termination of the Commitments pursuant to Section 8.1 and (iii) the date occurring twelve months after the Closing Date.

          "Delayed Draw Term Loan Exposure" means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Delayed Draw Term Loans of such Lender; provided, at any time prior to the making of the
                                --------
initial Delayed Draw Term Loans, the Delayed Draw Term Loan Exposure of any Lender shall be equal to such Lender's Delayed Draw Term Loan Commitment.

          "Delayed Draw Term Loan Installment" as defined in Section 2.10(b).

          "Delayed Draw Term Loan Maturity Date" means the earlier of (i) August 25, 2007 and (ii) the date that all Delayed Draw Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

          "Delayed Draw Term Loan Note" means a promissory note in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified
-----------
from time to time.

          "Delayed Draw Term Loans" means any Delayed Draw Term Loans made by a Lender to Company pursuant to Section 2.1(a)(ii) of this Agreement and any New Delayed Draw Term Loans made by a Lender to Company pursuant to Section 2.2 of this Agreement.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Documentation Agent" as defined in the preamble hereto.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Domestic Subsidiary" means with respect to any Person, any Subsidiary of such Person organized under the laws of the United States of America, any State thereof or the District of Columbia.

          "DS-O" means the standard telecommunications industry digital signal format having a bit rate of up to 64 kilobits per second.

          "Eligible Assignee" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity or trust that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, no
                                                             --------
Affiliate of Holdings or any direct competitor of Holdings or any of its Subsidiaries shall be an Eligible Assignee.

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

          "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "Environmental Laws" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

          "Equipment Subsidiary" means Focal Equipment Finance, LLC or any other one or more special purpose Subsidiaries of Company designated as such by Company and approved by the Syndication Agent whose sole purpose and business shall be the purchase of Telecommunica tions Assets for sale or other transfer to Company (pursuant to a sale and repurchase agreement or such other agreement as appropriate, in each case, in form and substance satisfactory to the Syndication Agent and Administrative Agent) within 180 days of such purchase.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

          "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

          "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or

(l), or Section 4071 of ERISA in respect of any Employee Benefit Plan, which could reasonably be expected to have a Material Adverse Effect; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Eurodollar Rate Loan" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

          "Event of Default" means each of the conditions or events set forth in
Section 8.1.

          "Excess Equity Proceeds Amount" means, as of any date of determination, the aggregate net Cash proceeds received by Holdings from all issuances of common or pay-in-kind preferred equity Securities issued after the Closing Date, less the sum of (i) the amount of any Capital Expenditures
              ----
previously made with net cash proceeds from such issuances pursuant to the proviso set forth in Section 6.6(f) and (ii) the amount of any Investments previously made with the net cash proceeds from such issuances pursuant to
Section 6.5(i), and (iii) the amount of any cash consideration paid by Holdings or any of its Subsidiaries in connection with a Permitted Acquisition previously made with net cash proceeds from such issuances pursuant to Section 6.8(c); provided that in any Fiscal Year the aggregate of all portions of the Excess
-------------
Equity Proceeds Amount allocated to (y) Permitted Acquisitions pursuant to
Section 6.8(c) in such Fiscal Year and (z) Investments pursuant to Section 6.5(i) in such Fiscal Year shall not exceed $150,000,000.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Facilities Usage" means a fraction, calculated as of the last day of each Fiscal Quarter (i) prior to the Delayed Draw Term Loan Commitment Termination Date, the numerator of which is equal to the average daily Total Utilization of Commitments during such Fiscal Quarter (or portion thereof) and the denominator of which is equal to the average daily aggregate Commitments for all Lenders during such Fiscal Quarter (or portion thereof) and (ii) on and after the Delayed Draw Term Loan Commitment Termination Date, the numerator of which is equal to the average daily Total Utilization of Revolving Commitments and the denominator of which is equal to the average daily aggregate Revolving Commitments of all Lenders during such Fiscal Quarter (or portion thereof.)

          "Facility" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "Fair Share Contribution Amount" as defined in Section 7.2.

          "Fair Share" as defined in Section 7.2.

          "Fair Share Shortfall" as defined in Section 7.2.

          "FCC" means the Federal Communications Commission or any successor United States Governmental Authority exercising similar regulatory and jurisdictional authority.

          "Federal Funds Effective Rate" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day
                                                       --------
is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

          "Financial Officer Certification" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject (in the case of unaudited financial statements) to changes resulting from audit and normal year-end adjustments and the absence of footnotes.

          "Financial Plan" as defined in Section 5.1(i).

          "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

          "Fiscal Year" means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

          "Fixed Charge Coverage Ratio" means the ratio as of the last day of any Fiscal Quarter of (i) Annualized Consolidated EBITDA, to (ii) Consolidated Fixed Charges for the then-ending four-Fiscal Quarter Period.

          "Flood Hazard Property" means any Real Estate Asset subject to a mortgage in favor of Administrative Agent, for the benefit of Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

          "Foreign Subsidiary" means, with respect to any Person, any Subsidiary that is not a Domestic Subsidiary.

          "Free Cash Flow" means Consolidated EBITDA for the twelve-month period most recently ended prior to the date of determination less the sum of (i)
                                                       ----
Consolidated Capital Expenditures made during such period, (ii) cash taxes paid or payable with respect to such period, determined on a consolidated basis for the entity being acquired, (iii) Consolidated Cash Interest Expense, and (iv) scheduled principal payments on Consolidated Total Debt.

          "Funding Default" as defined in Section 2.21.

          "Funding Guarantors" as defined in Section 7.2.

          "Funding Notice" means a notice substantially in the form of Exhibit
                                                                       -------
A-1 and having attached thereto invoices in respect of all Telecommunications
---
Assets to be financed with the proceeds of Loans requested thereby.

          "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

          "Governmental Acts" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

          "Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

          "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

          "Grantor" as defined in the Pledge and Security Agreement.

          "GSCP" as defined in the preamble hereto.

          "Guaranteed Obligations" as defined in Section 7.1.

          "Guarantor" means each of Holdings and each Domestic Subsidiary of Holdings (other than Company).

          "Guarantor Subsidiary" means each Subsidiary of Holdings (other than Company) that is a Guarantor.

          "Guaranty" means the guaranty of each Guarantor set forth in Section
7.

          "Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          "Hazardous Materials Activity" means any past, current or proposed activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Holdings' or any of its Subsidiaries' businesses and not for speculative purposes.

          "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "Historical Financial Statements" means as of the Closing Date, (i) the audited financial statements of Holdings and its Subsidiaries, for the Fiscal Year ended December 31, 1999, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, and (ii) the unaudited financial statements of Holdings and its Subsidiaries as at the most recently ended calendar month ending no less than forty-five days prior to the Closing Date, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the relevant period since December 31, 1999, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to (in the case of the financial statements referred to in clause (ii)) changes resulting from audit and normal year-end adjustments.

          "Holdings" as defined in the preamble hereto.

          "Holdings Senior Notes" means each of (i) $270,000,000 12.125% Senior Discount Notes due 2008 of Holdings and (ii) Series A and Series B of the $275,000,000 11.875% Senior Notes Due 2010 of Holdings and any refinancing or refunding thereof with the proceeds of Indebtedness meeting the criteria set forth in clause (iii) of the definition of Permitted Holdings Debt.

          "Increased Amount Date" as defined in Section 2.2.

          "Increased-Cost Lenders" as defined in Section 2.22.

          "Indebtedness", as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and ordinary course trade payables), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided that the amount of such Indebtedness shall equal the lesser of the amount of Indebtedness secured and the fair market value of the encumbered property; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another;
(viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; and (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement or Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement or
--------
Currency Agreement or any intercompany guarantees of Holdings and/or its Subsidiaries be deemed "Indebtedness" for any purpose under Sections 6.6 or 6.7; provided further that the amount of any indebtedness described in clauses (vii),
-------- ------- ----
(viii) and (ix) above shall be deemed to be the stated or determinable amount of the obligations guaranteed or otherwise supported, or if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the obligor thereon in good faith.

          "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries; provided that Indemnified Liabilities
                                        --------
shall not include liabilities incurred by a Credit Party pursuant to Section
10.2.

          "Indemnitee" as defined in Section 10.3.

          "Installment Date" as defined in Section 2.10(a).

          "Intercompany Loan Agreement" means an agreement in substantially the form of Exhibit N entered into by each Subsidiary of Company and Company
        ---------
pursuant to Section 5.13.

          "Intercompany Security Agreement" means an agreement substantially in the form of Exhibit O entered into by each Subsidiary of Holdings and Company
            ---------
pursuant to Section 5.13.

          "Interest Coverage Ratio" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated EBITDA for the four-Fiscal Quarter Period then ended, to (ii) Consolidated Cash Interest Expense for such four-Fiscal Quarter Period, in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to Section 5.1(c).

          "Interest Payment Date" means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of
                                --------
longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

          "Interest Period" means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would
                                   --------
otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) through (e), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Delayed Draw Term Loans shall extend beyond the Delayed Draw Term Loan Maturity Date; (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date; (e) no Interest Period with respect to any portion of any Series of New Term Loans shall extend beyond the New Term Loan Maturity Date for that Series.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings' and its Subsidiaries' operations.

          "Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial ownership interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings or any Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, trade payables in the ordinary course and other ordinary course loans and advances not constituting Indebtedness) or capital contribution by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Joinder Agreement" means a joinder agreement substantially in the form of Exhibit K, or as may be amended, restated, supplemented or otherwise
        ---------
modified from time to time.

          "Joint Lead Arranger" as defined in the preamble hereto.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership, limited liability company, or other legal form; provided, in no event shall any corporate Subsidiary of any
                  --------
Person be considered to be a Joint Venture to which such Person is a party.

          "Landlord Personal Property Collateral Access Agreement" means a Landlord Collateral Access Agreement substantially in the form of Exhibit J with
                                                                  ---------
such amendments or modifications as may be approved by Administrative Agent.

          "Leasehold Property" means any leasehold interest of any Credit Party as lessee under any lease of real property.

          "Lender" means each financial institution or other Person that becomes a Lender under this Agreement as of the Closing Date or pursuant to Section 2.2, together with each such institution's or Person's successors and permitted assigns.

          "Lender Counterparty" means each Lender or any Affiliate thereof counterparty to a Hedge Agreement.

          "Lien" means (i) any lien, claim, mortgage, pledge, assignment, security interest, charge or encumbrance in the nature of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof (excluding any agreement entered into in connection with an Asset Sale permitted hereunder) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

          "Loan" means a Delayed Draw Term Loan, a Revolving Loan or a New Term Loan.

          "Margin Stock" as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means a material adverse effect on (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries (including the Company), taken as a whole; (ii) the ability of any Credit Party to fully and timely perform the Obligations in a manner which would not give rise to an Event of Default or Default hereunder; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender under any Credit Document; or (v) any material part of the Collateral or the Collateral Agent's Liens, on behalf of Agents and Lenders on any material part of the Collateral or the priority of such Liens.

          "Material Contract" means any contract or other arrangement to which Holdings or any of its Subsidiaries is, at any time, a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, including without limitation (other than in the case of section 4.16 itself) the contracts listed on Schedule 4.16.

          "Material Real Estate Asset" means (a) any fee-owned Real Estate Assets of any Credit Party having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof, and (b) all other Real Estate Assets that the Administrative Agent has determined in its reasonable discretion are material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any Subsidiary thereof, including Company.

          "Moody's" means Moody's Investor Services, Inc.

          "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

          "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs
                                   -----
incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale.

          "Net Insurance/Condemnation Proceeds" means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries
(a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable
                                     -----
costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income or gains taxes payable as a result of any gain recognized in connection therewith.

          "New Delayed Draw Term Loan Commitments" as defined in Section 2.2.

          "New Delayed Draw Term Loans" as defined in Section 2.2.

          "New Revolving Loan" as defined in Section 2.2.

          "New Revolving Commitments" as defined in Section 2.2.

          "New Revolving Loan Lender" as defined in Section 2.2.

          "New Term Loan" as defined in Section 2.2.

          "New Term Loan Commitments" as defined in Section 2.2.

          "New Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the New Term Loans, that Lender's New Term Loan Commitment, if any, and (ii) after the funding of the New Term Loans, the outstanding principal amount of the New Term Loan of that Lender.

          "New Term Loan Lender" as defined in Section 2.2.

          "New Term Loan Maturity Date" means the date that New Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement.

          "New Term Loan Note" means a promissory note in the form of Exhibit B-
                                                                      ---------
3, as it may be amended, supplemented or otherwise modified from time to time.
-

          "Non-US Lender" as defined in Section 2.19(c).

          "Note" means a Revolving Note, Delayed Draw Term Loan Note or a New Term Loan Note, in each case, as amended, supplemented or otherwise modified from time to time.

          "Notice" means a Funding Notice or a Conversion/Continuation Notice.

          "NTFC Agreement" means each of the Loan and Security Agreement dated as of December 30, 1998 between Holdings, NTFC Capital Corporation and certain subsidiaries of Holdings and all guarantees executed by subsidiaries of Holdings in connection therewith each as amended, restated, modified or supplemented from time to time in accordance with the terms of Section 6.14.

          "Obligations" means all obligations of every nature of each Credit Party from time to time owed to the Agents, the Lenders or any of them or their respective Affiliates (including, without limitation, all former Agents, Lenders or Lender Counterparties) under any Credit Document or Hedge Agreement (including, without limitation, with respect to a Hedge Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

          "Obligee Guarantor" as defined in Section 7.7.

          "Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended,
(iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Permitted Acquisition" means any acquisition by Company or any of its Wholly-Owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,
                                           --------

          (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

          (ii) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

          (iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned by Company or a Guarantor Subsidiary thereof, and Holdings and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.10, as applicable;

          (iv) Holdings and its Subsidiaries shall be in compliance immediately before and after giving pro forma effect to such acquisition, with Section 6.6 or 6.7, as applicable;

          (v) Company shall have delivered to Administrative Agent (which Administrative Agent shall promptly furnish to the Lenders) (A) at least 10 Business Days prior to such proposed acquisition, a Compliance Certificate evidencing pro forma compliance with Section 6.6 or 6.7, as applicable, as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.6 or 6.7, as applicable; and

          (vi) any Person or assets or division acquired in accordance herewith shall be in the same or substantially related business or lines of business in which Company and/or its Subsidiaries are engaged, or (as reflected in the Projections or, as the case may be, the relevant Financial Plan) are planning to engage, as of the Closing Date or such other lines of business as may be consented to by Requisite Lenders.

          "Permitted Holders" means Madison Dearborn Partnership L.P., Frontenac
VI. L.P. and Battery Ventures III, L.P. and their respective Affiliates (other than Holding and its Subsidiaries).

          "Permitted Holdings Debt" means (i) the Holdings Senior Notes, (ii) subject to the NTFC Agreement having been amended in accordance with Section 5.15(d), the Indebtedness of

Holdings evidenced by the NTFC Agreement and (iii) other Indebtedness of Holdings issued after the Closing Date provided (a) such Indebtedness is unsecured, (b) Holdings is the only obligor with respect to such Indebtedness,
(c)(1) the aggregate principal amount of such Indebtedness does not exceed 200% of the net cash proceeds received by Holdings from the issuance of equity Securities after the Closing Date, or (2) amounts outstanding under the Facilities are repaid, and the Commitments permanently reduced on a dollar-for-dollar basis, with the proceeds of such Indebtedness, (d) no scheduled repayments of principal with respect to such Indebtedness are required to be made prior to February 25, 2008, (e) the terms and provisions of such Indebtedness shall be no more restrictive than the Holdings Senior Notes (and, with respect to provisions relating to the incurrence of Indebtedness, guaranties and Liens, reasonably satisfactory to Syndication Agent in order, inter alia, to expressly permit the Guaranty under Section 7 hereof without restriction and to permit Liens on the assets of the Guarantors to secure such Guaranties) and shall not provide for any mandatory prepayments or redemptions thereof when similar prepayments are not required under the Holdings Senior Notes, and (f) the documents evidencing such Indebtedness shall be reasonably satisfactory to Syndication Agent.

          "Permitted Liens" means each of the Liens permitted pursuant to
Section 6.2.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

          "Pledge and Security Agreement" means each of: (i) the "Company
Pledge and Security Agreement" being the pledge and security agreement between Company and the Collateral Agent substantially in the form of Exhibit I-1; (ii)
                                                              -----------
the "Master Pledge and Security Agreement" being the pledge and security agreement between each Grantor party thereto and the Collateral Agent substantially in the form of Exhibit I-2; and (iii) the "Intercompany Security
                             -----------
Agreement" being the security agreement between certain Subsidiaries of Holdings and Company substantially in the form of Exhibit O; in each case, as it
                                                  ---------
may be amended, restated, supplemented or otherwise modified from time to time.

          "Prime Rate" means, as of any date of determination, the variable the rate of interest per annum most recently publicly announced by Citibank, or any successor thereto, as its prime lending rate in effect at its principal office in New York City, irrespective of whether such announced rate is the best rate available from such financial institution, and such institution may make loans at rates of interest above or below any such announced prime lending rate.

          "Principal Office" means, for Administrative Agent, such Person's "Principal Office" as set forth on Appendix B, or such other office as such
                                   ----------
Person may from time to time designate in writing to Company, Administrative Agent and each Lender.

          "Projections" as defined in Section 4.8.

          "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Revolving Commitment or the Revolving Loans of any Lender, the percentage obtained by dividing (x) the Revolving Exposure of that Lender by (y) the aggregate Revolving Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Delayed Draw Term Loan Commitment or the Delayed Draw Term Loans of any Lender, the percentage obtained by dividing (x) the Delayed Draw Term Loan Exposure of that Lender by (y) the aggregate Delayed Draw Term Loan Exposure of all Lenders,
(iii) with respect to all payments, computations and other matters relating to the New Term Loan Commitments, if any, or the New Term Loans, if any, of any Lender, the percentage obtained by dividing (x) the New Term Loan Exposure of that Lender with respect for the relevant Series by (y) the sum of the aggregate New Term Loan Exposure of all Lenders for such Series, and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the New Term Loan Exposure of that Lender plus the Revolving Exposure
                                                     ----
of that Lender plus the Delayed Draw Loan Exposure of that Lender by (y) the sum
               ----
of the aggregate New Term Loan Exposure of all Lenders plus the aggregate
                                                       ----
Revolving Exposure of all Lenders plus the sum of the aggregate Delayed Draw
                                  ----
Term Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 10.6 or required by
Section 2.22. The Pro Rata Share of each Lender as of the Closing Date for purposes of each of clauses (i) and (ii) of the preceding sentence is set forth opposite the name of that Lender in Appendices A-1 and A-2.
                                    --------------     ---

          "Real Estate Asset" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

          "Register" as defined in Section 2.5(b).

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Related Agreements" means (i) the Intercompany Loan Agreement, (ii) the Intercompany Security Agreement, (iii) each Approved Lease Agreement, (iv) the IRU Agreement dated as of April 30, 1999 between Level 3 Communications, LLC and the Company, (v) the Fiber Optic Network Leased Fiber Agreement dated as of May 24, 1999 between Metromedia Fiber Network Services, Inc. and the Company,
(vi) the Master Services Agreement dated April 30, 1999 between Level 3 Communications and Company, (vii) the Private Line Service Agreement dated May 3, 1999 between MCI Worldcom and Holdings, and (viii) any agreements in existence as of the Closing Date between Company and any Subsidiary of Holdings for the lease or otherwise making available of assets of Company to such Subsidiary.

          "Related Company Agreements" means items (iv), (v) and (vi) of the definition of Related Agreements above.

          "Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

          "Replacement Lender" as defined in Section 2.22.

          "Requisite Class Lenders" means, at any time of determination (i) for the Class of Lenders having Revolving Exposure, Lenders having or holding at least a majority of the sum of the aggregate Revolving Exposure of all Lenders,
(ii) for the Class of Lenders having Delayed Draw Term Loan Exposure, Lenders having or holding at least a majority of the sum of the aggregate Delayed Draw Term Loan Exposure of all Lenders and (iii) for each Class of Lenders having New Term Loan Exposure, if any, Lenders having or holding at least a majority of the sum of the aggregate New Term Loan Exposure of such Lenders.

          "Requisite Lenders" means one or more Lenders having or holding Revolving Exposure, Delayed Draw Term Loan Exposure and/or New Term Loan Exposure representing more than 50% of the sum of (i) the aggregate Revolving Exposure of all Lenders, (ii) the aggregate Delayed Draw Term Loan Exposure of all Lenders and (iii) the aggregate New Term Loan Exposure of all Lenders for all Series.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings, Company or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings, Company or any of their respective Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings, Company or any of their respective Subsidiaries now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Permitted Holdings Debt.

          "Revenues" means, for any Fiscal Quarter, the gross revenues of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

          "Revolving Commitment" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1(a)(i) or New Revolving Loans pursuant to sub section 2.2, and "Revolving Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Revolving Commitment, if any, is set forth in Appendix A or in the applicable
                                              ----------
Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $150,000,000.

          "Revolving Commitment Period" means the period commencing on the Closing Date to but excluding the Revolving Commitment Termination Date.

          "Revolving Commitment Termination Date" means the earliest to occur of
(i) the Revolving Maturity Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Sections 2.11 or 2.12, and (iii) the date of the termination of the Commitments pursuant to Section 8.1.

          "Revolving Exposure" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, such Lender's Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of the aggregate outstanding principal amount of the Revolving Loans of that Lender.

          "Revolving Installment" as defined in Section 2.10(a).

          "Revolving Loans" means any Revolving Loans made by Lenders to Company pursuant to Section 2.1(a)(i) of this Agreement and any New Revolving Loans made by Lenders pursuant to Section 2.2 of this Agreement.

          "Revolving Maturity Date" means the earlier of (i) August 25, 2007 and
(ii) the date that all Revolving Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

          "Revolving Note" means a promissory note in the form of Exhibit B-2,
                                                                  -----------
as it may be amended, restated, supplemented or otherwise modified from time to time.

          "SSB" as defined in the preamble hereto.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

          "Secured Parties" as defined in the Pledge and Security Agreement.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Senior Leverage Ratio" means the ratio, as of the last day of any Fiscal Quarter, of (i) Consolidated Senior Secured Debt as of such date to (ii) Annualized Consolidated EBITDA, in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to
Section 5.1(c).

          "Series" as defined in Section 2.2.

          "Solvency Certificate" means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit G-2.
                                                           -----------

          "Solvent" means, with respect to any Person, that as of the date of determination both (i) (a) the sum of such Person's debt (including contingent liabilities) does not exceed all of its property, at a fair valuation; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured; (c) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

          "Stage 1" means the period from the Closing Date to but not including
(i) December 31, 2003 for the purpose only of Section 6.6 (f) and (ii) June 30, 2002 for all other purposes.

          "Stage 2" means the period from the first day following the conclusion of Stage 1 and ending on August 25, 2007.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of
                                 --------
ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the controlled Person shall be deemed to be outstanding.

          "Syndication Agent" as defined in the preamble hereto.

          "Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be
          --------
construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office) and shall not include franchise or similar taxes.

          "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, real or personal, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

          "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products including, without limitation, Internet access, Internet portal, web hosting, application hosting, peering and communication equipment collocation businesses or (iii) evaluating, owning, operating, participating in or pursuing any other business that is primarily related to those identified in the foregoing clauses (i) or (ii) above (in the case of this clause (iii), however, in a manner consistent with Holdings' and its Subsidiaries' manner of business on the Closing Date), and shall, in any event, include all businesses in which Holdings or any of its Subsidiaries are engaged on the Closing Date; provided that the determination of what constitutes a
                     --------
Telecommunications Business shall be made in good faith by the board of directors of Holdings.

          "Term Loan" means Delayed Draw Term Loans and New Term Loans.

          "Terminated Lender" as defined in Section 2.22.

          "Total Capitalization" means the sum of (a) Consolidated Total Debt and (b) paid-in-equity capital (including preferred stock but excluding additional equity issued as pay-in-kind dividends on issued and outstanding equity securities and excluding any accumulated deficits resulting from operations).

          "Total Leverage Ratio" means the ratio, as of the date of any determination, of (a) Consolidated Total Debt to (b) Annualized Consolidated EBITDA; in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to Section 5.1(c) or, as the case may be, clause (v) of the definition of Permitted Acquisition.

          "Total Utilization of Commitments" means, as at any date of determination, the sum of the aggregate principal amount of all outstanding Loans.

          "Total Utilization of Delayed Draw Term Loan Commitments" means, as of any date of determination, the sum of the aggregate outstanding principal amount of all Delayed Draw Term Loans.

          "Total Utilization of Revolving Commitments" means, as at any date of determination, the aggregate principal amount of all outstanding Revolving Loans.

          "Transaction Costs" means the fees, costs and expenses payable by Company on or before the Closing Date in connection with the transactions contemplated by the Credit Documents.

          "Type of Loan" means a Base Rate Loan or a Eurodollar Rate Loan.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation, if any) as in effect in any applicable jurisdiction.

          "Unadjusted Eurodollar Rate Component" means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

          "Wholly-Owned Subsidiaries" means, with respect to any Person, a Subsidiary of such Person all of whose outstanding Capital Stock (other than directors' qualifying shares, if any) shall at the time be owned by such Person and/or more of its Wholly Owned Subsidiaries.

     1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements; provided that, if Holdings notifies Lenders that it wishes
                      -------- ----
to amend provisions of this Agreement relating to financial covenants to eliminate the effect of a change in GAAP occurring after the Closing Date, Holdings and Syndication Agent shall negotiate in good faith to propose for Requisite Lenders an appropriate amendment to the extent necessary to give effect to the intention of the parties as of the Closing Date; provided further
                                                               -------- -------
that, prior to the approval of any such amendment by Requisite Lenders
----
compliance with such financial covenants shall be determined on the basis of GAAP as applied by Holdings, in accordance with this Agreement, immediately prior to such request, in determining compliance with such financial covenants.

     1.3 Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

 SECTION 2.   LOANS

     2.1.  Loans.

           (a)  Loans.
                -----

                (i)   Revolving Loans. During the Revolving Commitment Period,
                      ---------------
subject to the terms and conditions hereof, each Lender holding a Revolving Commitment severally agrees to make Revolving Loans in the aggregate amount up to but not exceeding such Lender's Revolving Commitment as of the Closing Date, subject to the requirements of Section 2.4, to Company, provided that after
                                                        --------
giving effect to the making of each Revolving Loan, (y) in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect and (z) Holdings and Company shall be in compliance, on a pro forma basis as of the last day of the most recently concluded Fiscal Quarter, with the financial covenants set forth in Section 6.6 or 6.7, as applicable. Amounts borrowed pursuant to this Section 2.1(a)(i) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender's Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

                (ii)     Delayed Draw Term Loans. During the Delayed Draw Term
                         -----------------------
Loan Commitment Period, subject to the terms and conditions hereof, each Lender holding a Delayed Draw Term Loan Commitment severally agrees to make Delayed Draw Term Loans, subject to the requirements of Section 2.4, to Company in the aggregate amount up to but not exceeding such Lender's Delayed Draw Term Loan Commitment; provided, after giving effect to the making of each Delayed Draw
            --------
Term Loan, Holdings and Company shall be in compliance, on a pro forma basis as of the last day of the most recently concluded Fiscal Quarter, with the financial covenants set forth in Section 6.6 or 6.7, as applicable. Company may make one or more drawings under the Delayed Draw Term Loan Commitments during the Delayed Draw Term Loan Commitment Period. Any amounts borrowed under this
Section 2.1(a)(ii) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.10 and 2.11, all amounts owed hereunder with respect to the Delayed Draw Term Loans shall be paid in full no later than the Delayed Draw Term Loan Maturity Date. Each Lender's Delayed Draw Term Loan Commitment shall terminate immediately and without further action upon the full funding of such Lender's Delayed Draw Term Loan Commitment.

          (b)   Borrowing Mechanics for Loans.
                --------- --------- --- -----

                (i) Loans (other than New Term Loans) shall be made in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (when aggregated for all Lenders in connection with a single Credit Extension).

                (ii) Whenever Company desires that Lenders make Loans, Company shall deliver to Administrative Agent telephonic notice, followed by a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

                (iii) Notice of receipt of each Funding Notice in respect of Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate and Interest Period, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but not later than 2:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such Funding Notice from Company.

                (iv) Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such

Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Administrative Agent's Principal Office or such other account as may be designated in writing to Administrative Agent by Company.

     2.2 Incremental Facilities. Company may by written notice to Syndication Agent elect to request (A) an increase to the existing Revolving Commitments (any such increase, the "New Revolving Commitments"), (B) prior to the Delayed Draw Term Loan Commitment Termination Date, an increase to the existing Delayed Draw Term Loan Commitments ("New Delayed Draw Term Loan Commitments") and/or (C) the establishment of one or more new term loan commitments (the "New Term Loan Commitments"), by an amount not in excess of $300,000,000 in the aggregate and not less than $25,000,000 individually (or such lesser amount which shall be approved by Syndication Agent or such lesser amount that shall constitute the difference between $300,000,000 and all previously issued New Revolving Commitments, New Delayed Draw Term Loan Commitments and New Term Loan Commitments), and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an "Increased Amount Date") on which Company proposes that the New Revolving Commitments, New Delayed Draw Term Loan Commitments or the New Term Loan Commitments, as applicable, shall be effective and that Loans be made pursuant to the New Term Loan Commitments ("New Term Loans"), which shall be a date not less than 10 Business Days after the date on which such notice is delivered to Syndication Agent and (B) the identity of each Lender or other Person (each, a "New Revolving Loan Lender", "New Delayed Draw Term Loan Lender" or a "New Term Loan Lender", as applicable) to whom Company proposes any portion of such New Revolving Commitments, New Delayed Draw Term Loan Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that, any Lender
                                               --------
approached to provide all or a portion of the New Revolving Commitments, New Delayed Draw Term Loan Commitments or New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Revolving Commitment, New Delayed Draw Term Loan Commitment or a New Term Loan Commitment. Such New Revolving Commitments, New Delayed Draw Term Loan Commitments or New Term Loan Commitments shall become effective, as of such Increased Amount Date; provided
                                                                      --------
that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Revolving Commitments, New Delayed Draw Term Loan Commitments or New Term Loan Commitments, as applicable;
(2) both before and after the making of New Term Loans each of the conditions set forth in Section 3.2 shall be satisfied; (3) Holdings and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section
6.6 or 6.7, as applicable, as of the last day of the most recently ended Fiscal Quarter after giving effect to such New Revolving Commitments, New Delayed Draw Term Loan Commitments or New Term Loan Commitments and any Loans made on the Increased Amount Date, as applicable; (4) each increase in the Revolving Commitments, Delayed Draw Term Loan Commitments or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered to Syndication Agent and Administrative Agent, and each shall be recorded in the Register, each of which shall be subject to the requirements set forth in Section 2.19(c); (5) Company shall make any payments required pursuant to Section 2.17(c) in connection with the provisions of the New Revolving Commitments or New Delayed Draw Term Loan

Commitments, as applicable; (6) to the extent deemed necessary by Syndication Agent, in its sole discretion, provisions shall have been made to ensure that no less than 50% of the Revolving Commitments and Delayed Draw Term Loan Commitments, as applicable, remain funded through the Revolving Maturity Date and/or Delayed Draw Term Loan Maturity Date, as applicable, and (7) Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Syndication Agent or Administrative Agent in connection with any such transaction. Each tranche of New Term Loans shall be, designated a separate series (a "Series") of New Term Loans for all purposes of this Agreement.

     On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Revolving Loan Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Loan Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (b) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (a "New Revolving Loan") shall be deemed, for all purposes, a Revolving Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to the Revolving Commitments and all matters relating thereto.

     On any Increased Amount Date on which New Delayed Draw Term Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Delayed Draw Term Loan Lenders shall assign to each of the New Delayed Draw Term Loan Lenders, and each of the New Delayed Draw Term Loan Lenders shall purchase from each of the Delayed Draw Term Loan Lenders, at the principal amount thereof (together with accrued interest), such interests in the Delayed Draw Term Loan outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Delayed Draw Term Loan will be held by existing Delayed Draw Term Loan Lenders and New Delayed Draw Term Loan Lenders ratably in accordance with their Delayed Draw Term Loan Commitments after giving effect to the addition of such New Delayed Draw Term Loan Commitments to the Delayed Draw Term Loan Commitments, (b) each New Delayed Draw Term Loan Commitment shall be deemed for all purposes a Delayed Draw Term Loan Commitment and each Loan made thereunder (a "New Delayed Draw Term Loan") shall be deemed, for all purposes, a Delayed Draw Term Loan and (c) each New Delayed Draw Term Loan Lender shall become a Lender with respect to the Delayed Draw Term Loan Commitment and all matters relating thereto.

     On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a New Term Loan to Company to the extent required to be made under such New Term Loan Commitment on such date, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

     The Administrative Agent shall notify the Lenders promptly upon receipt of Company's notice of each Increased Amount Date and in respect thereof the New Revolving Commitments and the New Revolving Loan Lenders, the New Delayed Draw Term Loan Commitments and the New Delayed Draw Term Loan Lenders or the Series of New Term Loan Commitments and the New Term Loan Lenders of such Series, as applicable, and, (y) in the case of each notice to any Revolving Loan Lender, the respective interests in such Revolving Loan Lender's Revolving Loans and (z) in the case of each notice to any Delayed Draw Term Loan Lender, the respective interests in such Delayed Draw Term Loan Lender's Delayed Draw Term Loans, in each case subject to the assignments contemplated by this section.

     The terms and provisions of the New Term Loans of any Series and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to Delayed Draw Term Loans; provided that,
                                                                --------
in any event (i) the amortization of the New Term Loans shall occur no sooner than the proportional amortization of the Revolving Loans and the Delayed Draw Term Loans, (ii) the New Term Loan Maturity Date shall be no sooner than the final maturity of the Revolving Loans and the Delayed Draw Terms Loans, and
(iii) the rate of interest applicable to New Term Loans of any Series shall be determined by Company and applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided however that the applicable rate of
                              -------- -------
interest for New Term Loans of any Series shall not be greater than the highest rate of interest applicable to any Revolving Loan or Delayed Draw Term Loan plus
                                                                            ----
0.50% per annum or, if such rate of interest is determined by reference to a margin, such margin shall not be greater than 0.50% per annum higher than the highest margin possibly applicable to the Revolving Loans or the Delayed Draw Term Loans. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Syndication Agent and the Administrative Agent, to effect the provision of this Section 2.2.

     2.3   Pro Rata Shares; Availability of Funds.

           (a) Pro Rata Shares.  All Loans shall be made, and all participations
               ---------------
purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

           (b) Availability of Funds.  Unless Administrative Agent shall have
               ---------------------
been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date,

Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.3(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     2.4 Use of Proceeds. The proceeds of the Loans made to Company shall be used by Company to provide purchase money financing for the hard costs associated with the construction, acquisition or improvement of Telecommunications Assets by Company, including the acquisition from Equipment Subsidiary of Telecommunications Assets purchased by Equipment Subsidiary no earlier than 180 days prior to the making of such Loans, provided that in no
                                                         --------
event shall proceeds of Loans to Company be used to finance more than 80% of such hard costs with respect to any Telecommunications Asset, and provided
                                                                  --------
further that no more than (i) $15,000,000 in aggregate in the two calendar years
-------
following the Closing Date and (ii) $30,000,000 in aggregate during the term of this Agreement, of such proceeds shall be used to finance Telecommunications Assets to be leased by Company to Focal Communications Corporation of Illinois or any other Subsidiary of Holdings party to an Approved Lease Agreement correctly construed as a Capital Lease. No portion of the proceeds of any Credit Extension shall be used by Holdings or any of its Subsidiaries in any manner that might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

     2.5   Evidence of Debt; Register; Lenders' Books and Records; Notes.

           (a) Lenders' Evidence of Debt.  Each Lender shall maintain on its
               -------------------------
internal records an account or accounts evidencing the Indebtedness of Company, as applicable, to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, as applicable, absent manifest error; provided, failure to make any such recordation, or any error in such
--------
recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and provided further, in the event of any
                                        -------- -------
inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (b)  Register.  Administrative Agent shall maintain at its Principal
               --------
Office a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register").
The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error (it being acknowledged that any Lender may request any supporting documentation); provided, failure to make any such
                                       --------
recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any Loan. Company hereby designates Citibank to serve as Company's agent solely for purposes of maintaining the Register as provided in this Section 2.5, and Company hereby agrees that, to the extent Citibank serves in such capacity, Citibank and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

          (c)  Notes. If so requested by any Lender by written notice to Company
               -----
(with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time after the Closing Date, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a Note or Notes to evidence such Lender's Loans.

     2.6   Interest on Loans.

           (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

               (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

               (ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

           (b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

           (c) In connection with Eurodollar Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time except to the extent that New Term Loans are outstanding in which case there shall be no more than twelve (12) Interest Periods outstanding at such time. In the event Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate
Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate
Loan). (i) In the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, and (ii) in any event until termination of syndication of the Facilities as determined by the Syndication Agent, Company shall select or be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof and of the applicable Interest Period (in writing or by telephone confirmed in writing) to Company and each Lender.

           (d) Interest payable pursuant to Section 2.6(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on
                                --------
which it is made, one day's interest shall be paid on that Loan.

           (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (ii at maturity, including final maturity; provided, however, with respect to any voluntary prepayment of a
                --------
Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

     2.7.  Conversion/Continuation.

           (a) Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

               (i) to convert at any time all or any part of any Loan equal to $5,000,000 and integral multiples of $1,000,000 (when aggregated for all Lenders holding Loans of one Type) in excess of that amount from one Type of Loan to another Type of Loan; provided, a
                                                                     --------
Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.17(c) in connection with any such conversion; or

               (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 (when aggregated for all Lenders holding such Loan) in excess of that amount as a Eurodollar Rate Loan.

          (b) Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith. Notice of receipt of each Conversion/Continuation Notice in respect of Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate and Interest Period, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but not later than 2:00 PM (New York City time) on the same day as Administrative Agent's receipt of such Conversion/Continuation Notice from Company.

     2.8 Default Interest. Upon the occurrence and during the continuance of an Event of Default described in Section 8.1(a), the principal amount of all Loans and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder or under any of the other Credit Documents not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of
                                                  --------
Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.8 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     2.9  Fees.

          (a) Company agrees to pay to Lenders having Revolving Exposure and/or Delayed Draw Term Loan Exposure through Administrative Agent a commitment fee equal to (1) the average daily unused Commitments of such Lender during the preceding quarter multiplied by (2) the Applicable Commitment Fee Percentage. The fees referred to in this Section 2.9(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

          (b) All fees referred to in Section 2.9(a) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable (i) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing on the first such date to occur after the Closing Date, (ii) on the Delayed Draw Term Loan Commitment Termination Date, and (iii) on the Revolving Commitment Termination Date.

          (c) In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon by Company and such Agents thereby.

          (d) In addition, Company agrees to pay such commitment and other fees as may be payable in connection with New Term Loans as set forth in the applicable Joinder Agreement or otherwise agreed to in writing by Company.

     2.10 Scheduled Payments/Commitment Reductions.

          (a) Scheduled Revolving Installments. The Revolving Commitments
              --------------------------------
hereunder shall be permanently reduced in the aggregate annual percentages set forth below in equal consecutive quarterly installments (each, a "Revolving Installment") on February 28/29, May 31, August 31, November 30 (each, an "Installment Date") occurring in each of the Fiscal Years set forth below, commencing November 30, 2003.

              ================================================
                    Installment             Revolving Loan
                       Date             Commitment Reductions
              ------------------------------------------------
               November 30, 2003                2.5%
              ------------------------------------------------
               February 29, 2004                2.5%
              ------------------------------------------------
               May 31, 2004                     2.5%
              ------------------------------------------------
               August 31, 2004                  2.5%
              ------------------------------------------------
               November 30, 2004                5.0%
              ------------------------------------------------
               February 28, 2005                5.0%
              ------------------------------------------------

              ================================================
                    Installment             Revolving Loan
                       Date             Commitment Reductions
              ------------------------------------------------
               May 31, 2005                     5.0%
              ------------------------------------------------
               August 31, 2005                  5.0%
              ------------------------------------------------
               November 30, 2005                7.5%
              ------------------------------------------------
               February 28, 2006                7.5%
              ------------------------------------------------
               May 31, 2006                     7.5%
              ------------------------------------------------
               August 31, 2006                  7.5%
              ------------------------------------------------
               November 30, 2006               10.0%
              ------------------------------------------------
               February 28, 2007               10.0%
              ------------------------------------------------
               May 31, 2007                    10.0%
              ------------------------------------------------
               August 31, 2007                 10.0%
              ================================================

; provided, in the event any New Revolving Commitments are made, such New
  --------
Revolving Commitments shall be reduced on each Installment Date occurring on or after the applicable Increased Amount Date in an amount equal to (i) the aggregate amount of New Revolving Loan Commitments as of such Increased Amount Date times (ii) the ratio (expressed as a percentage) of (y) the amount of other Revolving Commitments being reduced on such Installment Date and (z) the total aggregate amount of other Revolving Credit Commitments in effect on such Increased Amount Date.

Notwithstanding the foregoing, (i) Revolving Installments shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Commitments in accordance with Sections 2.11, 2.12 and 2.13 and (ii) all Revolving Loans, together with all other amounts owed hereunder with respect thereto, shall be permanently repaid in full no later than the Revolving Maturity Date.

          (b) Scheduled Delayed Draw Term Loan Installments.  The principal
              ---------------------------------------------
amount of the Delayed Draw Term Loans outstanding on the Delayed Draw Term Loan Commitment Termination Date shall be repaid in the aggregate annual percentages set forth below in equal consecutive quarterly installments (each, a "Delayed Draw Term Loan Installment") on each Installment Date occurring in each of the Fiscal Years set forth below, commencing November 30, 2003:

              ================================================
                    Installment           Delayed Draw Term
                       Date                Loan Repayments
              ------------------------------------------------
               November 30, 2003                 2.5%
              ------------------------------------------------
               February 29, 2004                 2.5%
              ------------------------------------------------
               May 31, 2004                      2.5%
              ------------------------------------------------
               August 31, 2004                   2.5%
              ------------------------------------------------
               November 30, 2004                 5.0%
              ------------------------------------------------
               February 28, 2005                 5.0%
              ------------------------------------------------
               May 31, 2005                      5.0%
              ------------------------------------------------
               August 31, 2005                   5.0%
              ------------------------------------------------
               November 30, 2005                 7.5%
              ------------------------------------------------
               February 28, 2006                 7.5%
              ------------------------------------------------
               May 31, 2006                      7.5%
              ------------------------------------------------
               August 31, 2006                   7.5%
              ------------------------------------------------
               November 30, 2006                10.0%
              ------------------------------------------------
               February 28, 2007                10.0%
              ------------------------------------------------
               May 31, 2007                     10.0%
              ------------------------------------------------
               August 31, 2007                  10.0%
              ================================================

          Notwithstanding the foregoing, (i) such Delayed Draw Term Loan Installments shall be reduced in connection with any voluntary or mandatory reduction or prepayments of the Delayed Draw Term Loan Commitments and/or the Delayed Draw Term Loans in accordance with Sections 2.11, 2.12 and 2.13 and (ii) all Delayed Draw Term Loans, together with all other amounts owed hereunder with respect thereto, shall be permanently repaid in full no later than the Delayed Draw Term Loan Maturity Date.

          (c) Scheduled New Term Loan Installments.  Provisions with respect to
              ------------------------------------
scheduled repayments of New Term Loans shall be as set forth in the applicable Joinder Agreement.

     2.11 Voluntary Prepayments/Commitment Reductions.

          (a)  Voluntary Prepayments.
               ---------------------

               (i)  Any time and from time to time:

                    (1) with respect to Base Rate Loans, Company may prepay, without premium or penalty, any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (or a lesser amount if such lesser amount constitutes the entire outstanding principal amount of such Loan); and

               (2) with respect to Eurodollar Rate Loans, Company may prepay, without premium or penalty (but subject to Section 2.17(c)), any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (or a lesser amount if such lesser amount constitutes the entire outstanding principal amount of such Loan).

          (ii) All such prepayments shall be made:

               (1) upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans; and

               (2) upon not less than three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans;

in each case given to Administrative Agent, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice by telefacsimile or telephone confirmed in writing to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

          (b)  Voluntary Commitment Reductions.
               -------------------------------

               (i) Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone confirmed in writing to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Commitments
           --------
shall be in an aggregate minimum amount of $5,000,000
and integral multiples of $1,000,000 in excess of that amount; provided further
                                                               -------- -------
that in the event that Company fails to specify otherwise any such termination or permanent reduction shall be applied against the scheduled Reductions set forth in Section 2.10 on a pro rata basis (in accordance with the outstanding Revolving Commitments at such time).

           (ii) Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone confirmed in writing to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Delayed Draw Term Loan Commitments in an amount up to the amount by which the Delayed Draw Term Loan Commitments exceed the Total Utilization of Delayed Draw Term Loan Commitments at the time of such proposed termination or reduction; provided, any such
                                                       --------
partial reduction of the Delayed Draw Term Loan Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

           (iii) Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and whether such termination or reduction of the Revolving Commitments and/or Delayed Draw Term Loan Commitments, as applicable, shall be effective on the date specified in Company's notice and shall reduce the Revolving Commitment and/or Delayed Draw Term Loan Commitment, as applicable, of each Lender proportionately to its Pro Rata Share thereof.

     2.12. Mandatory Prepayments/Commitment Reductions.

           (a) Asset Sales.  If, within the period of two hundred seventy days
               -----------
after the receipt by Holdings, Company or any of their respective Subsidiaries of Net Asset Sale Proceeds, Holdings or Company has not invested such Net Asset Sale Proceeds in long term productive assets of the general type used in the business of Holdings and its Subsidiaries, as certified to Administrative Agent by Holdings, then, to the extent Company has not previously done so, Company shall prepay Loans and the Commitments shall be permanently reduced as set forth in Section 2.13, in either case in an amount equal to the excess of such Net Asset Sale Proceeds over amounts invested as aforesaid. Pending a determination whether any Net Asset Sale Proceeds will be applied to prepay Loans and/or reduce Commitments pursuant to the preceding sentence, an amount equal to such Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in the Revolving Commitments). In addition, notwithstanding the foregoing and in any event, the Company shall prepay Loans in the amount of any Net Asset Sale Proceeds arising from the sale of any Telecommunications Assets financed with the proceeds of such Loans.

           (b) Insurance/Condemnation Proceeds.  If, within the period of two
               -------------------------------
hundred seventy days after the receipt by Holdings or Company or any of their respective Subsidiaries of Net Insurance/Condemnation Proceeds, Holdings or Company has not invested such Net Insurance/Condemnation Proceeds in long term productive assets of general type used in the business of

Holdings and its Subsidiaries, as certified to Administrative Agent by Holdings, then, to the extent Company has not previously done so, Company shall prepay Loans and the Commitments shall be permanently reduced as set forth in Section 2.13, in either case in an amount equal to the excess of such Net Insurance/Condemnation Proceeds over amounts invested as aforesaid. Pending a determination on whether any Net Insurance/Condemnation Proceeds shall be applied to prepay outstanding Loans and/or reduce Commitments pursuant to the preceding sentence, an amount equal to such Net Insurance/Condemnation Proceeds shall be applied to prepay any outstanding Revolving Loans (without a reduction in the Revolving Commitments).

           (c) Consolidated Excess Cash Flow.  In the event that there shall be
               -----------------------------
Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2004), Company shall, no later than 100 days after the end of such Fiscal Year, prepay the Loans and/or the Commitments shall be permanently reduced as set forth in Section 2.13 in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow.

           (d) Commitment Limits.  Company shall from time to time prepay the
               -----------------
Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect. Company shall also from time to time prepay the Delayed Draw Term Loans to the extent necessary so that the Total Utilization of Delayed Draw Term Loan Commitments shall not at any time exceed the Delayed Draw Term Loan Commitments then in effect.

           (e) Prepayment Certificate.  Concurrently with any prepayment of the
               ----------------------
Loans and/or reduction of the Commitments pursuant to Sections 2.12(a) through 2.12(c), Company shall deliver to Administrative Agent (which Administrative Agent shall promptly furnish to each Lender) a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the Commitments shall be permanently reduced in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent (which Administrative Agent shall promptly furnish to each Lender) a certificate of an Authorized Officer demonstrating the derivation of such excess.

     2.13. Application of Prepayments/Reductions.

           (a) Application of Voluntary Prepayments/Commitment Reductions by
               -------------------------------------------------------------
Type of Loans.  Any prepayment of any Loan pursuant to Section 2.11(a) shall be
-------------
applied as specified by Company in the applicable notice of prepayment; provided
                                                                        --------
that New Term Loans may only be prepaid on a pro rata basis with Revolving Loans and Delayed Draw Term Loans; provided further, in the event Company fails to
                             ----------------
specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

               first, to repay outstanding Revolving Loans on a pro rata basis;

               second, to prepay the Delayed Draw Term Loans on a pro rata basis; and

               third, to prepay the New Term Loans if any, on a pro rata basis.

           Any voluntary prepayments of Delayed Draw Term Loans or voluntary reductions of the Revolving Commitment shall be further applied to reduce, on a pro rata basis, each remaining scheduled Delayed Draw Term Loan Installment and/or Revolving Installment, as the case may be.

           (b) Application of Mandatory Prepayments by Type of Loans. Any amount
               -----------------------------------------------------
required to be paid pursuant to Sections 2.12(a) through 2.12(c) shall be applied, subject to the requirements of the final sentence of Sections 2.12(a) and 2.12(b), on a pro rata basis to repay Revolving Loans, Delayed Draw Term Loans and New Term Loans, if any, in accordance with the respective principal amount thereof, and shall be further applied to reduce the Revolving Commitments by the amount allocable to Revolving Loans and to reduce the Delayed Draw Term Loan Commitments by an amount, if any, equal to the excess of the amount allocable to the Delayed Draw Term Loans over the amount of the Delayed Draw Term Loans outstanding immediately prior to the making of any such mandatory prepayment; provided that any such reduction of Revolving Commitments shall be
            --------
further applied to reduce the remaining scheduled Revolving Installment set forth in Section 2.10(a) on a pro rata basis; provided further that, with
                                              -------- -------
respect to Delayed Draw Term Loans, the amount of such repayment shall be further applied pro rata to reduce the remaining Scheduled Delayed Draw Term Loan Installments; provided further that, with respect to New Term Loans, a
                   -------- -------
lesser amount may be required to be prepaid or such prepayment requirement waived as set forth in the applicable Joinder Agreement; provided further that,
                                                         --------
any such amounts waived or not used to prepay New Term Loans shall be used to further prepay, on a pro rata basis as set forth above, Revolving Loans and Delayed Draw Term Loans.

           (c) Application of Prepayments of Loans to Base Rate Loans and
               ----------------------------------------------------------
Eurodollar Rate Loans.  Considering each Class of Loans being prepaid
---------------------
separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.17(c).

     2.14. Charging of Accounts. To the extent not violative of the provisions of the Holdings Senior Notes, Company hereby authorizes Administrative Agent to charge Company's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due by Company hereunder or under any of the other Credit Documents (subject to sufficient funds being available in its accounts for that purpose).

     2.15. General Provisions Regarding Payments.

           (a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company, as applicable, on the next succeeding Business Day.

           (b) All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

           (c) Administrative Agent shall promptly distribute by wire transfer to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share, giving effect to any adjustments in Pro Rata Shares on and after the Closing Date, of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto hereunder or under any of the other Credit Documents, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

           (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

           (e) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of the Commitment fees payable hereunder.

     2.16. Receipt of Payments. Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) on or before the due date to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable

Business Day) at the rate determined pursuant to Section 2.8 from the date such amount was due and payable until the date such amount is paid in full.

     2.17.  Making or Maintaining Eurodollar Rate Loans.

            (a) Inability to Determine Applicable Interest Rate.  In the event
                -----------------------------------------------
that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company (without penalty to Company).

            (b) Illegality or Impracticability of Eurodollar Rate Loans.  In the
                -------------------------------------------------------
event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.17(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.17(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

          (c) Compensation for Breakage or Non-Commencement of Interest Periods.
              -----------------------------------------------------------------
Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or by reason of an illegality of a type described in Section 2.17 but not generally affecting substantially all Lenders similarly situated) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (ii if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company.

          (d) Booking of Eurodollar Rate Loans.  Subject to Section 2.20, any
              --------------------------------
Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

          (e) Assumptions Concerning Funding of Eurodollar Rate Loans.
              -------------------------------------------------------
Calculation of all amounts payable to a Lender under this Section 2.17 and under
Section 2.18 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, subject to Section 2.20, each Lender may fund each of its
--------  -------
Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.17 and under Section 2.18.

     2.18. Increased Costs; Capital Adequacy.

           (a) Compensation For Increased Costs and Taxes.  Subject to the
               ------------------------------------------
provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any other Credit Document or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, Federal Deposit Insurance Corporation insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (ii imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to Administrative Agent for delivery to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

           (b) Capital Adequacy Adjustment.  In the event that any Lender shall
               ---------------------------
have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments, or participations therein or other obligations hereunder or under any of the other Credit Documents with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company, from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     2.19. Taxes; Withholding, etc.

           (a) Payments to Be Free and Clear.  All sums payable by any Credit
               -----------------------------
Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

           (b) Withholding of Taxes.  If Company or any other Person is required
               --------------------
by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (ii the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement or Joinder Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement or Joinder Agreement, as the case may be, in respect of payments to such Lender.

          (c) Evidence of Exemption From U.S. Withholding Tax.  Each Lender that
              -----------------------------------------------
is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Administrative Agent, Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this
Section 2.19(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI , or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such
forms, certificates or other evidence.   Company shall not be required to pay
any additional amount to any Non-US Lender under Section

2.19(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this
Section 2.19(c), or (2) to notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the
        --------
first sentence of this Section 2.19(c) on the Closing Date or on the date of the Assignment Agreement or Joinder Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.19(c) shall relieve Company of its obligation to pay any additional amounts pursuant to Section 2.19(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

           (d) If any Tax is refunded to Administrative Agent or an Affected Lender, it will pay such refund to Company to the extent Administrative Agent or an Affected Lender determines in its sole discretion that such refund is attributable to any Tax paid by Company and to the extent Company has previously indemnified the Administrative Agent or Affected Lender therefor pursuant to this Section 2.19, net of expenses and without interest except any interest (net of taxes) included in such refund. Company shall return such refund (together with any taxes, penalties or other charges) in the event any Agent or any Lender is required to repay such refund. Notwithstanding the foregoing, nothing in this Section 2.19 shall be construed to (i) entitle Company or any other Persons to (A) any information determined by any Agent or Lender, in each case, in its sole discretion, to be confidential or proprietary information of such Agent or Lender, (B) any tax or financial information of such Agent or Lender, or (C) inspect or review any books and records of any Agent or Lender, or (ii) interfere with the rights of any Agent or Lender to conduct its fiscal or tax affairs in such matter as it deems fit. A certificate as to the amount of such payment or liability delivered to Company by Administrative Agent on its own behalf or on behalf of any Lender or Agent shall be conclusive absent manifest error.

     2.20. Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.17, 2.18 or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (a) to make, fund or maintain its applicable Commitment or Loans, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17, 2.18 or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Commitments or Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments or Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office
--------
pursuant to this Section 2.20 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     2.21. Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender defaults (a "Defaulting Lender") in its obligation to fund (a "Funding Default") any Loan (a "Defaulted Loan"), then (a) during any such period when such default is continuing with respect to such Defaulting Lender (the "Default Period"), such Defaulting Lender shall not be deemed to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Loans shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Revolving Exposure and Delayed Draw Term Loan Exposure of such Defaulting Lender were zero, and (ii any mandatory prepayment of the Loans shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Loans otherwise payable by such Credit Party that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Revolving Commitment and Delayed Draw Term Loan Commitment and outstanding Loans shall be excluded for purposes of calculating the commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.9 with respect to such Defaulting Lender's Revolving Commitment and Delayed Draw Term Loan Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.21, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.21. The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

     2.22. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an "Increased-Cost Lender") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.17, 2.18 or 2.19, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or (b) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "Terminated Lender"), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such
                                               --------
assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.9; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.17(c), 2.18 or 2.19 or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, Borrower may not make such election unless it also makes such election with respect to each other Lender which is a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender
                                --------
to indemnification hereunder shall survive as to such Terminated Lender.


SECTION 3.  CONDITIONS PRECEDENT

     3.1 Closing Date. The obligation of Lenders to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with
Section 10.5, of the following conditions on or before the Closing Date:

          (a) Credit Documents and Related Agreements.  Administrative Agent and
              ---------------------------------------
Syndication Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender, the Intercompany Loan Agreement, Intercompany Security Agreement and Approved Lease Agreements.

          (b) Organizational Documents; Incumbency.  Administrative Agent and
              ------------------------------------
Syndication Agent shall have received (i) sufficient copies of each Organizational Document originally executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lenders and its counsel, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party, dated as of the Closing Date; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other related documents as Administrative Agent or Syndication Agent may reasonably request.

          (c) Organizational and Capital Structure.  The organizational
              ------------------------------------
structure and the capital structure of Holdings and its Subsidiaries shall be as set forth on Schedule 4.1.
             ------------

          (d) Environmental Information.  Syndication Agent and Administrative
              -------------------------
Agent shall have received reports and other information, in form, scope and substance satisfactory to Syndication Agent and Administrative Agent, regarding environmental matters relating to the Facilities.

          (e) Governmental Authorizations and Consents.  Except to the extent
              ----------------------------------------
described in Schedule 3.1(e), each Credit Party shall have obtained all
             ---------------
Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

          (f) Personal and Mixed Property Collateral.  In order to create in
              --------------------------------------
favor of Collateral Agent, for the benefit of Secured Parties, a valid and perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received:

              (i) (1) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all certificated shares or other interests (however designated) with respect to Capital Stock pledged pursuant to the Pledge and Security Agreement and (2) all instruments and promissory notes (which instruments shall be accompanied by instruments of transfer or assignment duly endorsed in blank and otherwise in form and substance satisfactory to

Collateral Agent) evidencing all Indebtedness pledged pursuant to the Pledge and Security Agreement;

               (ii) (1) the results of a recent search, by a Person satisfactory to Syndication Agent and Collateral Agent, of UCC financing statements and fixture filings and all judgment and tax lien filings made with respect to any personal or mixed property of any Credit Party, together with copies of all such filings disclosed by such search, and (2) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Permitted Liens);

               (iii) UCC financing statements, including fixture filings, duly executed by each applicable Credit Party with respect to all personal and mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of Collateral Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents under the UCC;

               (iv) all releases, cover sheets or other documents or instruments required to be filed in order to create or perfect Liens in respect of any intellectual property Collateral;

               (v) opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Collateral Agent may reasonably request, in each case, addressed to the Agents and each Lender and in form and substance reasonably satisfactory to Collateral Agent;

               (vi) delivery to the Collateral Agent, in the case of each Leasehold Property, a Landlord Personal Property Collateral Access Agreement with respect thereto; and

               (vii) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including, without limitation, any agreements governing deposit and/or security accounts), and made or caused to be made any other filing and recording (other than as set forth herein) required pursuant to the Pledge and Security Agreement or otherwise reasonably required by Collateral Agent.

          (g)  Financial Statements; Projections.  Lenders shall have received
               ---------------------------------
from Holdings (i) the Historical Financial Statements, (ii) a financial forecast dated July 2000 for Holdings and its Subsidiaries for the period from Fiscal Year 2000 through and including Fiscal Year 2008 (with Fiscal Years 2000, 2001, 2002 and 2003 detailed by Fiscal Quarter); and all of the foregoing financial statements and other information will not be inconsistent, in any material respect, with any information previously provided to Lenders.

          (h) Evidence of Insurance.  Syndication Agent and Administrative Agent
              ---------------------
shall have received a certificate from Holding's and Company's insurance broker or other evidence satisfactory to them that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that Administrative Agent, for the benefit of Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 5.5.

          (i) Opinions of Counsel to Credit Parties.  Lenders and their
              -------------------------------------
respective counsel shall have received originally executed copies of the favorable written opinions of McDermott, Will & Emery, Swidler Berlin Shereff Friedman, LLP and Renee M. Martin, Esq., as counsel for Credit Parties, in the forms of Exhibit D and as to such other matters as Administrative Agent or
         ---------
Syndication Agent may reasonably request, and addressed to the Agents and the Lenders and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent and its counsel, dated the Closing Date.

          (j) Opinions of Counsel to Syndication Agent.  Lenders shall have
              ----------------------------------------
received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syndication Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to Syndication Agent.

          (k) Fees.  Company shall have paid to Agents the fees payable on the
              ----
Closing Date referred to in Section 2.9(c).

          (l) Solvency Certificate.  On the Closing Date, Syndication Agent,
              --------------------
Administrative Agent and Lenders shall have received a Solvency Certificate from Holdings and Company.

          (m) Closing Date Certificate.  Company shall have delivered to
              ------------------------
Syndication Agent and Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

          (n) Material Contracts.  Holdings and its Subsidiaries shall have
              ------------------
delivered to Syndication Agent and Administrative Agent copies of all Material Contracts in effect on the Closing Date.

          (o) Completion of Proceedings.  All partnership, corporate and other
              -------------------------
proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

          Each Lender, by delivering its signature page to this Agreement (other than in escrow for later release upon the instruction of such Lender) on the Closing Date or by giving instructions for the release of its signature pages previously delivered by it in escrow (as the case may be) or such date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable, on or prior to the Closing Date.

     3.2. Conditions to Each Credit Extension.

          (a) Conditions Precedent.  The obligation of each Lender to make any
              --------------------
Loan on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent (in addition to those conditions precedent set forth in Section 3.1 hereof):

              (i) Administrative Agent shall have received a fully executed and delivered Funding Notice;

              (ii) after making any Revolving Loans requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

              (ii) after making any Delayed Draw Term Loans requested on such Credit Date, the Total Utilization of Delayed Draw Term Loan Commitments shall not exceed the Delayed Draw Term Loan Commitments then in effect;

              (iv) after giving effect to the making of each Loan, Holdings and Company shall be in compliance, on a pro forma basis as of the last day of the most recently ended Fiscal Quarter, with the financial covenants set forth in Section 6.6 or 6.7, as applicable.

              (v) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

              (vi) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

              (vii) as of such Credit Date, Company shall have provided Administrative Agent and Syndication Agent such information, as either may reasonably request, confirming the use of proceeds of Loan in accordance with
Section 2.4; and

              (viii) on or before such Credit Date, Company shall have satisfied any and all post-closing obligations required to have been satisfied by such Credit Date pursuant to Section 5.15.

          (b) Notices.  Any Notice shall be executed by an Authorized Officer in
              -------
a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion/continuation, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of
--------
the applicable Notice to Administrative Agent on or before the applicable date of borrowing or continuation/conversion. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.


 SECTION 4.   REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender, on the Closing Date and on each Credit Date, that the following statements are true and correct:

     4.1. Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate
   ------------
its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

     4.2. Capital Stock and Ownership. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date
                                                ------------
hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the
                                      ------------
ownership interest of Holdings and each of its Subsidiaries as of the Closing Date.

     4.3. Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

     4.4. No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any Governmental Authorization, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation under any Material Contract of Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders or members or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Administrative Agent.

     4.5. Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as otherwise set forth on Schedule 4.5, and except for filings and recordings with respect to the
         ------------
Collateral to be made, or otherwise delivered to Collateral Agent, as of the Closing Date.

     4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     4.7. Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, except as set forth on
Schedule 4.7, neither Holdings nor any of its Subsidiaries has any contingent
------------
liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and any of its Subsidiaries taken as a whole.

     4.8. Projections. On and as of the Closing Date, the financial forecast of Holdings and its Subsidiaries delivered pursuant to Section 3.1(g) (the "Projections") is based on good faith estimates and assumptions made by the management of Holdings; provided, the Projections are not to be viewed as facts
                        --------
and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Holdings believed that
-------- -------
the Projections were reasonable and attainable.

     4.9. No Material Adverse Change. Since December 31, 1999, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

     4.10. No Restricted Junior Payments. Since December 31, 1999, neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4.

     4.11. Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.12. Payment of Taxes. Except as otherwise permitted under Section 5.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be
--------
required in conformity with GAAP shall have been made or provided therefor.

     4.13. Properties.

           (a) Title.  Each of Holdings and its Subsidiaries has (i) good,
               -----
sufficient and marketable legal title to (in the case of fee interests in real property), and (ii) valid leasehold interests in (in the case of leasehold interests in real property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in
Section 4.7 or, if later, in
the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.8. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

           (b) Real Estate.  As of the Closing Date, Schedule 4.13 contains a
               -----------                           -------------
true, accurate and complete list of (i) all Real Estate Assets, and (ii) all material leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 4.13, each agreement listed in clause (ii) of the
             -------------
immediately preceding sentence is in full force and effect and Holdings or the Company does not have knowledge of any default that has occurred and is continuing thereunder which has had and could reasonably be expected to have a Material Adverse Effect, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

     4.14. Environmental Matters. Neither Holdings nor any of its Subsidiaries is subject to any Environmental Claim which could reasonably be expected to have a Material Adverse Effect, nor to their knowledge have there been any Hazardous Material Activities which could reasonably be expected to lead to Environmental Claims having a Material Adverse Effect.

     4.15. No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

     4.16. Material Contracts.  Schedule 4.16 contains a true, correct and
                                -------------
complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder which defaults could reasonably be expected to have a Material Adverse Effect.

     4.17. Governmental Regulation. Neither Holdings nor any of its Subsidiaries (except to the extent disclosed on Schedule 4.17) is subject to
                                                -------------
regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a "registered investment company" or company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

     4.18. Margin Stock. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to Company will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     4.19. Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the knowledge of Holdings and Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the knowledge of Holdings and Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries and (c) to the knowledge of Holdings and Company, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the knowledge of Holdings and Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

     4.20. Employee Benefit Plans. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan except for such violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any Trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its

Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,000,000. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

     4.21. Solvency. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

     4.22. Compliance with Statutes, etc. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     4.23. Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings and Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should, upon the reasonable exercise of diligence, be known) to Holdings or Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.


 SECTION 5. AFFIRMATIVE COVENANTS

     Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full in same day funds of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

     5.1. Financial Statements and Other Reports. Holdings will deliver to Administrative Agent and Lenders:

          (a) Quarterly Financial Statements.  As soon as available, and in any
              ------------------------------
event within forty-five days after the end of each Fiscal Quarter of each Fiscal Year, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with (1) a Financial Officer Certification, (2) a copy of Holdings' Form 10-Q or 10-K, as appropriate, as filed for such Fiscal Quarter and (3) revised Schedules 4.1 and
                                                              -------------
4.2 (if necessary) reflecting all changes in the organizational structure and
---
capital structure of Holdings and its Subsidiaries since the delivery of the last quarterly financial information, which revised Schedules 4.1 and 4.2 will
                                                    -------------     ---
be deemed to amend the then-existing Schedules 4.1 and 4.2 for all purposes
                                     -------------     ---
under this Agreement;

          (b) Annual Financial Statements.  As soon as available, and in any
              ---------------------------
event within ninety days after the end of each Fiscal Year, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a copy of Holdings' Form 10-K as filed for such Fiscal Year; (ii) with respect such consolidated financial statements a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents, (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and
(3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof; and (iii) revised Schedules 4.1 and 4.2 (if
                                                    -------------     ---
necessary) reflecting all changes in the organizational structure and capital structure of Holdings and its Subsidiaries since the delivery of the last quarterly financial information, which revised Schedules 4.1 and 4.2 will be deemed to amend the
                           -------------     ---
then-existing Schedules 4.1 and 4.2 for all purposes under this Agreement;
              -------------     ---

          (c) Compliance Certificate.  Together with each delivery of financial
              ----------------------
statements of Holdings and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate;

          (d) Statements of Reconciliation after Change in Accounting
              -------------------------------------------------------
Principles.  If, as a result of any change in accounting principles and policies
----------
from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more a statements of reconciliation for the immediately preceding quarterly and annual prior financial statements in form and substance reasonably satisfactory to Administrative Agent;

          (e) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (ii) all regular and periodic reports (but not including, unless requested by Administrative Agent, routine reports regularly filed with the Federal and state commissions with jurisdiction over telecommunications matters) and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company, Holdings or any of their Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and
(iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries;

          (f) Notice of Default.  Promptly upon any executive officer of
              -----------------
Holdings or Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) that any Person has given any notice to Holdings or any of one of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); (iii) of any condition or event of a type required to be disclosed in a current report on Form 8-K of the Securities and Exchange Commission; or (iv) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of one of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (g) Notice of Litigation.  Promptly upon any officer of Holdings or
              --------------------
Company obtaining knowledge of (i) the institution of, or non-frivolous written threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected (taking into account reasonably likely as opposed to merely asserted damages and/or relief sought) to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or Company to enable Lenders and their counsel to evaluate such matters;

          (h) ERISA.   (i) Promptly upon becoming aware of the occurrence of or
              -----
forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (i) Financial Plan.  As soon as practicable and in any event no later
              --------------
than sixty days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next three succeeding Fiscal Years (a "Financial Plan"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based and (ii forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each month of each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

          (j) Insurance Report.  As soon as practicable following receipt and in
              ----------------
any event by the last day of September in each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding Fiscal Year;

          (k) Notice of Change in Board of Directors.  With reasonable
              --------------------------------------
promptness, written notice of any change in the board of directors (or similar governing body) of Holdings or Company;

          (l) Notice Regarding Material Contracts.  Promptly, and in any event
              -----------------------------------
within ten (10) Business Days (i) after any Material Contract of Holdings or any of its Subsidiaries is terminated prior to its scheduled term or amended in a manner that could reasonably be expected to have a Material Adverse Effect, or
(ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Holdings or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l)), and, in the case of clause (i), an explanation of any actions being taken with respect thereto;

          (m) Environmental Reports and Audits.  As soon as practicable
              --------------------------------
following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any Facility or which relate to any environmental liabilities of Holdings or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (n) Projections and Financial Plans.  Promptly upon any officer of
              -------------------------------
Holdings or Company obtaining knowledge thereof, written notice of any material change in (i) the operations, activities or business of Holdings and its Subsidiaries or (ii) any other material assumption, in each case from those upon which the forecasts contained in the Projections delivered pursuant to Section 3.1(g) or any Financial Plan delivered pursuant to Section 5.1(i) were based; and

          (o) Intercompany Transactions.  With reasonable promptness, such
              -------------------------
information as may reasonably be requested by Administrative Agent, Syndication Agent or any Lender in respect of the Intercompany Loan Agreement, Approved Lease Agreement or Intercompany Security Agreement or the transactions contemplated thereby or the underlying documentation (including purchase agreements and invoices) in relation thereto, and in any event on a quarterly basis: (i) the amount of Indebtedness owing by each Subsidiary to Company thereunder, and (ii) the description, location and relevant lessee of all Telecommunications Assets leased thereunder (which obligation, unless otherwise requested, shall be satisfied by the provision of all relevant lease schedules which shall be maintained in form and substance satisfactory to the Administrative Agent).

          (p) Other Information.  With reasonable promptness, such other
              -----------------
information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent, Syndication Agent or any Lender.

     5.2. Existence. Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit
                                                           --------
Party nor any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person's board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such

Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

     5.3. Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it
                               --------
is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Holdings or any of its Subsidiaries).

     5.4. Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

     5.5. Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and workers' compensation insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles and limits, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained
(a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on an all-risks basis on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks and otherwise on such terms and conditions as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Administra tive Agent, on behalf of Lenders, as an additional insured thereunder as its interests may appear and (ii in the case of each business interruption and casualty insurance policy, contain a standard lender's loss payable clause or endorsement, reasonably satisfactory in form and substance to Administrative Agent.

     5.6. Books and Records; Inspections; Lenders Meetings. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representa tives designated by any Lender to visit and inspect any of the facilities of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Holdings and Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Holdings' corporate offices (or at such other location as may be agreed to by Holdings, Company and Administrative Agent) at such time as may be agreed to by Holdings, Company and Administrative Agent.

     5.7. Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.8 Ownership of Telecommunications Assets. Each Credit Party shall take such actions as may be required to ensure that, subject to dispositions permitted under Section 6.8, all Telecommunications Assets owned by Company as of the Closing Date, or acquired by any Credit Party after the Closing Date, shall be owned at all times after the Closing Date by Company other than to the extent they are: (i) owned by a Wholly-Owned Subsidiary of Company if acquired pursuant to a Permitted Acquisition to the extent not commercially practicable to transfer such Telecommunications Assets to Company, or (ii) otherwise subject to a Capital Lease in the form of the Approved Lease Agreement to which the Company is the lessor and Focal Communications Corporation of Illinois is the lessee, or (iii) during the period from the Closing Date to the date falling 150 days thereafter, or the first Credit Extension, if earlier, and without prejudice to other provisions of this clause, transferred to and owned by Equipment Subsidiary, or (iv) Telecommunications Assets purchased by Equipment Subsidiary and to be purchased from it by Company with the proceeds of Loans within 180 days of the original purchase by Equipment Subsidiary provided that if such Telecommunications Assets have not been so purchased within such 180 days, such Telecommunications Assets shall, in any event, be transferred to Company, or (v) assets required by the terms of this Credit Agreement to be owned by Dark Fiber Subsidiary.

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

     5.9. Environmental.

          (a)  Environmental Disclosure. Holdings will deliver to Administrative
               ------------------------
Agent and Lenders:

               (i) as soon as practicable following receipt thereof, copies of all notices of Environmental Claims, environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims which could reasonably be expected to have a Material Adverse Effect;

               (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Holdings or Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

               (iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency which could reasonably be expected to have a Material Adverse Effect, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity which could reasonably be expected to have a Material Adverse Effect;

               (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or
(B) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its

Subsidiaries to any additional obligations or requirements under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect; and

                (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.8(a).

            (b) Hazardous Materials Activities, Etc.  Each Credit Party shall
                ------------------------------------
promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) contest or cure any alleged violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.10. Subsidiaries. In the event that, after the Closing Date, any Person becomes a Subsidiary of Holdings, Holdings shall, to the extent permitted under the terms of the Holdings Senior Notes, promptly (i) other than with respect to Company and any Subsidiary of Company as of the Closing Date, contribute all of the Capital Stock of such Subsidiary to Company, such that after each such contribution, such Subsidiary is a Wholly Owned Subsidiary of Company, (ii) deliver or cause to be delivered. to Collateral Agent certificates (accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing the Capital Stock of such Subsidiary, which, to the extent permitted under the Holdings Senior Notes, shall be pledged pursuant to the Pledge and Security Agreement and deliver, or cause to be delivered, to Collateral Agent such other additional agreements or instruments, each in form and substance, as may be necessary or desirable to create in favor of Collateral Agent, for the benefit of the Secured Parties, a valid and perfected First Priority security interest in all of the Capital Stock of such Subsidiary (65% in the case of a Foreign Subsidiary),
(iii) cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent a Counterpart Agreement, and (iv) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(d), 3.1(f) and 3.1(j). With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Holdings, and (ii) all of the data required to be set forth in Schedule 4.1 with
                                                               ------------
respect to all Subsidiaries of Holdings, and such written notice shall be deemed to supplement Schedule 4.1 for all purposes hereof.
              ------------

     5.11. Material Real Estate Assets. In the event that Holdings and/or any other Credit Party acquires a Material Real Estate Asset or owns a Material Real Estate Asset on the Closing Date or a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of

Collateral Agent, for the benefit of Lenders, then Holdings or such other Credit Party to the extent applicable, contemporaneously with acquiring such Material Real Estate Asset, shall to the extent not prohibited by the Holdings Senior Notes, and if requested by the Collateral Agent, take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates reasonably required by the Administrative together with those described in Sections 3.1(d) and 3.1(f) with respect to each such Real Estate Assets that Administrative Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Real Estate Assets. In addition to the foregoing, Holdings and Company shall, at the request of Requisite Lenders, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Administrative Agent has been granted a Lien.

     5.12. Interest Rate Protection. At all times following the Closing Date, Holdings and/or Company shall, if necessary to satisfy the requirements set forth in this Section 5.12, enter into, and thereafter maintain, or caused to be maintained, in effect one or more Interest Rate Agreements for a term and otherwise in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent, which Interest Rate Agreements (when taken together with other fixed rate debt) shall at all times effectively limit the interest costs to Holdings and Company with respect to an aggregate notional principal amount of not less than 50% of the aggregate principal amount of the Consolidated Total Debt.

     5.13. Intercompany Transactions. Each Credit Party shall take all actions necessary to ensure that, at all times, (i) all intercompany loans made by Company to any Subsidiary of Holdings are evidenced by and made in accordance with the Intercompany Loan Agreement, (ii) any assets (other than assets subject to a lease in existence as at the Closing Date between Company and a Subsidiary of Holdings) of Company leased to or otherwise made available for use by a Subsidiary of Holdings are made subject to an Approved Lease Agreement and (iii) each Subsidiary of Company executes, delivers, and performs its obligations under the Intercompany Security Agreement.

     5.14. Further Assurances. At any time or from time to time upon the request of Syndication Agent, Administrative Agent or Collateral Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Syndication Agent, Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Syndication Agent, Administrative Agent or Collateral Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, landlord's consents and estoppels, control agreements, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to any Real Estate Asset, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are guaranteed by the Guarantors to the extent contemplated by Sections 7 and are secured to the extent contemplated by the Collateral Documents and not prohibited by the terms of the Holdings Senior Notes by the assets of Holdings, and its Subsidiaries and all of the outstanding Capital Stock of Company and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

     5.15.  Certain Post-Closing Obligations.

            (a) Prior to the first Credit Date, Company shall have used reasonable efforts to obtain a consent to the collateral assignment to Collateral Agent and Lenders of rights existing under all Material Contracts listed on Schedule 5.15(a), such consent in form and substance reasonably
          ----------------
satisfactory to Syndication Agent and Administrative Agent.

            (b) Prior to the first Credit Date, Company shall have used reasonable efforts to obtain from each Person identified on Schedule 5.15(b) an
                                                            ----------------
acknowledgment letter in favor of Collateral Agent, for the benefit of Lenders, in the form of Exhibit L with respect to each corresponding agreement listed on
               ---------
such Schedule 5.15(b).
     ----------------

            (c) Company shall use reasonable efforts to obtain, and in any event prior to any Credit Date shall have obtained, a Landlord Personal Property Collateral Access Agreement in respect of each Leasehold Property in which Collateral financed with the proceeds of Loans made on such Credit Date is or is to be located (other than those in respect of which such has already been delivered prior to the Closing Date pursuant to Section 3.1(g)(vi)). Each Credit Party shall at all times take all actions necessary to ensure that all Collateral at any Leasehold Property is subject to a Landlord Personal Property Collateral Access Agreement (with any modifications, amendments or waivers thereof as the Syndication Agent and Administrative Agent shall, in their sole discretion, approve).

            (d) Prior to the first Credit Date, Holdings shall have either (i) repaid all Indebtedness and discharged and terminated all obligations of any nature under the NTFC Agreement or (ii) executed an amendment agreement to the NTFC Agreement and procured the entry into of an intercreditor agreement by NTFC Capital Corporation and the Collateral Agent each in form and substance reasonably satisfactory to the Syndication Agent and Administrative Agent and have demonstrated to their reasonable satisfaction that Holdings will be in pro forma compliance with the financial covenants thereunder through maturity of the NTFC Agreement.

            (e) Within 30 days after the Closing Date, and in any event prior to the first Credit Date (i) Company shall have established Equipment Subsidiary as a direct Wholly-Owned Subsidiary of Company, (ii) Equipment Subsidiary shall have become a Guarantor hereunder by the execution of a Counterpart Agreement and have taken all such action and executed and delivered, or caused to be executed and delivered, all such documents, instruments, agreements, and certificates similar to these described in Sections 3.1 (b), 3.1 (f) and 3.1
(l), and (iii) Equipment Subsidiary shall have become a Grantor under the Subsidiary Pledge and Security Agreement by the execution of a Pledge

Supplement substantially in the form of Exhibit A to the Master Pledge and Security Agreement and have taken all such action and executed and delivered, or caused to be executed and delivered, all such documents, instruments, agreements, and certificates similar to these described in Sections 3.1 (b), 3.1
(f) and 3.1 (l).

            (f) Prior to the first Credit Date, Holdings shall procure the capitalization of all outstanding intercompany Indebtedness owed to it by any of its Subsidiaries on terms reasonable satisfactory to the Syndication Agent and Administrative Agent.

          (g) Prior to the first Credit Date, Holdings shall make capital contributions to Company and ensure that as of the first Credit Date, Cash Equivalents of Holdings shall not exceed $100,000,000. At all times following the Closing Date, Holdings shall make capital contributions to Company of the cash proceeds (any such proceeds, net of underwriting discounts and commissions, arranger fees and other reasonable costs, legal fees and expenses) from the issuance of all (i) equity securities of Holdings other than issuances to directors, officers or employees or otherwise in connection with employee benefit arrangements and (ii) debt securities and borrowings other than Indebtedness incurred pursuant to Sections 6.1(h) and 6.1(j) or a refinancing of the Holdings Senior Notes, but in each case, only to the extent at any time that the proceeds of (i) and (ii) above when aggregated with Cash Equivalents at Holdings exceed $100,000,000.

          (h) Prior to the first Credit Date (i) Company shall have established Dark Fiber Subsidiary as a direct Wholly-Owned Subsidiary of Company, (ii) Dark Fiber Subsidiary shall have become a Guarantor hereunder by the execution of a Counterpart Agreement and have taken all such action and executed and delivered, or caused to be executed and delivered, all such documents, instruments, agreements, and certificates similar to these described in Sections 3.1 (f), 3.1
(l) and 3.1 (j), and (iii) Dark Fiber Subsidiary shall have become a Grantor under the Subsidiary Pledge and Security Agreement by the execution of a Pledge Supplement substantially in the form of Exhibit A to the Master Pledge and Security Agreement and have taken all such action and executed and delivered, or caused to be executed and delivered, all such documents, instruments, agreements, and certificates similar to these described in Sections 3.1 (b), 3.1
(f) and 3.1 (l).

          (i) Prior to the first Credit Date Company shall have validly assigned all of its rights and obligations under each Related Company Agreement to Dark Fiber Subsidiary in accordance with the terms of the applicable Related Company Agreement.

          (j) Promptly following the Closing Date and in any event prior to the first Credit Date, Company shall have applied for and received all regulatory approvals which are necessary, appropriate or advisable, including, without limitation, application to the FCC and/or each relevant state commission with jurisdiction over telecommunications matters, to: (i) enable Subsidiaries of Holdings which are not, as of the Closing Date, Guarantors hereunder to become Guarantors hereunder and (ii) enable Subsidiaries of Holdings which are not, as of the Closing Date, Grantors under the Master Pledge and Security Agreement, to become Grantors thereunder provided that failure to receive such approvals for New Jersey and Indiana, (and any other jurisdiction approved

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

by the Administrative Agent and the Syndication Agent) shall not be deemed a failure to satisfy the requirements of this Section 5.15 (j). Company shall deliver to Administrative Agent as soon as reasonably practicable notice of the final determination of each such application. Company will use all commercially reasonable efforts to obtain all of such approvals as promptly as practicable. If any such application in respect of any of New Jersey or Indiana is not approved, Company will after consultation with and at the request of Syndication Agent or Administrative Agent take all such further actions as may be reasonably requested to appeal such decision.

          (k) As soon as reasonably practicable and in any event prior to the Delayed Draw Term Loan Commitment Termination Date, Holdings and Company shall have applied for all regulatory approvals which are necessary, appropriate or advisable, including, without limitation, application to the FCC and/or each relevant state commission with jurisdiction over telecommunications matters, to effect the contribution by Holdings of 100% of the Capital Stock of each of its Subsidiaries requiring such approval to Company, such that after each such contribution, each such Subsidiary is a 100% direct Subsidiary of Company. Company shall deliver to Administrative Agent as soon as reasonably practicable notice of the final determination of each such application. Company will use all commercially reasonable efforts to obtain all of such approvals as promptly as practicable. Prior to the Delayed Draw Term Loan Commitment Date, if any such application is not approved, Company will after consultation with and at the request of Syndication Agent or Administrative Agent take all such further actions as may be reasonably requested to appeal such decision.

          (l) With respect to any Subsidiary for which such action as specified in the foregoing clause (j) is required, within 10 days after Holdings or such Subsidiary receives the relevant necessary approval to enable such Subsidiary, as applicable, to (i) be a Guarantor hereunder and/or (ii) become a Grantor under the Pledge and Security Agreement, and in any event prior to the first Credit Date such Subsidiary will: (1) in the case of clause (i) execute a Counterpart Agreement and take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(f) and 3.1
(l); and (2) in the case of clause (ii), execute a Pledge Supplement substantially in the form of Exhibit A to the Subsidiary Pledge and Security Agreement and take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(f) and 3.1(l).

          (m) With respect to any Subsidiary for which such action as specified in the foregoing clause (k) is required, within 10 days after the end of the Fiscal Quarter in which Holdings or such Subsidiary receives the necessary approval to enable such Subsidiary to become a 100% direct Subsidiary of Company, and in any event prior to the Delayed Term Loan Commitment Termination Date, Holdings and Company will procure that such Subsidiary will become a 100% direct Subsidiary of Company and such Subsidiary will, in order to create in favor of the Collateral Agent, for the benefit of Lenders, a valid and perfected First Priority security interest in 100% of the Capital Stock of such Subsidiary, deliver to Collateral Agent certificates (accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and

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

substance to Collateral Agent) representing all Capital Stock pledged pursuant to the Pledge and Security Agreement, and take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(f) and 3.1(l).

          (n) Within thirty (30) days after the Closing Date, the Company shall furnish to the Administrative Agent (which Administrative Agent shall promptly furnish to the Lenders if requested) post-closing searches made with respect to the personal or mixed property (including fixtures) of the Credit Parties, reflecting the filing of the UCC Financing Statements referred to in Section 3.1(f)(iii) hereof.

 SECTION 6.   NEGATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full in same day funds of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

     6.1 Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (a) the Obligations, including any Indebtedness under any Hedge Agreement with any Lender Counterparty;

          (b) Indebtedness of any Guarantor Subsidiary to Company or to any other Guarantor Subsidiary, or of Company to any Guarantor Subsidiary; provided,
                                                                       --------
(i) all such Indebtedness shall be made pursuant to an Intercompany Loan Agreement, (ii all such Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent, (ii all such Indebtedness shall satisfy the requirements of Section 5.13 and (iv any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

          (c) Indebtedness incurred by Holdings with respect to Permitted Holdings Debt;

          (d) Indebtedness incurred by Holdings or any of its Subsidiaries in the ordinary course of business and arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Holdings or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

          (e) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with Deposit Accounts;

          (f) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries not in any event to exceed $5,000,000 at any time outstanding;

          (g) Indebtedness described in Schedule 6.1, but not any extensions,
                                        ------------
renewals or replacements of such Indebtedness;

          (h) Indebtedness with respect to "dark fiber" Capital Leases in an aggregate amount not to exceed at any time $100,000,000; provided that
                                                         --------
obligations incurred with respect to such Capital Leases during any Fiscal Year shall not exceed $30,000,000; provided further that the primary obligor in
                              ---------------------
respect of all such Indebtedness is the Dark Fiber Subsidiary, it being agreed however that Holdings (but not Company or any other Subsidiary thereof) may, to the extent permitted under the Holdings Senior Notes, guarantee such Indebtedness;

          (i) Indebtedness in the form of letters of credit for the account of Holdings in an aggregate face amount not to exceed $3,000,000 at any time outstanding; and

          (j) other Indebtedness of Holdings and its Subsidiaries in an aggregate amount not to exceed at any time $20,000,000, provided that only up to
                                                        --------
$15,000,000 of which may be secured by Liens on the assets of Holdings in accordance with Section 6.2(m) and the balance shall be unsecured.

     6.2 Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

          (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

          (b) Liens for Taxes, the payment of which is not, at the time, required thereby;

          (c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401
(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

          (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, deposits made in the ordinary course of business with utility companies, and Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral (which individually or in the aggregate, has a fair market value in excess of $1,000,000) on account thereof;

          (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

          (f) any interest or title of a lessor or sublessor under any lease permitted hereunder;

          (g) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it;

          (h) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

          (i) Liens described in Schedule 6.2;
                                 ------------

          (j) Liens consisting of judgment or judicial attachment liens with respect to judgments that do not constitute an Event of Default;

          (k) Liens securing intercompany obligations incurred in accordance with the provisions of Section 5.13;

          (l) Liens on escrowed Cash representing a portion of the proceeds of permitted sales of assets by a Credit Party established to satisfy contingent post-closing obligations owed by such Credit Party (including earn-outs, indemnities and working capital adjustments);

          (m) Liens securing Indebtedness permitted pursuant to Section 6.1(j); provided, (i) any such Lien shall not encumber the Capital Stock of Holdings'
--------
Subsidiaries and (ii) such Liens shall not secure obligations in an aggregate principal amount in excess of $15,000,000 at any time outstanding. Such Liens may be prior to the Liens granted to the Collateral Agent pursuant to the Collateral Documents and, if requested by Company, the Collateral Agent agrees (and is hereby irrevocably authorised by each Lender) to enter into good faith negotiations with the Person in whose favour such Liens are granted to document and effect such subordination; and

          (n) Liens on Cash deposits made by Holdings in an account with LaSalle Bank National Association and designated "Focal Cash Collateralization Account" or such other account with such other institution as may from time to time be maintained by Company, in each case, specifically created and maintained solely for such purpose securing reimbursement obligations with respect to letters of credit permitted pursuant to Section 6.1(i); provided that the aggregate Cash balance on deposit in such account shall at any time not exceed the aggregate face value of letters of credit outstanding at such time.

     6.3. No Further Negative Pledges. Except with respect to (a) the Permitted Holdings Debt (b) specific property encumbered to secure payment of particular Indebtedness permitted hereby or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, and (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens and proceeds and products thereof or the property or assets subject to such leases, licenses or similar agreements and proceeds and products thereof, as the case may be), no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     6.4. Restricted Payments; Restrictions on Subsidiary Distributions. (a) No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except the following shall be permitted:

              (i) Holdings may make regularly scheduled or required payments (but not voluntary prepayments) required to be made to holders of Permitted Holdings Debt;

              (ii) so long as no Default or Event of Default shall have occurred and be continuing, or would result therefrom, Company shall be permitted to declare and pay by way of dividend to Holdings amounts sufficient to discharge overhead expenses arising in the ordinary course of business and owing by Holdings to (y) Company and (z) other Persons but in the case of (z), only to the extent that such sums are indeed used by Holdings for such purpose and Cash Equivalents on hand at Holdings are less than $30,000,000;

              (iii) so long as no Default or Event of Default shall have occurred and be continuing, or would result therefrom, Company shall be permitted to declare and pay by way of dividend to Holdings at times and in amounts sufficient to enable Holdings to make payments permitted under clause
(i) above, so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose;

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

              (iv) so long as no Default or Event of Default shall have occurred and be continuing, or would result therefrom, Equipment Subsidiary shall be permitted to declare and pay by way of dividend to Company the net proceeds of sales of Telecommunications Assets to Company financed with the proceeds of Loans and Company shall be permitted to declare and pay by way of dividend to Holdings such amounts so received; and

              (v) any Subsidiary of Company shall be permitted to declare and pay dividends to Company or to its immediate holding company which is itself both a Wholly-Owned Subsidiary of Company and a Guarantor Subsidiary.

          (b) Except as provided herein or in the Permitted Holdings Debt, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Holdings to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Holdings or any other Subsidiary of Holdings, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Holdings or any other Subsidiary of Holdings, (iii) make loans or advances to Holdings or any other Subsidiary of Holdings, or (iv) transfer any of its property or assets to Holdings or any other Subsidiary of Holdings.

     6.5. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

           (a) Cash Equivalents;

           (b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in Company or any Guarantor Subsidiary;

           (c) Investments in (i) accounts receivable arising and trade credit granted in the ordinary course of business and in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries and (iii) Joint Venture Investments in other Persons so long as the only consideration or other value paid or required to be paid in connection with such Investments is Capital Stock of Holdings;

           (d) intercompany loans to the extent permitted under Section 6.1(b);

           (e) Consolidated Capital Expenditures permitted by Section 6.6(f);

           (f) loans and advances to employees of Holdings and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $10,000,000 in the aggregate;

           (g) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.8;

           (h) Investments described in Schedule 6.5;
                                        ------------

           (i) Investments made with the Excess Equity Proceeds Amount; and

           (j) Investments in Wholly-Owned Subsidiaries which are not Guarantor Subsidiaries, in an aggregate amount, which when aggregated with Permitted Acquisitions permitted pursuant to Section 6.8(c) (but excluding such portions financed with Excess Equity Proceeds) does not exceed $100,000,000.

           (k) other Investments in an aggregate amount not to exceed at any time $10,000,000 plus the amount of Cash dividends or other Cash distributions
                 ----
received by a Credit Party with respect to such Investments.

     6.6.  Stage 1 Financial Covenants.  During Stage 1:

           (a) Minimum Revenues. Holdings shall not permit Revenues for any Fiscal Quarter during Stage 1, beginning September 30, 2000, to be less than the correlative amount indicated as set forth on Schedule 6.6(a), provided that for
                                             ---------------  --------
the purposes of determining compliance with this covenant following consummation of a Permitted Acquisition (i) such amounts set forth in Schedule 6.6(a) shall
                                                         --------------
be increased by 100% of the greater of (y) revenues (calculated in each case for the purpose of this clause on the same basis as Revenues) of the entity or assets being acquired for the Fiscal Quarter most recently ended prior to the consummation of such Permitted Acquisition and (z) revenues of the entity or assets being acquired for the Fiscal Quarter prior to the Fiscal Quarter being measured and (ii) Revenues of Holdings shall be calculated and increased or reduced with respect to such period on a pro forma basis in the same manner.

           (b) Minimum Access Lines. As of the last day of each Fiscal Quarter during Stage 1, beginning September 30, 2000, Holdings and its Subsidiaries shall not permit the number of Access Lines to be less than the correlative amount indicated as set forth on Schedule 6.6(b), provided that for the purposes
                                 ---------------  --------
of determining compliance with this covenant following consumma tion of a Permitted Acquisition (i) such amounts set forth in Schedule 6.6(b) shall be
                                                    ---------------
increased by 100% of the greater of (y) the number of access lines (calculated in each case for the purpose of this clause on the same basis as Access Lines) of the entity or assets being acquired for the Fiscal Quarter most recently ended prior to the consummation of such Permitted Acquisition and (z) the Fiscal Quarter being measured and (ii) the number of Access Lines of Holdings shall be calculated and increased or reduced with respect to such period on a pro forma basis in the same manner.

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

          (c) Consolidated EBITDA. Holdings shall not permit Consolidated EBITDA for any Fiscal Quarter during Stage 1, beginning September 30, 2000, to be less than the correlative amount indicated as set forth on Schedule 6.6(c),
                                                              ---------------
provided that for the purposes of determining compliance with this covenant
--------
following consummation of a Permitted Acquisition (i) such amounts set forth in
Schedule 6.6(c) shall (x) be increased, if positive, by 100% of Consolidated
--------------
EBITDA of the entity or assets being acquired for the Fiscal Quarter most recently ended prior to the consummation of such Permitted Acquisition or if greater, the Fiscal Quarter prior to the Fiscal Quarter being measured, or (y) be reduced, if negative, by the greater of 100% of negative Consolidated EBITDA for the entity or assets being acquired as shown on the historical financial statements of such entity for the Fiscal Quarter most recently ended prior to the consummation of such Permitted Acquisition and 100% of Consolidated EBITDA for the entity or assets being acquired for the Fiscal Quarter prior to the Fiscal Quarter being measured and (ii) Consolidated EBITDA of Holdings shall be calculated and increased or reduced with respect to such period on a pro forma basis in the same manner.

          (d) Consolidated Senior Secured Debt to Total Capitalization.
Holdings shall not permit the ratio of Consolidated Senior Secured Debt to Total Capitalization at any time during Stage 1 to exceed 0.25:1.00.

          (e) Consolidated Senior Secured Debt to Consolidated Gross PP&E. Holdings shall not permit the ratio of Consolidated Senior Secured Debt to Consolidated Gross PP&E at any time during Stage 1 to exceed 0.50:1.00.

          (f) Maximum Consolidated Capital Expenditures. Holdings shall not and shall not permit its Subsidiaries to make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated on Schedule 6.6(f), in an aggregate
                                              ---------------
amount for Company and its Subsidiaries in excess of the corresponding amount set forth on Schedule 6.6(f); provided, that 75% of any unutilized amount (in
             ---------------  --------
each case, determined without regard to any operation of this provision) for any Fiscal Year may be utilized in the next succeeding Fiscal Year; and provided
                                                                    --------
further that, in addition, Holdings and its Subsidiaries may make or incur
-------
Consolidated Capital Expenditures (in excess of the amounts otherwise permitted under this Section 6.6(f)) in an amount not in excess of the Excess Equity Proceeds Amount.

     6.7. Stage 2 Financial Covenants.  During Stage 2:

          (a) Senior Leverage Ratio. Holdings shall not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter during Stage 2 to exceed the correlative ratio indicated as set forth on Schedule 6.7(a).
                                                ---------------

          (b) Total Leverage Ratio. Holdings shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter during Stage 2 to exceed the correlative ratio indicated as set forth on Schedule 6.7(b).
                                                ---------------

          (c) Interest Coverage Ratio. Holdings shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter commencing March 31, 2004 and thereafter during Stage 2 to be less than the correlative ratio indicated as set forth on Schedule 6.7(c).
                          ---------------

          (d) Fixed Charge Coverage Ratio. Holdings shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter commencing December 31,2004 and thereafter during Stage 2, to be less than the correlative ratio indicated as set forth on Schedule 6.7(d).
                                ---------------

     6.8. Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit, any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

          (a) any Subsidiary of Company may be merged with or into Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Subsidiary; provided, in the case of
                                                      --------
such a merger, Company or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person;

          (b) sales or other dispositions of assets which do not constitute Asset Sales;

          (c) Permitted Acquisitions, the aggregate cash consideration for which (when aggregated with Investments permitted pursuant to Section 6.5(j)) constitutes less than $100,000,000, (provided that no more than $75,000,000 of
                                     --------
such amount shall be in respect of acquisitions of any assets, business lines, divisions or entities which have generated negative Free Cash Flow for the trailing twelve month period immediately preceding such acquisition) plus, the portion, if any, of Excess Equity Proceeds Amounts allocated to Permitted Acquisitions;

          (d) Investments made in accordance with Section 6.5; and

          (e) subject to the requirements of Section 2.12(a), Asset Sales the proceeds of which when aggregated with the proceeds of all other Asset Sales made since the Closing Date, do not exceed $30,000,000.

     6.9. Disposal of Subsidiary Interests. Except for any sale of all of the Capital Stock of any of its Subsidiaries made in compliance with the provisions of Section 6.8, no Credit Party shall (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber (excluding encumbrances consisting of negative pledge restrictions permitted under Section 6.3) or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

     6.10. Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

     6.11. Sale or Discount of Receivables. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable (it being understood that the restrictions contained in this Section 6.11 shall not apply to any write-off of bad debt in the ordinary course of business consistent with prior practice) except in connection with an Asset Sale permitted under Section 6.8.

     6.12. Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any
              --------
transaction between Company and any Guarantor Subsidiary or between any of the Guarantor Subsidiaries; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries;
(c) compensation arrangements entered into in the ordinary course for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; and (d) transactions described in Schedule 6.12.
                                                               -------------

     6.13 Conduct of Business. From and after the Closing Date, (i) no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses including, without limitation, data communications, including without limitation Internet access, Internet portal, web

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hosting, application hosting, and communication equipment collocation businesses; and (b) such other lines of business as may be consented to by Requisite Lenders; (ii) Company shall not engage in any business activities or own any assets or properties other than the Capital Stock of its Subsidiaries and otherwise as incident to its existence as a holding company except in respect of (a) the Related Company Agreements until such time as their assignment to Dark Fiber Subsidiary is effective in accordance with Section 5.15(h), (b) the Intercompany Loan Agreement, Approved Lease Agreements and Intercompany Security Agreement and item (viii) of the definition of Related Agreements, (c) the employment contracts of the Company's employees, (d) the purchase and owning of Telecommunications Assets to be used in the businesses referred to in clause (i) of this Section 6.13 and (e) the provision of shared overhead, goods and services to Credit Parties; (iii) Holdings shall not engage in any business activities or own any assets or properties other than the Capital Stock of its Subsidiaries and otherwise as incident to its existence as a holding company except in respect of (a) Permitted Holdings Debt, (b) Related Agreements existing as of the Closing Date to which Holdings is party, (c) guaranties by Holdings expressly permitted by the terms hereof, (d) Permitted Liens, (e) the provision of shared overhead, goods and services to Credit Parties; and (f) certain employment contracts in respect of executive officers of Holdings existing as of the Closing Date; and (iv) Equipment Subsidiary shall not engage in any business other than the purchase of Telecommunications Assets and the sale or other transfer of all such Telecommunications Assets within 180 days of such purchase to Company (pursuant to a sale and repurchase agreement or such other agreement as appropriate, in each case, in form and substance satisfactory to the Syndication Agent and Administrative Agent).

     6.14. Amendments or Waivers with respect to Related Agreements and Holdings Permitted Debt. (a) Neither Holdings nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreement after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

           (b) Holdings shall not amend or otherwise change the terms of any Permitted Holdings Debt, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Permitted Holdings Debt, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Permitted Holdings Debt, or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Permitted Holdings Debt (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders.

     6.15. Disposition of Licenses, etc. From and after the Closing Date, Holdings and its Subsidiaries shall not sell, assign, transfer or otherwise dispose or attempt to dispose of in any way any Governmental Authorization or any other licenses, permits or approvals, the assignments,

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transfer or disposal of which could reasonably be expected to result in a
Material Adverse Effect (recognizing a sale of a License or other Governmental Authorization otherwise permitted under Section 6.8 would, to the extent it is material, impair that Collateral without, for purposes of this Section 6.15, resulting in a Material Adverse Effect), without the prior written consent of the Requisite Lenders.

     6.16. Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.


 SECTION 7. GUARANTY

     7.1 Guaranty. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations of Company when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)) (the "Guaranteed Obligations").

     7.2 Contribution by Guarantors. (a) Each Guarantor desires to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "Funding Guarantor") under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Fair Share Contribution Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for
                                                      --------
purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any

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rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus
(2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

          (c) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of Guarantor under this Guaranty, such obligations of Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law or foreign law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor (x) in respect of intercompany indebtedness to Company or other Affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder and (y) under any guaranty of unsecured subordinated notes which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 7.2(b)), and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of Guarantor pursuant to applicable law or pursuant to the terms of any agreement as contemplated by subsection 7.2(a).

     7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Holdings or Company for such

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

interest in the related bankruptcy case) and all other Obligations of Guarantors or Company then owed to Beneficiaries as aforesaid.

     7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

          (a) this Guaranty is a guaranty of payment when due and not of collectibility; this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

          (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Credit Party and any Beneficiary with respect to the existence of such Event of Default;

          (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

          (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

          (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed

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

Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

          (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;
(iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any

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manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

     7.5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any guarantor (including any Guarantor) of the Guaranteed Obligations or any other Person, (ii proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (ii proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith;
(e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (ii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in
Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

     7.6. Guarantors' Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and all Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and
(c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary.

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In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by
Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

     7.7. Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

     7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been finally and indefeasibly paid in full and the Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

     7.9. Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     7.10. Financial Condition of Company. Any Credit Extension may be made to Company or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial

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condition of Company. Each Guarantor has adequate means to obtain information from Holdings and/or Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

     7.11. Bankruptcy, etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any Guarantor or by any defense which Holdings, Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

            (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

            (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

     7.12. Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the

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Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided, as a condition precedent to such discharge Subsidiaries
            --------
to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its and release, Administrative Agent shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Administrative Agent of the applicable Net Asset Sale Proceeds of such disposition pursuant to Section 2.12(a).

 SECTION 8.   EVENTS OF DEFAULT

     8.1. Events of Default. If any one or more of the following conditions or events shall occur:

           (a) Failure to Make Payments When Due.  Failure by  Company to pay
               ---------------------------------
(i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, or (ii) any interest on any Loan or any fee or any other amount due hereunder or under any of the other Credit Documents within three (3) days after the date due; or

           (b) Default in Other Agreements.  (i) Failure of any Credit Party to
               ---------------------------
pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual or aggregate principal amount of $5,000,000 or more or beyond the grace period, if any, provided therefor; or
(ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

           (c) Breach of Certain Covenants.  Failure of any Credit Party to
               ---------------------------
perform or comply with any term or condition contained in Section 2.4, Section 5.1(f), Section 5.2, Section 5.5 or Section 6; or

           (d) Breach of Representations, etc.  Any representation, warranty,
               -------------------------------
certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

           (e) Other Defaults Under Credit Documents.  Any Credit Party shall
               -------------------------------------
default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

          (f) Involuntary Bankruptcy; Appointment of Receiver, etc..  (i) A
              -----------------------------------------------------
court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

          (g) Voluntary Bankruptcy; Appointment of Receiver, etc.  (i) Holdings
              ---------------------------------------------------
or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

          (h) Judgments and Attachments.  Any money judgment, writ or warrant of
              -------------------------
attachment or similar process involving in the aggregate at any time an amount in excess of $5,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

          (i) Dissolution.  Any order, judgment or decree shall be entered
              -----------
against any Credit Party decreeing the dissolution or split up of Holdings or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days; or

          (j) Employee Benefit Plans.  There shall occur one or more ERISA
              ----------------------
Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term hereof; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $1,000,000; or

          (k) Change of Control.  A Change of Control shall occur; or
              -----------------

          (l) Guaranties, Collateral Documents and other Credit Documents.  At
              -----------------------------------------------------------
any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations guaranteed thereby, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document which collateral, individually or in the aggregate, has a fair market value in excess of $1,000,000, in each case for any reason other than the negligent or willful failure of Collateral Agent or any Lender to take any action within its control and required of it by the Credit Documents, or
(iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Commitments, if any, of each Lender having such Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, and (II) all other Obligations; and (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

SECTION 9.  AGENTS

     9.1 Appointment of Agents. Each of GSCP and SSB is hereby appointed a Joint Lead Arranger hereunder. GSCP is hereby appointed as Syndication Agent hereunder. Each Lender hereby authorizes each Joint Lead Arranger and Syndication Agent to act as its agents in accordance with the terms hereof and the other Credit Documents. Citibank is hereby appointed Administrative Agent (for purposes of this Section 9, the terms "Administrative Agent" and "Agent" shall also include Citibank in its capacity as Collateral Agent pursuant to the Collateral Documents) hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Bank of America is hereby appointed Documentation Agent hereunder, and each Lender hereby authorizes each Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof other than the right to receive notices pursuant to the first two sentences of Section 9.7. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, all the respective obligations of (i) GSCP and SSB in its capacity as Joint Lead Arranger and (ii) Bank of America, in its capacity as Documentation Agent, shall terminate.

     9.2 Powers and Duties. Subject to the final sentence of Section 9.1 hereof, each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

     9.3   General Immunity.

           (a) No Responsibility for Certain Matters.  No Agent shall be
               -------------------------------------
responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default.

           (b) Exculpatory Provisions.  No Agent nor any of  its officers,
               ----------------------
partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

     9.4 Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent in its individual capacity, shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent in its individual capacity, and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Holdings or any of its Affiliates for services in connection herewith and otherwise without having to account for the same to Lenders.

     9.5   Lenders' Representations, Warranties and Acknowledgment.

          Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

     9.6 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent is required hereunder to be, and shall not have been, reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or the other Credit Documents; provided, no
                                                                 --------
Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this
                                        --------
sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided
                                                                    --------
further, this sentence shall not be deemed to require any Lender to indemnify
-------
any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

     9.7 Successor Administrative Agent. Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. For purposes of this Section 9.7, any reference to "Administrative Agent" also shall be deemed to be and include a reference to "Collateral Agent."

     9.8   Collateral Documents and Guaranty.

           (a) Agent under Collateral Documents and Guaranties.  Each Lender
               -----------------------------------------------
hereby authorizes Collateral Agent, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Lenders and all other Secured Parties with respect to the Collateral and the Collateral Documents and to enter into the Collateral Documents. Each Lender hereby authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty. Subject to Section 10.5, without further written consent or authorization from Lenders, each of Administrative Agent and Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to the release of which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to the release of which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

           (b) Right to Realize on Collateral and Enforce Guaranty.  Anything
               ---------------------------------------------------
contained in any of the Credit Documents to the contrary notwithstanding, each Credit Party, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent or Collateral Agent, as applicable, on behalf of Lenders in accordance with the terms hereof, and (ii in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and each of Administrative Agent and Collateral Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

SECTION 10.  MISCELLANEOUS

     10.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party or any Agent, shall be sent to such Person's address as set forth on

Appendix B or in the other relevant Credit Document, and in the case of any
----------
Lender, the address as indicated on Appendix B or otherwise indicated to
                                    ----------
Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no
                                                                    --------
notice to any Agent shall be effective until received by such Agent.

     10.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of the Syndication Agent associated with the syndication of the credit facilities hereunder and the preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for any Credit Party (including any opinions requested by Lenders as to any legal matters arising hereunder) and of each Credit Party's performance of and compliance with all agreements and conditions on its part to be performed or complied with hereunder and the other Credit Documents, including with respect to confirming compliance with environmental, insurance and solvency requirements; (c) the reasonable fees, expenses and disbursements of counsel to Syndication Agent (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Credit Party; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Collateral Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by Syndication Agent and Administrative Agent in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

     10.3   Indemnity.  In addition to the payment of expenses pursuant to
Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "Indemnitee"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall
                                             --------
have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this
Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

     10.4 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of such Credit Party to such Lender hereunder or any of the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative Agent or such Lender as security for the Obligations.

     10.5   Amendments and Waivers.

            (a) Requisite Lenders' Consent.  Subject to Sections 10.5(b) and
              --------------------------
10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

           (b) Affected Lenders' Consent.  Without the written consent of each
               -------------------------
Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

               (i)    extend the scheduled final maturity of any Loan or Note;

               (ii) waive, reduce or postpone any scheduled repayment (but not prepayment) or the Revolving Commitment Termination Date or the Delayed Draw Term Loan Commitment Termination Date;

               (iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to
Section 2.8) or any fee or other amount payable hereunder or under any of the other Credit Documents;

               (iv)   extend the time for payment of any such interest or fees;

               (v)    amend, modify, terminate or waive any provision of this
Section 10.5(b) or Section 10.5(c) or Section 10.6(a);

               (vi) amend the definition of "Requisite Lenders" or "Pro Rata Share"; provided, with the consent of Requisite Lenders (except that such
        --------
consent shall not be required in the case of Indebtedness incurred or commitments made under Section 2.2 of this Agreement), additional extensions of credit pursuant hereto may be included in the determination of "Requisite Lenders" or "Pro Rata Share" on substantially the same basis as the Revolving Commitments, the Revolving Loans, the Delayed Draw Term Loan Commitments, the Delayed Draw Term Loans, the New Term Loan Commitments and the New Term Loans are included on the Closing Date;

               (vii) release or otherwise subordinate all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

               (viii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

           (c) Other Consents.  No amendment, modification, termination or
               --------------
waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

               (i) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no
                                                           --------
amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender;

               (ii) amend the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class affected by such amendment; provided, with the consent of the Requisite Lenders, additional extensions of
--------
credit pursuant hereto may be included in the determination of such "Requisite Class Lenders" on substantially the same basis as the Revolving Commitments, the Revolving Loans, the Delayed Draw Term Loan Commitments and the Delayed Draw Term Loans and the New Term Loan Commitments and the New Term Loans are included on the Closing Date;

               (iii) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.13 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may
                                             --------
waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

               (iv) amend, modify, terminate or waive any provision of Section 9 or Section 10 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or

               (v) increase the aggregate amount of the New Revolving Commitments, New Delayed Draw Term Loan Commitments and New Term Commitments permitted to be requested by Company pursuant to Section 2.2 above $300,000,000 without the consent of all Lenders.

           (d) Execution of Amendments, etc.  Administrative Agent may, but
               -----------------------------
shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

     10.6  Successors and Assigns; Participations.

           (a) Generally.  This Agreement shall be binding upon the parties
               ---------
hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

           (b) Register.  Company, Administrative Agent and Lenders shall deem
               --------
and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment

Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

           (c) Right to Assign.  Each Lender shall have the right at any time to
               ---------------
sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it, Note or Notes held by it, or other Obligation (provided, however, that each such assignment shall be of a uniform, and not
---------  -------
varying, percentage of all rights and obligations under and in respect of any Loan and its related Commitments):

               (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Company and Administrative Agent; and

               (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee" and, in the case of assignments of Loans or Commitments to any such Person (except in the case of assignments made by or to GSCP), consented to by each of Company and Administrative Agent (such consent not to be unreasonably withheld or delayed or, in the case of Company, required at any time an Event of Default shall have occurred and then be continuing); provided, further each such assignment pursuant to this Section
             --------
10.6(c)(ii) shall be in an aggregate amount of not less than (A) $5,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments, Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans and (B) $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of Delayed Draw Term Loan Commitments, Delayed Draw Term Loans, New Term Loans and/or New Term Loan Commitments of the assigning Lender with respect to the assignments thereof) with respect to the assignment of Delayed Draw Term Loan Commitments, Delayed Draw Term Loans, New Term Loans, and/or New Term Loan Commitments; provided further that after giving effect to such
                       -------- -------
assignment, the assigning Lender shall have Commitments and Loans aggregating at least $1,000,000 (unless such assigning Lender is assigning all of its Commitments and Loans), in each case unless otherwise agreed to by Company and the Administrative Agent).

           (d) Mechanics.  The assigning Lender and the assignee thereof shall
               ---------
execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $500 in the case of assignments pursuant to Section 10.6(c)(i) or made by or to GSCP, and $2,000 in the case of all other assignments (except that only one fee shall be payable in the case of contemporaneous assignments to Related Funds), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent and Company pursuant to Section 2.19(c).

          (e) Notice of Assignment.  Upon its receipt of a duly executed and
              --------------------
completed Assignment Agreement, together with the processing and recordation fee referred to in Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

          (f) Representations and Warranties of Assignee.  Each Lender, upon
              ------------------------------------------
execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (ii it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

          (g) Effect of Assignment.  Subject to the terms and conditions of this
              --------------------
Section 10.6, as of the "Effective Date" specified in the applicable Assignment
Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto); provided, anything contained in any of the Credit Documents to the
         --------
contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder; (ii the Revolving Commitments shall be modified to reflect the Revolving Commitment of such assignee and any remaining Revolving Commitment of such assigning Lender, if any; (iv the Delayed Draw Term Loan Commitments shall be modified to reflect the Delayed Draw Term Loan Commitment of such assignee and any remaining Delayed Draw Term Loan Commitment of such assigning Lender, if any; and (v) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

          (h) Participations.  Each Lender shall have the right at any time to
              --------------
sell one or more participations to any Person (other than Holdings any of its Subsidiaries or any of its Affiliates or any direct competitor of Holdings or any of its Subsidiaries) in all or any part of its Revolving Commitments, Delayed Draw Term Loan Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment modification or waiver that would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Documents under the Guaranty (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. All amounts payable by any Credit Party hereunder, including amounts payable to such Lender pursuant to Section 2.17(c),
2.18 or 2.19, shall be determined as if such Lender had not sold such participation. Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of Sections 10.4 and 10.6(j), (1) any participation will give rise to a direct obligation of each Credit Party to the participant and (2) the participant shall be considered to be a "Lender."

          (i) Certain Other Assignments.  In addition to any other assignment
              -------------------------
permitted pursuant to this Section 10.6, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes, if any, to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to any Federal Reserve Bank and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided, (x) no Lender, as between Company
                                   --------
and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and (y) in no event shall the applicable Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder and (z) any transfer of the rights and obligations of a "Lender" hereunder to any Person upon the foreclosure of any pledge or security interest referred to in this clause (i) may only be made pursuant to the provisions of Sections 10.6(c) through (e) governing assignments of interests in the Loans.

          (j) Ratable Sharing.  Lenders hereby agree among themselves that,
              ---------------
except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall after the occurrence and during the continuance of a Default or Event of Default, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (k) notify Administrative Agent and each other Lender of the receipt of such payment and (l) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all
                                                                --------
or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. To the extent not prohibited by the Holdings Senior Notes, Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     10.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     10.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.17(c), 2.18, 2.19, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.19(d), 2.21,
9.6 and 10.6(j) shall survive the payment of the Loans and the termination hereof.

     10.9 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     10.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.11 Severability. In case any provision in or obligation hereunder or any Note or any of the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.12 Entire Agreement. This Agreement (together with the Exhibits hereto, the schedules hereto and the other agreements, documents and instruments delivered in connection herewith) and the Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

     10.13 Obligations Several; Independent Nature of Lenders' Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder or under any of the other Credit Documents to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising hereunder or thereunder and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.14 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

     10.15 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     10.16 CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (AND ANY APPELLATE COURTS THEREFROM); (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

     10.17 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS

WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.18 Confidentiality. Each Lender shall hold all information provided to it by Company which has either been (i) identified and marked as confidential by Company or (ii) (except where such information is clearly public) specifically requested by such Lender rather than merely provided pursuant to the requirements hereof, in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.18), disclosures reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.18) or disclosures in connection with the enforcement of any of the rights or remedies hereunder or under any of the Credit Documents or disclosures required or requested by any govern mental agency or representative thereof or by the NAIC or pursuant to legal process; provided, unless specifically prohibited by applicable law or court order, each
--------
Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to
--------
return any materials furnished by Holdings or any of its Subsidiaries.

     10.19 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

     10.20 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                         FOCAL COMMUNICATIONS CORPORATION

                         By:    /s/ ROBERT M. JUNKROSKI
                                ----------------------------------------
                                Name:  Robert M. Junkroski
                                Title: Vice President & Treasurer


                         FOCAL FINANCIAL SERVICES, INC.

                         By:    /s/ ROBERT M. JUNKROSKI
                                ----------------------------------------
                                Name:  Robert M. Junkroski
                                Title: Vice President & Treasurer

                         FOCAL COMMUNICATIONS CORPORATION
                         OF CALIFORNIA

                         By:    /s/ ROBERT M. JUNKROSKI
                                ----------------------------------------
                                Name:  Robert M. Junkroski
                                Title: Vice President & Treasurer

                         FOCAL COMMUNICATIONS CORPORATION
                         OF COLORADO

                         By:    /s/ ROBERT M. JUNKROSKI
                                ----------------------------------------
                                Name:  Robert M. Junkroski

                                Title:  Vice President & Treasurer

                         FOCAL COMMUNICATIONS CORPORATION
                         OF FLORIDA

                         By:    /s/ ROBERT M. JUNKROSKI
                                ----------------------------------------
                         Name:  Robert M. Junkroski
                         Title: Vice President & Treasurer





                         FOCAL COMMUNICATIONS CORPORATION
                         OF GEORGIA

                         By:    /s/ ROBERT M. JUNKROSKI
                                ----------------------------------------
                                Name:  Robert M. Junkroski
                                Title: Vice President & Treasurer

                         FOCAL COMMUNICATIONS CORPORATION
                         OF ILLINOIS

                         By:    /s/ ROBERT M. JUNKROSKI
                                ----------------------------------------
                                Name:  Robert M. Junkroski
                                Title: Vice President & Treasurer

                         FOCAL COMMUNICATIONS CORPORATION
                         OF MASSACHUSETTS

                         By:    /s/ ROBERT M. JUNKROSKI
                                ----------------------------------------
                                Name:  Robert M. Junkroski
                                Title: Vice President & Treasurer

                         FOCAL COMMUNICATIONS CORPORATION
                         OF MICHIGAN

                         By:    /s/ ROBERT M. JUNKROSKI
                                ----------------------------------------
                                Name:  Robert M. Junkroski
                                Title: Vice President & Treasurer

                         FOCAL COMMUNICATIONS CORPORATION
                         OF MID-ATLANTIC

                       By:  /s/ ROBERT M. JUNKROSKI
                            ----------------------------------------
                            Name:  Robert M. Junkroski
                            Title: Vice President & Treasurer

                       FOCAL COMMUNICATIONS CORPORATION
                       OF MINNESOTA

                       By:  /s/ ROBERT M. JUNKROSKI
                            ----------------------------------------
                            Name:  Robert M. Junkroski
                            Title: Vice President & Treasurer

                       FOCAL COMMUNICATIONS CORPORATION
                       OF MISSOURI

                       By:  /s/ ROBERT M. JUNKROSKI
                            ----------------------------------------
                            Name:  Robert M. Junkroski
                            Title: Vice President & Treasurer

                       FOCAL COMMUNICATIONS CORPORATION
                       OF NEW JERSEY

                       By:  /s/ ROBERT M. JUNKROSKI
                            ----------------------------------------
                            Name:  Robert M. Junkroski
                            Title: Vice President & Treasurer

                       FOCAL COMMUNICATIONS CORPORATION
                       OF NEW YORK

                       By:  /s/ ROBERT M. JUNKROSKI
                            ----------------------------------------
                            Name:  Robert M. Junkroski
                            Title: Vice President & Treasurer

                       FOCAL COMMUNICATIONS CORPORATION
                       OF OHIO

                       By:  /s/ ROBERT M. JUNKROSKI
                            ----------------------------------------
                            Name:  Robert M. Junkroski
                            Title: Vice President & Treasurer

                       FOCAL COMMUNICATIONS CORPORATION
                       OF PENNSYLVANIA

                       By:  /s/ ROBERT M. JUNKROSKI
                            ----------------------------------------

                                   Name:  Robert M. Junkroski
                                   Title:  Vice President & Treasurer

                         FOCAL COMMUNICATIONS CORPORATION
                         OF TEXAS

                         By:  /s/ ROBERT M. JUNKROSKI
                              ----------------------------------------
                              Name:  Robert M. Junkroski
                              Title: Vice President & Treasurer


                         FOCAL COMMUNICATIONS CORPORATION
                         OF VIRGINIA

                         By:  /s/ ROBERT M. JUNKROSKI
                              ----------------------------------------
                              Name:  Robert M. Junkroski
                              Title: Vice President & Treasurer

                         FOCAL COMMUNICATIONS CORPORATION
                         OF WASHINGTON

                         By:  /s/ ROBERT M. JUNKROSKI
                              ----------------------------------------
                              Name:  Robert M. Junkroski
                              Title: Vice President & Treasurer

                         FOCAL COMMUNICATIONS CORPORATION
                         OF WISCONSIN

                         By:  /s/ ROBERT M. JUNKROSKI
                              ----------------------------------------
                              Name:  Robert M. Junkroski
                              Title: Vice President & Treasurer

                         FOCAL INTERNATIONAL CORPORATION

                         By:  /s/ ROBERT M. JUNKROSKI
                              ----------------------------------------
                              Name:  Robert M. Junkroski
                              Title: Vice President & Treasurer

                         FOCAL TELECOMMUNICATIONS CORPORATION

                         By:  /s/ ROBERT M. JUNKROSKI
                              ----------------------------------------
                              Name:  Robert M. Junkroski

                                   Title:  Vice President & Treasurer

                         FOCAL EQUIPMENT FINANCE , LLC

                         By:  /s/ ROBERT M. JUNKROSKI
                              ----------------------------------------
                              Name:  Robert M. Junkroski
                              Title: Vice President & Treasurer



                         GOLDMAN SACHS CREDIT PARTNERS L.P.,
                         as a Joint Lead Arranger, Syndication Agent and a
                         Lender


                         By:  /s/ EDMUND KEARNS
                              ----------------------------------------
                              Authorized Signatory

                         CITIBANK, N.A.,
                         as Administrative Agent, Collateral Agent and a Lender


                         By:  /s/ KIMBERLY HARPER
                              ----------------------------------------
                              Name:  Kimberly Harper
                              Title: Vice President



                         SALOMON SMITH BARNEY INC.,
                         as a Joint Lead Arranger


                         By:  /s/ CAESAR WYSZOMIRSKI
                              ----------------------------------------
                              Name:  Caesar Wyszomirski
                              Title: Director

                         BANK OF AMERICA, N.A.,
                         as Documentation Agent and a Lender


                         By:  /s/ JULIE A. SCHELL
                              ----------------------------------------
                              Name:  Julie A. Schell
                              Title:  Principal

                         CREDIT SUISSE FIRST BOSTON,
                         as a Lender


                         By:  /s/ DAVID L. SAWYER
                              ----------------------------------------
                              Name:  David L. Sawyer
                              Title: Vice President




                         By:  /s/ LALITA ADVANI
                              ----------------------------------------
                              Name:  Lalita Advani
                              Title: Assistant Vice President

                         LASALLE BANK, N.A.,
                         as a Lender


                         By:  /s/ JOHN C. THURSTON
                              ----------------------------------------
                              Name:  John C. Thurston
                              Title: Vice President

                         ROYAL BANK OF CANADA,
                         as a Lender


                         By:  /s/ CHARLES ROMANO
                              ----------------------------------------
                              Name:  Charles Romano
                              Title:  Manager

                         CIT LENDING SERVICES CORPORATION,
                         as a Lender


                         By:  /s/ JOHN P. SIRICO, II
                              ---------------------------------------
                              Name:  John P. Sirico, II
                              Title:  Vice President

                         WACHOVIA BANK, N.A.,
                         as a Lender


                         By:  /s/ FITZHUGH L. WICKHAM
                              -------------------------------------
                              Name:  Fitzhugh L. Wickham
                              Title: Vice President

                         IBM CREDIT CORPORATION,
                         as a Lender


                         By:  /s/ THOMAS S. CURCIO
                              -------------------------------------
                              Name:  Thomas S. Curcio
                              Title: Manager of Credit

                                                                      APPENDIX A
                                                TO CREDIT AND GUARANTY AGREEMENT


                             Revolving Commitments

===========================================================================
                                                                   Pro
Lender                               Revolving Commitment       Rata Share
===========================================================================

Goldman Sachs Credit Partners L.P.      $ 30,500,000.00          20.33%
---------------------------------------------------------------------------
Citibank, N.A.                          $ 26,000,000.00          17.33%
---------------------------------------------------------------------------
Bank of America, N.A.                   $ 26,000,000.00          17.33%
---------------------------------------------------------------------------
Credit Suisse First Boston              $ 12,500,000.00           8.33%
---------------------------------------------------------------------------
LaSalle Bank, N.A.                      $ 12,500,000.00           8.33%
---------------------------------------------------------------------------
Royal Bank of Canada                    $ 12,500,000.00           8.33%
---------------------------------------------------------------------------
Wachovia Bank, N.A.                     $ 12,500,000.00           8.33%
---------------------------------------------------------------------------
CIT Lending Services Corporation        $ 10,000,000.00           6.66%
---------------------------------------------------------------------------
IBM Credit Corporation                  $  7,500,000.00           5.00%
---------------------------------------------------------------------------
     Total                              $150,000,000.00            100%
===========================================================================

                                 APPENDIX A-1

                      Delayed Draw Term Loan Commitments

===========================================================================

                                       Delayed Draw                 Pro
        Lender                    Term Loan Commitment           Rata Share
===========================================================================
Goldman Sachs Credit Partners L.P.      $ 30,500,000.00          20.33%
---------------------------------------------------------------------------
Citibank, N.A.                          $ 26,000,000.00          17.33%
---------------------------------------------------------------------------
Bank of America, N.A.                   $ 26,000,000.00          17.33%
---------------------------------------------------------------------------
Credit Suisse First Boston              $ 12,500,000.00           8.33%
---------------------------------------------------------------------------
LaSalle Bank, N.A.                      $ 12,500,000.00           8.33%
---------------------------------------------------------------------------
Royal Bank of Canada                    $ 12,500,000.00           8.33%
---------------------------------------------------------------------------
Wachovia Bank, N.A.                     $ 12,500,000.00           8.33%
---------------------------------------------------------------------------
CIT Lending Services Corporation        $ 10,000,000.00           6.66%
---------------------------------------------------------------------------
IBM Credit Corporation                  $  7,500,000.00           5.00%
---------------------------------------------------------------------------
     Total                              $150,000,000.00            100%
===========================================================================

                                APPENDIX A-2-1

                                                                      APPENDIX B
                                                TO CREDIT AND GUARANTY AGREEMENT

                               Notice Addresses


FOCAL COMMUNICATIONS CORPORATION
     200 North LaSalle Street
     Suite 800
     Chicago, IL 60601
     Attention:  Robert Junkroski - Vice President/Treasurer
     Telecopier: (312) 895-8403


FOCAL FINANCIAL SERVICES, INC.
     200 North LaSalle Street
     Suite 800
     Chicago, IL 60601
     Attention:  Robert Junkroski - Vice President/Treasurer
     Telecopier: (312) 895-8403



EACH GUARANTOR
     200 North LaSalle Street
     Suite 800
     Chicago, IL 60601
     Attention:  Robert Junkroski - Vice President/Treasurer
     Telecopier: (312) 895-8403


in each case, with a copy to:
     Focal Communications Corporation
     200 North LaSalle Street
     Suite 800
     Chicago, IL 60601
     Attention:  Robert Junkroski - Vice President/Treasurer
     Telecopier: (312) 895-8403

                                 APPENDIX B-1

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as a Joint Lead Arranger, Syndication Agent and a Lender

     Goldman Sachs Credit Partners L.P.
     85 Broad Street
     New York, New York  10004
     Attention:  Stephen King
     Telecopier:  (212) 357-0932


with a copy to:

     Goldman Sachs Credit Partners L.P.
     85 Broad Street
     New York, New York  10004
     Attention: John Makrinos
     Telecopier:  (212) 357-4597

                                 APPENDIX B-2

CITIBANK, N.A.,
as Administrative Agent,
Collateral Agent and a Lender


Administrative Agent's Principal Office:
     c/o Salomon Smith Barney Inc.
     390 Greenwich Street
     New York, NY  10013
     Attention:  James P. Garvin
     Telecopier: (212) 723-8547


Lender's Principal Office:
     c/o Salomon Smith Barney Inc.
     390 Greenwich Street
     New York, NY  10013
     Attention:  James P. Garvin
     Telecopier: (212) 723-8547

                                 APPENDIX B-3

SALOMON SMITH BARNEY INC.,
as a Joint Lead Arranger

     390 Greenwich Street
     New York, NY  10013
     Attention:  James P. Garvin
     Telecopier:  (212) 723-8547



BANK OF AMERICA, N.A.,
as Documentation Agent and a Lender

     64/th/ Floor
     901 Main Street
     Dallas, TX  75202
     Attention:  Julie Schell
     Telecopier: (214) 209-9390



CREDIT SUISSE FIRST BOSTON
as a Lender

     11 Madison Avenue
     New York, NY 10010
     Attention:  David Sawyer
     Telecopier:  (212) 325-8314


LASALLE BANK, N.A.,
as a Lender

     135 South LaSalle Street
     Suite #1140
     Chicago, Illinois 60603
     Attention:  John Thurston
     Telecopier: (312) 904-6225



ROYAL BANK OF CANADA

                                 APPENDIX B-4
as a Lender

     One Liberty Plaza
     5/th/ Floor
     New York, NY 10006
     Attention:  Kevin Cornwell
     Telecopier:  (212) 428-6460


WACHOVIA BANK, N.A.
as a Lender

     191 Peachtree Street, NE
     Atlanta, GA 30303
     Attention:  Fitzhugh L. Wickham
     Telecopier:  (404) 332-5016


CIT LENDING SERVICES CORPORATION
as a Lender

     c/o The CIT Group, Inc. - Structured Finance Group
     44 Whippany Road, Suite 160
     Morristown, NJ 07962-4558
     Attention:  Vice-President - Credit
     Telecopier:  (973) 401-6715
     Copy to:  Vice-President - Legal, John P. Sirico, II
     Telecopier:  (973) 401-6762


IBM CREDIT CORPORATION
as a Lender

     North Castle Drive - MD 17
     Armonk, NY 10504
     Attention:  Ronald Pekrul
     Telecopier:  (914) 765-6271

                                 APPENDIX B-5

                                Schedule 3.1(e)

                      Certain Governmental Authorizations
                      -----------------------------------


A. Corporate reorganization contemplated by Section 5.15 requires prior approval of telecommunications regulatory agency in the following states in which Holdings or any Subsidiary is certified as of the Closing Date:

California
Delaware
Florida
Georgia
New Jersey
New York
Ohio
Pennsylvania
Texas
Virginia


B. Corporate reorganization contemplated by Section 5.15 requires notification in the following states in which Holdings or any Subsidiary is certified as of the Closing Date:

District of Columbia
Massachusetts

C. Issuance of Debt requires prior approval of telecommunications regulatory agency in the following states (those approvals which have not been obtained are so indicated) in which Holdings or any Subsidiary is certified as of the Closing
Date:

Delaware        (approved)
Georgia         (approved)
Indiana         (applied for)
New Jersey      (applied for)
New York        (applied for)
Pennsylvania    (approved)

                                 Schedule 4.1
                Jurisdictions of Organization and Qualification

---------------------------------------------------------------------------------------------------------------------------------
                                                    Type       Jurisdiction Jurisdiction   Authorized  Capital Stock
                 Name                                of            of           of           Capital     in Issue        FEIN
                                                 Organization  Organization Qualification     Stock
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation                 Corporation   Delaware     DE, IL, MA     500 shares  500 shares      36-4167094
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of California   Corporation   Delaware     DE, CA         500 shares  500 shares      36-4128832
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Colorado     Corporation   Delaware     DE, CO         500 shares  500 shares      36-4246239
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Florida      Corporation   Delaware     DE, FL         500 shares  500 shares      36-4202978
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Georgia      Corporation   Delaware     DE, GA         500 shares  500 shares      36-4246246
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Illinois     Corporation   Delaware     DE, IL, IN     **          ***             36-4081278
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Massachu-    Corporation   Delaware     DE, MA         500 shares  500 shares      36-4128824
setts
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Michigan     Corporation   Delaware     DE, MI         500 shares  500 shares      36-4203095
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Mid-Atlan-   Corporation   Delaware     DE, DC, MD     500 shares  500 shares      36-4197370
tic
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Minnesota    Corporation   Delaware     DE, MN         500 shares  500 shares      36-4287773
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Missouri     Corporation   Delaware     DE, MO         500 shares  500 shares      36-4246247
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of New Jersey   Corporation   Delaware     DE, NJ         500 shares  500 shares      36-4128826
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of New York     Corporation   Delaware     DE, CT, NY,    500 shares  500 shares      36-4128831
                                                                            NJ
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Ohio         Corporation   Delaware     DE, OH         500 shares  500 shares      36-4244644
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Pennsylva-   Corporation   Delaware     DE, PA         500 shares  500 shares      36-4187401
nia
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Texas        Corporation   Delaware     DE, TX         500 shares  500 shares      36-4246248
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Virginia     Corporation   Virginia     VA             500 shares  500 shares      36-4197372
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Washington   Corporation   Delaware     DE, WA         500 shares  500 shares      36-4202514
---------------------------------------------------------------------------------------------------------------------------------
Focal Communications Corporation of Wisconsin    Corporation   Delaware     DE, WI         500 shares  500 shares      36-4244645
---------------------------------------------------------------------------------------------------------------------------------
Focal Financial Services, Inc.                   Corporation   Delaware     *              500 shares  500 shares      36-4260494
---------------------------------------------------------------------------------------------------------------------------------
Focal International Corp.                        Corporation   Delaware     DE             500 shares  500 shares      36-4308954
---------------------------------------------------------------------------------------------------------------------------------
Focal Telecommunications Corporation             Corporation   Delaware     DE, IL, IN,    500 shares  500 shares      36-4128833
---------------------------------------------------------------------------------------------------------------------------------
Focal Equipment Finance, LLC                     Single        Delaware     DE             500 shares  single memb-    36-4386768
                                                 Member LLC                                            ership interest
---------------------------------------------------------------------------------------------------------------------------------

     All Capital Stock referred to above is common stock of par value $0.01 *DE, CA, CO, DC, GA, IL, IN, MD, MA, MI, MN, NJ, NY, OH, TX, PA, VA, WA
  **Class A:  85,567 shares         *** Class A:  80,307.793 shares
    Class B:  35,000 shares             Class B:  20,000 shares
    Class C:  15,000 shares             Class C:  14,711.54 shares

                                 Schedule 4.2

                          Capital Stock and Ownership
                          ---------------------------


As of June 30, 2000, there were 9,621,369 non-qualified stock options outstanding in favor of employees, directors and consultants of Holdings. Holdings is publicly traded on the Nasdaq National Market.

As at the date hereof, all of the above entities are Wholly-Owned Subsidiaries of Focal Communications Corporation, other than (i) Focal Communications Corporation of Virginia which is a Wholly-Owned Subsidiary of Focal Communications Corporation of Mid-Atlantic and (ii) Focal Equipment Finance, LLC which is a Wholly-Owned Subsidiary of Focal Financial Services, Inc.

                                 Schedule 4.5

                             Governmental Consents
                             ---------------------


A. Issuance of Debt requires prior approval of telecommunications regulatory agency in the following states in which Holdings or any Subsidiary is certified as of the Closing Date:

Delaware
Georgia
Indiana
New Jersey
New York
Pennsylvania


B. Issuance of Debt requires notification in the following states in which Holdings or any Subsidiary is certified as of the Closing Date:

Massachusetts


C. Corporate reorganization contemplated by Section 5.15 requires prior approval of telecommunications regulatory agency in the following states in which Holdings or any Subsidiary is certified as of the Closing Date:

California
Delaware
Florida
Georgia
New Jersey
New York
Ohio
Pennsylvania
Texas
Virginia


D. Corporate reorganization contemplated by Section 5.15 requires notification in the following states in which Holdings or any Subsidiary is certified as of the Closing Date:

District of Columbia
Massachusetts

                                 Schedule 4.7

                            Contingent Liabilities
                            ----------------------


                                     None

                                 Schedule 4.13

                               Real Estate Assets
                               ------------------



All of the following real property other than 1305 East Algonquin Road in Mount Prospect, Illinois is leased property.

----------------------------------------------------------------------------------------------
        Credit Party             Address/City/State/Zip Code                    Lease
----------------------------------------------------------------------------------------------
Focal Communications          Switch Space
                              ------------
Corporation of California     1741 Technology Drive                    Lease Agreement dated
                              San Jose, California 95110               April 1, 2000

                              Sales Office                             Lease Agreement dated
                              ------------
                              The Concourse                            December 22, 1997,
                              1735 Technology Drive                    together with Sublease
                              Suite 240                                Agreement dated
                              San Jose, California 95112               December 30, 1998
----------------------------------------------------------------------------------------------
Focal Communications          Switch Space
                              ------------
Corporation of California     Townsend Center                          Lease Agreement dated
                              650 Townsend                             January 26, 1998,
                              Suite 2119A                              together with
                              San Francisco, California 94103          Amendments 1 through 3

                                                                       Lease Agreement dated
                              The Garland Center                       May 19, 1998, together
                              1200 West 7/th/ Street L2, 250           with First Amendment
                              Los Angeles, California 90017            to Lease Agreement
                                                                       dated July 8, 1998

                                                                       Lease Agreement dated
                              2850 South Redhill Avenue
                              Suite 120
                              Santa Ana, California 92707

                              Sales Office                             Lease Agreement dated
                              ------------
                              2600 Michaelson Drive                    June 8, 1999
                              2/nd/ Floor
                              Irvine, California 92612
----------------------------------------------------------------------------------------------
Focal Communications          Switch Space
                              ------------
Corporation of Georgia        INFORUM                                  Lease Agreement dated
                              250 Williams Street                      February 5, 1999
                              No. L-200
                              Atlanta, Georgia 30303
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
        Credit Party             Address/City/State/Zip Code                    Lease
----------------------------------------------------------------------------------------------
Focal Communications          Switch Space                             No lease agreement
                              ------------
Corporation of Illinois       1305 East Algonquin Road                 because Focal owns
                              Mount Prospect, Illinois 60056           this property.

                              1850 Howard Street                       Lease Agreement dated
                              Floor 1850-A                             June 30, 2000.
                              Elk Grove Village, Illinois 60001
                                                                       Lease Agreement dated
                              Switch Space, Sales and Corporate        December 31, 1996
                              ---------------------------------
                              Offices                                  together with
                              -------
                              200 North LaSalle Street                 Amendments Nos. 1
                              Chicago, Illinois  60601                 through 12
----------------------------------------------------------------------------------------------
Focal Communications          Switch Space
                              ------------
Corporation of                Riverfront Office Park                   Lease Agreement dated
Massachusetts                 One Main Street                          January 6, 1999
                              11/th/ Floor
                              Cambridge, Massachusetts 02142

                              Sales Office                             Lease Agreement dated
                              ------------
                              99 High Street                           March __, 1996 and
                              16/th/ Floor                             Sublease Agreement
                              Boston, Massachusetts 02109              dated May 1, 1999
----------------------------------------------------------------------------------------------
Focal Communications          Switch Space
                              ------------
Corporation of Michigan       The Vanguard Center                      Lease Agreement dated
                              23800 West Ten Mile Road                 August 31, 1998
                              Suite 100
                              Southfield, Michigan 48034
----------------------------------------------------------------------------------------------
Focal Communications          Switch Space
                              ------------
Corporation of Mid-           1120 Vermont Avenue                      Lease Agreement dated
Atlantic                      Terrace Level                            May 4, 1998, together
                              Washington, D.C. 20005                   with First Amendment
                                                                       to Lease Agreement
                                                                       dated July 23, 1998
                              Sales Office
                              ------------
                              7799 Leesburg Pike                       Lease Agreement dated
                              Falls Church, Virginia 20043             July 10, 1995 and
                                                                       Sublease Agreement
                                                                       dated September 10,
                                                                       1999
----------------------------------------------------------------------------------------------
Focal Communications          Switch Space
                              ------------
Corporation of Minnesota      Piper Jaffray Tower                      Lease Agreement dated
                              222 South Ninth Street                   May 1, 2000
                              Minneapolis, Minnesota 55402
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
        Credit Party             Address/City/State/Zip Code                    Lease
----------------------------------------------------------------------------------------------
Focal Communications          Switch Space
                              ------------
Corporation of New            One Evertrust Plaza                      Lease Agreement dated
Jersey                        17/th/ Floor                             February 19, 1999
                              Christopher Columbus Drive &             together with
                              Washington Street                        Amendment No. 1
                              Jersey City, New Jersey 07302            dated March 1, 2000

                              Sales Office
                              ------------
                              Metroview Office LLC                     Lease Agreement dated
                              333 Thornall Street                      March 24, 2000
                              Edison, New Jersey 08837
----------------------------------------------------------------------------------------------
Focal Communications          Switch Space
                              ------------
Corporation of New York       Financial Square                         Lease Agreement dated
                              32 Old Slip                              May 20, 1997
                              Suite 400
                              New York, New York 10005

                              Hudson Telecom Center                    Lease Agreement dated
                              325 Hudson                               April 14, 2000
                              New York, New York 10013

                              Sales Office                             Lease Agreement dated
                              ------------
                              One Penn Plaza                           September 25, 1998
                              250 West 34/th/ Street                   with Amendment 1
                              New York, New York 10019-4798
----------------------------------------------------------------------------------------------
Focal Communications          Switch Space
                              ------------
Corporation of Ohio           The Halle Building                       Lease Agreement dated
                              1228 Euclid Avenue                       April 1, 2000
                              10/th/ Floor
                              Cleveland, Ohio 44115
----------------------------------------------------------------------------------------------
Focal Communications          Switch Space
                              ------------
Corporation of                Mellon Independence Center               Lease Agreement dated
Pennsylvania                  701 Market Street                        March 10, 1998
                              Philadelphia, Pennsylvania 19106

                              1000 Forge Avenue                        Lease Agreement dated
                              Building C                               July 1, 2000
                              Norristown, Pennsylvania 19403
----------------------------------------------------------------------------------------------
Focal Communications          Switch Space
                              ------------
Corporation of Texas          5959 Corporate Drive                     Lease Agreement dated
                              Suite 300                                August 1, 1999
                              Houston, Texas  77036
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
        Credit Party             Address/City/State/Zip Code                    Lease
----------------------------------------------------------------------------------------------
                              INFOMART
                              1950 Stemmons Freeway                    Lease Agreement dated
                              Suite 6060                               December 15, 1998
                              Dallas, Texas 75207

                              One Allen Center                         Lease Agreement dated
                              500 Dallas Street                        April 1, 2000
                              Houston, Texas 77002
----------------------------------------------------------------------------------------------
Focal Communications          Switch Space                             Lease Agreement dated
                              ------------
Corporation of                The Decatur Building                     August 7, 1998
Washington                    1511 6/th/ Avenue
                              Second Flood
                              Seattle, Washington  98101
----------------------------------------------------------------------------------------------

                                 Schedule 4.16

                               Material Contracts
                               ------------------

----------------------------------------------------------------------------------------------
  Number      Agreement
----------------------------------------------------------------------------------------------
     1        $270,000,000 12.125% Senior Discount Notes due 2008
              Purchase Agreement dated February 12, 1998
----------------------------------------------------------------------------------------------
     2        $275,000,000 11-7/8% Senior Notes Due 2010
              Purchase Agreement dated January 7, 2000
----------------------------------------------------------------------------------------------
     3        California, Los Angeles, 1200 West 7th Street
              Lease Agreement dated May 19, 1998, together with First Amendment to lease
              Agreement dated July 8, 1998
----------------------------------------------------------------------------------------------
     4        California, San Francisco, 650 Townsend Street
              Lease Agreement dated January 26, 1998, together with Amendments 1 through 3
----------------------------------------------------------------------------------------------
     5        California, San Jose, 1741 Technology Drive
              Lease Agreement dated April 1, 2000
----------------------------------------------------------------------------------------------
     6        California, Santa Ana, 2850 Redhill Avenue
              Lease Agreement dated June 5, 2000
----------------------------------------------------------------------------------------------
     7        DPI/TFS, Inc.
              Software License dated April 10, 1997
----------------------------------------------------------------------------------------------
     8        Georgia, Atlanta, 250 Williams Street
              Lease Agreement dated February 5, 1999
----------------------------------------------------------------------------------------------
     9        Illinois, Chicago, 200 North LaSalle Street
              Lease Agreement dated December 31, 1996, together with Amendments Nos. 1 through 12
----------------------------------------------------------------------------------------------
    10        Illinois, Elk Grove Village, 1850 Howard Street
              Lease Agreement dated June 30, 2000
----------------------------------------------------------------------------------------------
    11        Level 3 Communications, LLC
              IRU Agreement with Focal Financial Services, Inc. dated April 28, 1999
----------------------------------------------------------------------------------------------
    12        Level 3 Communications, LLC
              Master Services Agreement Private Line dated April 30, 1999
----------------------------------------------------------------------------------------------
    13        Massachusetts, Cambridge, One Main Street
              Lease Agreement dated January 6, 1999
----------------------------------------------------------------------------------------------
    14        Metromedia Fiber Network Services, Inc.
              Fiber Optic Network Leased Fiber Agreement with Focal Financial Services, Inc.
              dated May 24, 1999
----------------------------------------------------------------------------------------------
    15        Michigan, Southfield, 23800 West Ten Mile Road
              Lease Agreement dated August 31, 1998
----------------------------------------------------------------------------------------------
    16        Minnesota, Minneapolis, 222 South Ninth Street
              Lease Agreement dated May 1, 2000
----------------------------------------------------------------------------------------------
    17        New Jersey, Jersey City, One Evertrust Plaza
              Lease Agreement dated March 1, 1999, together with Amendment No. 1 dated March
              1, 2000
----------------------------------------------------------------------------------------------
    18        New York, New York, 32 Old Slip
              Lease Agreement dated May 20, 1997
----------------------------------------------------------------------------------------------
    19        New York, New York, 325 Hudson
              Lease Agreement dated April 14, 2000
----------------------------------------------------------------------------------------------
    20        Nortel Networks Inc.
              Master Purchase Agreement dated January 1, 2000
----------------------------------------------------------------------------------------------
    21        NTFC Capital Corporation
              Loan and Security Agreement dated December 30, 1998 together with Amendment
              No. 1
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
  Number      Agreement
----------------------------------------------------------------------------------------------
    22        Ohio, Cleveland, 1228 Euclid Avenue
              Lease Agreement dated April 1, 2000
----------------------------------------------------------------------------------------------
    23        Pennsylvania, Norristown, 1000 Forge Avenue, Building C
              Lease Agreement dated July 1, 2000
----------------------------------------------------------------------------------------------
    24        Pennsylvania, Philadelphia, 701 Market Street
              Lease Agreement dated March 10, 1998
----------------------------------------------------------------------------------------------
    25        Texas, Dallas, 1950 Stemmons Freeway
              Lease Agreement dated December 15, 1998
----------------------------------------------------------------------------------------------
    26        Texas, Houston, 5959 Corporate Drive
              Lease Agreement dated August 1, 1999
----------------------------------------------------------------------------------------------
    27        Texas, Houston, One Allen center, 500 Dallas Street
              Lease Agreement dated April 1, 2000
----------------------------------------------------------------------------------------------
    28        Washington, D.C., 1120 Vermont Avenue, NW
              Lease Agreement dated May 4, 1998, together with First Amendment to Lease
              Agreement dated July 23, 1998
----------------------------------------------------------------------------------------------
    29        Washington, Seattle, 1511 6/th/ Avenue
              Lease Agreement dated August 7, 1998
----------------------------------------------------------------------------------------------
    30        WorldCom Technologies, Inc.
              Private Line Service Agreement dated May 4, 1999 together with First Amendment dated May 3, 1999
----------------------------------------------------------------------------------------------
    31        XCOM Technologies, Inc.
              Purchase Agreement dated January 6, 1999
----------------------------------------------------------------------------------------------

                                 Schedule 4.17

                            Governmental Regulations
                            ------------------------



     See Schedule 4.5. In addition, each of the Subsidiaries of Holdings (other than the Company, Dark Fiber Subsidiary and Equipment Subsidiary) is subject to regulation by the relevant public utility commission (or similar regulatory body) in each of the states in which such Subsidiary conducts telecommunications business.

                                Schedule 5.15(a)

             Certain Material Contracts being collaterally assigned
             ------------------------------------------------------

----------------------------------------------------------------------------------------------
       Material Contract
----------------------------------------------------------------------------------------------
   1.  DPI/TFS, Inc.
       Software License dated April 10, 1997
----------------------------------------------------------------------------------------------
   2.  Level 3 Communications, LLC
       IRU Agreement with Focal Financial Services, Inc.
       Master Services Agreement Private Line dated April 30, 1999
----------------------------------------------------------------------------------------------
   3.  Metromedia Fiber Network Services, Inc.
       Fiber Optic Network Leased Fiber Agreement with Focal Financial Services, Inc. dated May
       24, 1999
----------------------------------------------------------------------------------------------
   4.  Nortel Networks Inc.
       Master Purchase Agreement dated January 1, 2000
----------------------------------------------------------------------------------------------
   5.  WorldCom Technologies, Inc.
       Private Line Service Agreement dated May 4, 1999 together with First Amendment dated May
       3, 1999
----------------------------------------------------------------------------------------------
   6.  XCOM Technologies, Inc.
       Purchase Agreement dated January 6, 1999
-----------------------------------------------------------------------------------------------

                                Schedule 5.15(b)

              Certain Agreements requiring Acknowledgment Letters
              ---------------------------------------------------


Level 3 Communications, LLC IRU Agreement with Focal Financial Services, Inc. dated April 28, 1999.

                                 Schedule 6.1

                             Certain Indebtedness
                             --------------------


1.   $270,000,000 12.125% Senior Discount Notes due 2008

2.   $275,000,000 11.875% Senior Notes due 2010

3. Loan and Security Agreement dated December 30, 1998 between Holdings and NTFC Capital Corporation

4. Metromedia Fiber Network Services, Inc. Fiber Optic Network Leased Fiber Agreement with Focal Financial Services, Inc. dated May 24, 1999

5.   Directors and Officers Policy (financed)

                                 Schedule 6.2

                                 Certain Liens
                                 -------------

1. With respect to the real property owned by Holdings in Arlington Heights, Illinois, Requirements for Storm Water Detention dated November 25, 1986 and recorded December 18, 1988 as Document 86607474, whereby United Airlines agrees to provide for proper storm water detention in accordance with the rules and regulations of the Metropolitan Sanitary District of Greater Chicago.

2.   See Table following this page.

                                 Schedule 6.2

                                   Continued
                                   ---------

------------------------------------------------------------------------------------------------------------------------------------
                                   State/County            Secured
                                   ------------            -------
 Tab         Debtor                Jurisdiction         Party/Assignee     Filing Date     File No.            Description
 ---         ------                ------------         --------------     -----------     --------            -----------
====================================================================================================================================
  1.                             Secretary of State,     NTFC Capital         01/11/99                     Lien on equipment
                                    California           Corporation                       9901460619      financed or refinanced
             Focal Communica-                                                                              with proceeds from loan
             tions Corporation                                                                             agreement, general
                                                                                                           intangibles associated
                                                                                                           with financed equipment,
                                                                                                           and proceeds from the
                                                                                                           foregoing.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                 Secretary of State,     NTFC Capital                                      Lien on equipment
                                     Michigan            Corporation          01/11/99         00271C      financed or refinanced
             Focal Communica-                                                                              with proceeds from loan
             tions Corporation                                                                             agreement, general
                                                                                                           intangibles associated
                                                                                                           with financed equipment,
                                                                                                           and proceeds from the
                                                                                                           foregoing.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                  Washington D.C.,       NTFC Capital         01/11/98                     Lien on equipment
                                 Recorder of Deeds       Corporation                       990000595       financed or refinanced
             Focal Communica-                                                                              with proceeds from loan
             tions Corporation                                                                             agreement, general
                                                                                                           intangibles associated
                                                                                                           with financed equipment,
                                                                                                           and proceeds from the
                                                                                                           foregoing.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                 Secretary of State,     Secured Party:       05/16/97
                                      Illinois           Emerald Financial
                                                         Group Inc.                                        Lease for specific office
             Focal Communica-                                                                3689665       furniture and equipment.
             tions Corporation                           Assignee:                                         This financing statement
                                                         Grand National Bank                               evidences a lease and was
                                                         -NBK                                              filed for information
                                                                                                           purposes only.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                 Secretary of State,     IBM                  07/23/98                     Lien on specific computer
             Focal Communica-         Illinois                                               3883872       equipment.
             tions Corporation
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           State/County Juris-           Secured        Filing Date                      Description
                           -------------------           -------        -----------                      -----------
 Tab          Debtor             diction              Party/Assignee                   File No.
 ---          -----              -------              --------------                   --------
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
                                                                           01/11/99                Lien on equipment financed or
                            Secretary of State,    NTFC Capital Corpo-                             refinanced with proceeds from
        Focal Communica-         Illinois          ration                              3970758     loan agreement, general
        tions Corporation                                                                          intangibles associated with
                                                                                                   financed equipment, and proceeds
                                                                                                   from the foregoing.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                            Secretary of the Com-  NTFC Capital Corpo-     01/11/99                Lien on equipment financed or
                            monwealth, Pennsyl-    ration                                          refinanced with proceeds from
        Focal Communica-          vania                                                29790347    loan agreement, general
        tions Corporation                                                                          intangibles associated with
                                                                                                   financed equipment, and proceeds
                                                                                                   from the foregoing.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                            Department of Licens-  NTFC Capital Corpo-     01/11/99                Lien on equipment financed or
                            ing, Washington        ration                                          refinanced with proceeds from
        Focal Communica-                                                             99-011-0012   loan agreement, general
        tions Corporation                                                                          intangibles associated with
                                                                                                   financed equipment, and proceeds
                                                                                                   from the foregoing.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                            Secretary of State,    NTFC Capital Corpo-     01/11/99                Lien on equipment financed or
  2.    Focal Communica-        California         ration                                          refinanced with proceeds from
        tions Corporation                                                            9901460735    loan agreement, general
        of California                                                                              intangibles associated with
                                                                                                   financed equipment, and proceeds
                                                                                                   from the foregoing.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                            Secretary of State,    NTFC Capital Corpo-     01/11/99                Lien on equipment financed or
  3.    Focal Communica-        California         ration                                          refinanced with proceeds from
        tions Corporation                                                            9901460750    loan agreement, general
        of California                                                                              intangibles associated with
                                                                                                   financed equipment, and proceeds
                                                                                                   from the foregoing.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           State/County Juris-           Secured        Filing Date                      Description
                           -------------------           -------        -----------                      -----------
 Tab          Debtor             diction              Party/Assignee                   File No.
 ---          -----              -------              --------------                   --------
====================================================================================================================================
                             Secretary of State,    NFTC Capital Corpo-                            Lien on equipment financed or
  4.    Focal Communica-         Michigan           ration                01/11/99                 refinanced with proceeds from
        tions Corporation                                                                  00272C  loan agreement, general
        of Michigan                                                                                intangibles associated with
                                                                                                   financed equipment, and proceeds
                                                                                                   from the foregoing.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                               Washington D.C.,     NFTC Capital Corpo-                            Lien on equipment financed or
        Focal Communica-      Recorder of Deeds     ration                01/11/98                 refinanced with proceeds from
  5.    tions Corporation                                                             9900000596   loan agreement, general
        of the Mid-Atlantic                                                                        intangibles associated with
                                                                                                   financed equipment, and proceeds
                                                                                                   from the foregoing.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                              Secretary of the                            01/11/99                 Lien on equipment financed or
        Focal Communica-      Commonwealth,         NTFC Capital Corpo-                            refinanced with proceeds from
  6.    tions Corporation     Pennsylvania          ration                              29790344   loan agreement, general
        of Pennsylvania                                                                            intangibles associated with
                                                                                                   financed equipment, and proceeds
                                                                                                   from the foregoing.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                    Texas,                                05/13/99                 Lien on equipment financed or
                              Secretary of State    NTFC Capital Corpo-                            refinanced with proceeds from
  7.    Focal Communica-                            ration                           99-00094107   from loan agreement, general
        tions of Texas                                                                             intangibles associated with
                                                                                                   financed equipment, and proceeds
                                                                                                   from the foregoing.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                              Department of Licens-                       01/11/99                 Lien on equipment financed or
  8.    Focal Communica-        ing, Washington     NTFC Capital Corpo-                            refinanced with proceeds from
        tions Corporation                           ration                           99-011-0013   loan agreement, general
        of Washington                                                                              intangibles associated with
                                                                                                   financed equipment, and proceeds
                                                                                                   from the foregoing.
------------------------------------------------------------------------------------------------------------------------------------

                                 Schedule 6.5

                              Certain Investments
                              -------------------


     Fifty percent ownership of 650 Townsend Facility Company, LLC, a California limited liability company.

                                Schedule 6.6(a)

                           Stage 1 Minimum Revenues
                           ------------------------


          ========================================================
                                          Minimum Quarterly
            Fiscal Quarter Ending         Revenues (in millions)
          ========================================================
             September 30, 2000                   $ ***
          --------------------------------------------------------
              December 31, 2000                   $ ***
          --------------------------------------------------------
                 March 31, 2001                   $ ***
          --------------------------------------------------------
                  June 30, 2001                   $ ***
          --------------------------------------------------------
             September 30, 2001                   $ ***
          --------------------------------------------------------
              December 31, 2001                   $ ***
          --------------------------------------------------------
                 March 31, 2002                   $ ***
          --------------------------------------------------------
                  June 30, 2002                   $ ***
          ========================================================


_________________

*** Certain terms have been omitted pursuant to a request for confidential treatment, and the omitted portions have been filed separately with the Securities and Exchange Commission.

                                Schedule 6.6(b)

                         Stage 1 Minimum Access Lines
                         ----------------------------


          ========================================================
                                              Minimum Quarterly
             Fiscal Quarter Ending               Access Lines
          ========================================================
               September 30, 2000                   ***
          --------------------------------------------------------
                December 31, 2000                   ***
          --------------------------------------------------------
                   March 31, 2001                   ***
          --------------------------------------------------------
                    June 30, 2001                   ***
          --------------------------------------------------------
               September 30, 2001                   ***
          --------------------------------------------------------
                December 31, 2001                   ***
          --------------------------------------------------------
                   March 31, 2002                   ***
          --------------------------------------------------------
                    June 30, 2002                   ***
          ========================================================


_________________

*** Certain terms have been omitted pursuant to a request for confidential treatment, and the omitted portions have been filed separately with the Securities and Exchange Commission.

                                Schedule 6.6(c)

                      Stage 1 Minimum Consolidated EBITDA
                      -----------------------------------

              =================================================
                                        Maximum Quarterly EBITDA
               Fiscal Quarter Ending             Loss /
                                        Minimum Quarterly EBITDA
                                             (in millions)
              =================================================
                September 30, 2000               ***
              -------------------------------------------------
                December 31, 2000                ***
              -------------------------------------------------
                 March 31, 2001                  ***
              -------------------------------------------------
                  June 30, 2001                  ***
              -------------------------------------------------
                September 30, 2001               ***
              -------------------------------------------------
                December 31, 2001                ***
              -------------------------------------------------
                 March 31, 2002                  ***
              -------------------------------------------------
                  June 30, 2002                  ***
              -------------------------------------------------
                September 30, 2002               ***
              -------------------------------------------------
                December 31, 2002                ***
              -------------------------------------------------
                 March 31, 2003                  ***
              -------------------------------------------------
                  June 30, 2003                  ***
              -------------------------------------------------
                September 30, 2003               ***
              -------------------------------------------------
                December 31, 2003                ***
              =================================================


_________________

*** Certain terms have been omitted pursuant to a request for confidential treatment, and the omitted portions have been filed separately with the Securities and Exchange Commission.

                                Schedule 6.6(f)

            Stage 1 and 2 Maximum Consolidated Capital Expenditures
            -------------------------------------------------------

          ================================================
          Fiscal Quarter             Maximum Capital
             Ending             Expenditures (in millions)

          ================================================
          December 31, 2000              $***
          ------------------------------------------------
          December 31, 2001              $***
          ------------------------------------------------
          December 31, 2002              $***
          ------------------------------------------------
          December 31, 2003              $***
          ================================================


_________________

*** Certain terms have been omitted pursuant to a request for confidential treatment, and the omitted portions have been filed separately with the Securities and Exchange Commission.

                                Schedule 6.7(a)

                         Stage 2 Senior Leverage Ratio
                         -----------------------------

            ======================================================
            Fiscal Quarter Ending            Senior Leverage Ratio
            ======================================================
              September 30, 2002                       *** :1
            ------------------------------------------------------
              December 31, 2002                        *** :1
            ------------------------------------------------------
               March 31, 2003                          *** :1
            ------------------------------------------------------
                June 30, 2003                          *** :1
            ------------------------------------------------------
              September 30, 2003                       *** :1
            ------------------------------------------------------
              December 31, 2003                        *** :1
            ------------------------------------------------------
               March 31, 2004                          *** :1
            ------------------------------------------------------
                June 30, 2004                          *** :1
            ------------------------------------------------------
              September 30, 2004                       *** :1
            ------------------------------------------------------
              December 31, 2004 and the end            *** :1
               of each quarter thereafter
            ======================================================


_________________

*** Certain terms have been omitted pursuant to a request for confidential treatment, and the omitted portions have been filed separately with the Securities and Exchange Commission.

                                Schedule 6.7(b)

                         Stage 2 Total Leverage Ratio
                         ----------------------------


            =======================================================
               Fiscal Quarter Ending         Total Leverage Ratio
            =======================================================
                 September 30, 2002                  *** :1
            -------------------------------------------------------
                  December 31, 2002                  *** :1
            -------------------------------------------------------
                    March 31, 2003                   *** :1
            -------------------------------------------------------
                     June 30, 2003                   *** :1
            -------------------------------------------------------
                  September 30, 2003                 *** :1
            -------------------------------------------------------
                  December 31, 2003                  *** :1
            -------------------------------------------------------
                    March 31, 2004                   *** :1
            -------------------------------------------------------
                    June 30, 2004                     *** :1
            -------------------------------------------------------
                 September 30, 2004                   *** :1
            -------------------------------------------------------
            December 31, 2004, and at the             *** :1
            end of each quarter thereafter
            =======================================================


_________________

*** Certain terms have been omitted pursuant to a request for confidential treatment, and the omitted portions have been filed separately with the Securities and Exchange Commission.

                                Schedule 6.7(c)

                        Stage 2 Interest Coverage Ratio
                        -------------------------------



             ===================================================
                                              Minimum Interest
                Fiscal Quarter Ending          Coverage Ratio
             ===================================================
                     March 31, 2004                  ***:1
             ---------------------------------------------------
                     June 30, 2004                   ***:1
             ---------------------------------------------------
                  September 30, 2004                 ***:1
             ---------------------------------------------------
             December 31, 2004 and at the            ***:1
             end of each quarter thereafter
             ===================================================


_________________

*** Certain terms have been omitted pursuant to a request for confidential treatment, and the omitted portions have been filed separately with the Securities and Exchange Commission.

                                Schedule 6.7(d)

                      Stage 2 Fixed Change Coverage Ratio
                      -----------------------------------


              =======================================================
                                                Minimum Fixed Charge
                  Fiscal Quarter Ending            Coverage Ratio
              =======================================================
                    December 31, 2004                    ***:1
              -------------------------------------------------------
                     March 31, 2005                      ***:1
              -------------------------------------------------------
                      June 30, 2005                      ***:1
              -------------------------------------------------------
              September 30, 2005 and at the              ***:1
              end of each quarter thereafter
              =======================================================


_________________

*** Certain terms have been omitted pursuant to a request for confidential treatment, and the omitted portions have been filed separately with the Securities and Exchange Commission.

                                 Schedule 6.12

                         Certain Affiliate Transactions
                         ------------------------------

1. Stock Purchase Agreement dated November 27, 1996, by and among Holdings, MDCP, Frontenac, BV, Addy, Barnicle, Beatty and Taylor, with Appendices

2.   Amendment No. 1 dated January 23, 1998 to Stock Purchase Agreement

3.   Amendment No. 2 dated August 21, 1998, to Stock Purchase Agreement

4. Stock Pledge Agreements by and between Holdings and each of Addy, Barnicle, Beatty and Taylor

5. Stockholders Agreement by and among Holdings, MDCP, Frontenac, BV, Addy, Barnicle, Beatty and Taylor

6.   Amendment No. 1 dated July 7, 1998, to Stockholders Agreement and Consent

7.   Amendment No. 2 dated August 21, 1998, to Stockholders Agreement and
     Consent

8. Amendment No. 3 dated February 16, 1999, to Stockholders Agreement, Waiver and Consent

9. Executive Stock Agreement and Employment Agreement by and between Barnicle and Focal

10. Amendment No. 1 dated August 21, 1998, to Executive Stock Agreement and Employment Agreement and Consent (J. Barnicle)

11. Executive Stock Agreement and Employment Agreement by and between Beatty and Focal

12. Amendment No. 1 dated August 21, 1998, to Executive Stock Agreement and Employment Agreement and Consent (J. Beatty)

13. Executive Stock Agreement and Employment Agreement by and between Taylor and Focal

14. Amendment No. 1 dated August 21, 1998, to Executive Stock Agreement and Employment Agreement and Consent (R. Taylor)

15. Registration Agreement by and among Focal, MDCP, Frontenac, BV, Addy, Barnicle, Beatty and Taylor

16.  Amendment No. 1 dated August 21, 1998, to Registration Agreement and
     Consent

                                                                  EXHIBIT A-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT


                                FUNDING NOTICE

     Reference is made to the Credit and Guaranty Agreement, dated as of August __, 2000 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined
     ----------------
herein being used herein as therein defined), by and among FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Holdings"), FOCAL FINANCIAL SERVICES,
                                      --------
INC., a Delaware corporation  ("Company"), CERTAIN SUBSIDIARIES OF HOLDINGS, as
                                -------
Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Syndication Agent, CITIBANK, N.A., as Administrative
                ----
Agent, BANK OF AMERICA, N.A., as Documentation Agent and GSCP and SALOMON SMITH BARNEY INC., as Joint Lead Arrangers.

     1.   Loan Request.  Pursuant to Section 2.1(a) of the Credit Agreement,
          ------------
Company desires that Lenders make the following Loans to Company in accordance with Section 2.1(b) of the Credit Agreement on _________________ (the "Credit
                                                                       ------
Date"):
----

     (a)  Delayed Draw Term Loans:

          (i)  Amount of Base Rate Loans:                     $________________
          (ii) Amount of Eurodollar Rate Loans
               with an initial Interest Period of _____
               month(s):                                      $________________

     (b)  Revolving Loans:

          (i)  Amount of Base Rate Loans:                     $________________
          (ii) Amount of Eurodollar Rate Loans
               with an initial Interest Period of _____
               month(s):                                      $________________


     2.   Use of Proceeds.  The use of proceeds of the Loans requested in
          ---------------
Section 1 above shall be as follows:


     (a)  To provide purchase money financing
          for the construction, acquisition
          or improvement of hard costs of Telecommunications
          Assets by Company:
                                                              $________________

     (b)  The total hard costs of the Telecommunications
          Assets constructed, acquired or improved
          or to be constructed, acquired or improved
          with the funds specified in 2(a) is equal to:        $________________



     (c)  2(a)/2(b) is equal to
          [not to exceed 80%]:                                 ______%


     (d)  The Telecommunications Assets
          constructed, acquired or improved, or to be constructed, acquired or improved, with the funds specified in 2(a), and the location(s) where each such Telecommunications Asset is, or is reasonably expected to be, located, and is or will be, as follows:

               ====================================
               Telecommunications Asset    Location
               ====================================

               ------------------------------------

               ------------------------------------


     (e)  The portion of the funds specified in 2(a) to be
          used to finance the hard costs of the Telecom-
          munications Assets to be purchased from
          Equipment Subsidiary (within 180 days of
          Equipment Subsidiary's own purchase thereof)
          (being those items marked with an asterisk in
          the table at 2(d) above) is equal to:                $________________



     3.   Certification. The undersigned officer of Company, to the best of his
          -------------
or her knowledge, and Company certify that as of the Credit Date (i) the above statements in this Funding Notice and the representations and warranties contained in each of the Credit Documents are true, correct and complete in all respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all respects on and as of such earlier date; (ii) no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default; (iii) all other applicable requirements of
Section 3.2 of the Credit Agreement have been met with respect to the borrowing contemplated hereby; and (iv) attached hereto are invoices in respect of each of the Telecommunications Assets identified in Section 2(d) above and Company hereby confirms the grant to the Collateral Agent set forth in the Company Pledge and Security Agreement and does hereby grant to the Collateral Agent a security interest in all of

                                     A-1-2

Company's right, title and interest in and to all Telecommunications Assets identified in Section 2(d) above.



Date:_____________________


                                   FOCAL FINANCIAL SERVICES, INC.


                                   By:_________________________________
                                      Name
                                      Title

                                     A-1-3

                                                                  EXHIBIT A-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                        CONVERSION/CONTINUATION NOTICE

     Reference is made to the Credit and Guaranty Agreement, dated as of August __, 2000 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined
     ----------------
herein being used herein as therein defined), by and among FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Holdings"), FOCAL FINANCIAL SERVICES,
                                      --------
INC., a Delaware corporation  ("Company"), CERTAIN SUBSIDIARIES OF HOLDINGS, as
                                -------
Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Syndication Agent, CITIBANK, N.A., as Administrative
                ----
Agent, BANK OF AMERICA, N.A., as Documentation Agent and GSCP and SALOMON SMITH BARNEY INC., as Joint Lead Arrangers.

     Pursuant to Section 2.7 of the Credit Agreement, Company desires to convert or to continue the following Delayed Draw Term Loans, each such conversion and/or continuation to be effective as of ___________________:

     1.   Delayed Draw Term Loans:

     (a)  Amount of Eurodollar Rate Loans
          to be continued as Eurodollar Rate
          Loans, with an Interest Period
          of_____ month(s):                           $____________________

     (b)  Amount of Base Rate Loans to be
          converted to Eurodollar Rate Loans,
          with an initial Interest Period of
          ________ month(s)                           $_____________________


     (c)  Amount of Eurodollar Rate Loans
          to be converted to Base Rate Loans:         $_____________________

     2.   Revolving Loans:

     (a)  Amount of Eurodollar Rate Loans
          to be continued as Eurodollar Rate
          Loans, with an Interest Period
          of ______ month(s)                          $_____________________

     (b)  Amount of Base Rate Loans to be
          converted to Eurodollar Rate Loans,

                                     A-2-1
          with an initial Interest Period of ______
          month(s):                                   $_____________________


     (c)  Amount of Eurodollar Rate Loans
          to be converted to Base Rate Loans:         $_____________________

     In the case of a conversion to or continuation of a Eurodollar Rate Loan, the undersigned officer, to the best of his or her knowledge, and Company certify that (a) no Event of Default or Default has occurred and is continuing, and (b) the conversion or continuation date thereof is the expiration date of such Loan's Interest Period.

Date:_________________             FOCAL FINANCIAL SERVICES, INC.


                                   By:_________________________________
                                      Name:
                                      Title:

                                     A-2-2

                                                                  EXHIBIT B-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                          DELAYED DRAW TERM LOAN NOTE
$[1]__________                                                [2]________, ____

     FOR VALUE RECEIVED, FOCAL FINANCIAL SERVICES, INC., a Delaware corporation ("Company"), promises to pay to the order of [3]________________ ("Payee") or
  -------                                                          ------
its registered assigns the lesser of (a) [1]_________________ DOLLARS ($[1]_________) and (b) the unpaid principal amount of all advances made by Payee to Company as Delayed Draw Term Loans under the Credit Agreement referred to below in the installments referred to below.

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of August __, 2000 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"),
                                                            ----------------
by and among FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Holdings"), Company, CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the
  --------
Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Syndication Agent, CITIBANK, N.A., as Administrative Agent, BANK OF
 -----
AMERICA, N.A. as Documentation Agent and GSCP and SALOMON SMITH BARNEY INC. as Joint Lead Arrangers. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     Company shall make principal payments on this Note as set forth in Section
2.10 of the Credit Agreement. This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

     This Note is one of the "Delayed Draw Term Loan Notes" in the maximum
                              ----------------------------
aggregate principal amount of $150,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Delayed Draw Term Loan evidenced hereby was made and is to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Administrative Agent's Principal Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and

_____________
[1] Lender's Delayed Draw Term Loan Commitment
[2] Date of Issuance
[3] Name of Lender

                                     B-1-1
recorded in the Register, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that it will make a notation hereon of all advances and all principal payments made hereunder and of the date to which interest hereon has been paid; provided, the failure to make
                                                 --------
any notation shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     Upon the occurrence of a continuing Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                     B-1-2

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.


                              FOCAL FINANCIAL SERVICES, INC.


                              By:_________________________________
                                 Name:
                                 Title:

                                     B-1-3

                  TRANSACTIONS ON DELAYED DRAW TERM LOAN NOTE


                                                    Outstanding
         Type of     Amount of      Amount of        Principal
        Loan Made    Loan Made    Principal Paid      Balance       Notation
Date    This Date    This Date      This Date        This Date      Made By
----    ---------    ---------    --------------    -----------     --------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                     B-1-4

                                                                  EXHIBIT B-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                                REVOLVING NOTE

$[1]__________                                              [2]__________, ____

     FOR VALUE RECEIVED, FOCAL FINANCIAL SERVICES INC., a Delaware corporation ("Company"), promises to pay to the order of [3]________________ ("Payee") or
  -------                                                           -----
its registered assigns, on or before the Revolving Credit Commitment Termination Date (as defined in the Credit Agreement referred to below) the lesser of (a) [1]_________________ DOLLARS ($[1]_________) and (b) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of August __, 2000 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"),
                                                            ----------------
by and among FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Holdings"), Company, CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the
  --------
Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Syndication Agent, CITIBANK, N.A., as Administrative Agent, BANK OF
 -----
AMERICA, N.A. as Documentation Agent and GSCP and SALOMON SMITH BARNEY INC. as Joint Lead Arrangers. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

     This Note is one of the "Revolving Notes" in the maximum aggregate
                              ---------------
principal amount of $150,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Administrative Agent's Principal Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and

_____________
[1] Lender's Revolving Credit Commitment
[2] Date of Issuance
[3] Name of Lender

                                     B-2-1
recorded in the Register, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that it will make a notation hereon of all advances and all principal payments made hereunder and of the date to which interest hereon has been paid; provided, the failure to
                                                        --------
make any notation shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     Upon the occurrence of a continuing Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                     B-2-2

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.



                  FOCAL FINANCIAL SERVICES, INC.


                  By:_________________________________
                     Name:
                     Title:

                                     B-2-3

                        TRANSACTIONS ON REVOLVING NOTE

                                                 Outstanding
            Type of   Amount of    Amount of      Principal
           Loan Made  Loan Made  Principal Paid    Balance    Notation
    Date   This Date  This Date    This Date      This Date   Made By
   ------  ---------  ---------  --------------  -----------  --------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

                                     B-2-4

                                                                  EXHIBIT B-3 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                              NEW TERM LOAN NOTE
$[1]__________                                                [2]________, ____

     FOR VALUE RECEIVED, FOCAL FINANCIAL SERVICES, INC., a Delaware corporation ("Company"), promises to pay to the order of [3]________________ ("Payee") or
  -------                                                          -----
its registered assigns the lesser of (a) [1]_________________ DOLLARS ($[1]_________) and (b) the unpaid principal amount of all advances made by Payee to Company as Delayed Draw Term Loans under the Credit Agreement referred to below in the installments referred to below.

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of August __, 2000 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"),
                                                            ----------------
by and among FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Holdings"), Company, CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the
  --------
Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Syndication Agent, CITIBANK, N.A., as Administrative Agent, BANK OF
 -----
AMERICA, N.A. as Documentation Agent and GSCP and SALOMON SMITH BARNEY INC. as Joint Lead Arrangers. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     Company shall make principal payments on this Note as set forth in the Credit Agreement. This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

     This Note is one of the "New Term Loan Notes" in the maximum aggregate
                              -------------------
principal amount of $[_________] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Delayed Draw Term Loan evidenced hereby was made and is to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Administrative Agent's Principal Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and

_____________
[1] Lender's Tranche A Term Loan Commitment
[2] Date of Issuance
[3] Name of Lender



recorded in the Register, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees,

                                     B-3-1
by its acceptance hereof, that it will make a notation hereon of all advances and all principal payments made hereunder and of the date to which interest hereon has been paid; provided, the failure to make any notation shall not limit
                      --------
or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     Upon the occurrence of a continuing Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                     B-3-2

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.


                  FOCAL FINANCIAL SERVICES, INC.


                  By:_________________________________
                     Name:
                     Title:

                                     B-3-3

                       TRANSACTIONS ON NEW TERM LOAN NOTE


                                                 Outstanding
            Type of   Amount of    Amount of      Principal
           Loan Made  Loan Made  Principal Paid    Balance    Notation
    Date   This Date  This Date    This Date      This Date   Made By
   ------  ---------  ---------  --------------  -----------  --------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

                                     B-3-4

                                                                    EXHIBIT C TO
                                                   CREDIT AND GUARANTY AGREEMENT


                            COMPLIANCE CERTIFICATE

     THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

     1.   I am the [treasurer] of FOCAL FINANCIAL SERVICES, INC.

     2. I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of August __, 2000 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"; the terms defined
                                         ----------------
therein and not otherwise defined herein being used herein as therein defined), by and among FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Holdings"), FOCAL FINANCIAL SERVICES, INC., a Delaware corporation
  --------
("Company"), CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party
  -------
thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Syndication Agent, CITIBANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A. as Documentation Agent and GSCP and SALOMON SMITH BARNEY INC. as Joint Lead Arrangers, and the terms of the other Credit Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements.

     3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Company or Holdings has taken, is taking, or proposes to take with respect to each such condition or event.

     The foregoing certifications, together with the computations set forth in the Attachment and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of ____________ pursuant to Section 5.1(c) of the Credit Agreement.

                                   FOCAL FINANCIAL SERVICES, INC.

                                   By:_____________________________________
                                      Name:
                                      Title:  [Treasurer]

                                                                   ATTACHMENT TO
                                                          COMPLIANCE CERTIFICATE


FOR THE FISCAL [QUARTER] [YEAR] ENDING ____________________.


1.   Certain Indebtedness Amounts
     ----------------------------

     (a) Indebtedness of any Guarantor Subsidiary to
         Company or any other Guarantor Subsidiary
         (6.1(b)):                                                 $____________

     (b) Indebtedness incurred by Holdings with respect
         to Permitted Holdings Debt:                               $____________

     (c) Dark Fiber" Capital Leases in the Period:        Actual:  $____________
                                                       Permitted:  $ 30,000,000

     (d) Aggregate outstanding "Dark Fiber" Capital
         Leases:                                          Actual:  $____________
                                                       Permitted:  $100,000,000

     (e) "Other Unsecured Indebtedness" in the Period:             $____________

     (f) Aggregate outstanding "Other Indebtedness"        Actual: $____________
                                                        Permitted: $ 5,000,0000


2.   Certain Investments
     -------------------

     (a) Permitted Acquisitions in the Period:                     $____________

     (b) Amount of 2(a) financed with net
         Indebtedness and/or Cash on hand
         (and excluding equity Securities of
         Company):                                                 $____________

     (c) Aggregate amount of 2(b) since the                Actual: $____________
         Closing Date:                                  Permitted: $100,000,000
                                 Permitted amount plus 2(i) below: $____________

     (d) Acquisitions in the Period of assets, business lines, divisions or entities which have not generated positive
         Consolidated EBITDA for the trailing

         12-month period immediately
         preceding such acquisition:                             $______________

     (e) Amount of 2(d) financed with net
         Indebtedness and/or Cash on hand
         (and excluding equity  Securities
         of Company):                                            $______________

     (f) Aggregate amount of 2(e) since the
         Closing Date:                                Actual:    $______________
                                                   Permitted:    $75,000,000
                           Permitted amount plus(2)(i) below:    $______________

     (g) Excess Equity Proceeds Amount raised
         in the Period:                                          $______________

     (h) Aggregate Excess Equity Proceeds
         Amount raised since the Closing Date:                   $______________

     (i) Amount of 2(a) financed in whole
         or in part with a portion of the
         Excess Equity Proceeds Amount                           $______________

     (j) Ordinary course loans and advances
         to employees of Holdings and
         Subsidiaries during the Period:                         $______________

     (k) Aggregate ordinary course loans
         and advances outstanding:                    Actual:    $______________
                                                   Permitted:    $10,000,000
                                                                  --------------

     (l) "Investments made with the Excess
         Equity Proceeds Amount" in the
         Period                                                  $______________

     (m) "Investments made with the Excess
         Equity Proceeds Amount" since the
         Closing Date:                                           $______________

     (n) "Other Investments" in the Period
         (Section 6.5(j)):                                       $______________

     (o) Aggregate "Other Investments"
         outstanding:                                  Actual:   $______________
                                                    Permitted:   $10,000,000
     (p) Consolidated Capital Expenditures
         in the Period                                           $______________

     (q) Consolidated Capital Expenditures
         since the Closing Date                                  $______________

     (r) Amount of 2(q) financed with Excess
         Equity Proceeds Amount                                  $______________


     (s) 2(h) - (2(c) + 2(r))                                    $______________

     (t) 2(m) * 2(s)

     (u) 2(i) + 2(l)                                             $______________


                                                    Permitted:   $  150,000,000
                                                                    -----------

     STAGE 1 FINANCIAL COVENANTS
     ---------------------------

1.   Revenues                                Actual:    $____________
                                             Required:  $____________

2.   Access Lines                            Actual:     ____________
                                             Required:   ____________

3.   Consolidated EBITDA                     Actual:    $____________
                                             Required:  $____________

4.   (a) Senior Secured Debt:                           $____________
     (b) Total Capitalization:                          $____________

     4(a) / 4(b):                            Actual:     ____________
                                             Required:   ____________

5.   (a) Total Debt:                                    $____________
     (b) Total Gross PP&E                               $____________

     5(a) / 5(b):                            Actual:     ____________
                                             Required:   ____________

6.   Maximum Capital Expenditures            Actual:    $____________
                                             Required:  $____________

     STAGE 2    FINANCIAL COVENANTS
     -------------------------------

1.   (a)  Consolidated Senior Secured Debt:            $___________
     (b)  Annualized Consolidated EBITDA:              $___________

     1(a) / 1(b):                            Actual:   ____________
                                             Required: ____________

2.   (a)  Consolidated Total Debt:                     $___________
     (b)  Annualized Consolidated EBITDA:              $___________

     2(a) / 2(b):                            Actual:    ___________
                                             Required:  ___________

3.   (a)  Consolidated EBITDA:                         $___________
     (b)  Consolidated Cash Interest Expense:          $___________

     3(a) / 3(b):                            Actual:    ___________
                                             Required:  ___________

4.   (a)  Annualized Consolidated EBITDA:              $___________
     (b)  Consolidated Fixed Charges:                  $___________

     4(a) / 4(b):                            Actual:    ___________
                                             Required:  ___________

                                                                    EXHIBIT D TO
                                                   CREDIT AND GUARANTY AGREEMENT

                              OPINIONS OF COUNSEL

                                   [TO COME]

                                                                  EXHIBIT E TO
                                                   CREDIT AND GUARANTY AGREEMENT


                              ASSIGNMENT AGREEMENT

     THIS ASSIGNMENT AGREEMENT, dated as of Effective Date as set forth on
Schedule I (this "Agreement"), by and between the parties signatory hereto and
                  ---------
designated as Assignor ("Assignor") and Assignee ("Assignee").
                         --------                  --------

                                   RECITALS:

     WHEREAS, Assignor is party to the Credit and Guaranty Agreement, dated as of August __, 2000 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise
               ----------------
defined herein being used herein as therein defined), by and among FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Holdings"), FOCAL FINANCIAL
                                                     --------
SERVICES, INC., a Delaware corporation  ("Company"), CERTAIN SUBSIDIARIES OF
                                          -------
HOLDINGS, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Syndication Agent, CITIBANK, N.A., as
                             ----
Administrative Agent, BANK OF AMERICA, N.A., as Documentation Agent and GSCP and SALOMON SMITH BARNEY INC., as Joint Lead Arrangers; and

     WHEREAS, Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor, certain rights and obligations of Assignor under the Credit Agreement.

     NOW, THEREFORE, in consideration of the agreements and covenants herein contained, the parties hereto agree as follows:

     Section 3.  Assignment and Assumption.  Subject to the terms and conditions
                 -------------------------
hereof, as of the Effective Date as set forth on Schedule I, Assignor sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee purchases and assumes from Assignor, the percentage interest specified on Schedule I in all of the rights and obligations with respect to the Commitments and outstanding Loans of Lenders arising under the Credit Agreement and the other Credit Documents (the "Assigned
                                                                        --------
Share").  In consideration of such assignment, Assignee hereby agrees to pay to
-----
Assignor on the date set forth on Schedule I as the "Settlement Date", the
                                                     ---------------
principal amount of any outstanding loans included within the Assigned Share (such principal amount referred to herein as the "Purchase Price"), such
                                                  --------------
payment to be made by wire transfer of immediately available funds. Upon the occurrence of the Effective Date: (a) the Assignee shall have the rights and obligations of a "Lender" to the extent of the Assigned Share and shall thereafter be a party to the Credit Agreement and a "Lender" for all purposes of the Credit Documents; (b) Assignor shall, to the extent of the Assigned Share, relinquish its rights (other than any rights which survive the termination of the Credit Agreement under Section
10.8 thereof) and be released from its obligations under the Credit Agreement; and (c) the Commitments shall be modified to reflect the Commitment of Assignee and any remaining Commitment of Assignor. From and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (i) in the case of any interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (ii) in all other cases, to Assignee; provided, Assignor and Assignee shall make payments
                          --------
directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Credit Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by this Section 1 occurs on a date other than the Settlement Date.

     Section 2.  Effective Date.  Notwithstanding anything herein to the
                 --------------
contrary, the Effective Date shall not be deemed to have occurred until each of the following conditions are satisfied, as determined in the reasonable judgment of each of Assignor, Assignee and Administrative Agent: (a) the execution of a counterpart hereof by each of Assignor and Assignee; (b) the payment of the Purchase Price on the Settlement Date; (c) if applicable, the receipt by Administrative Agent of the processing and recordation fee referred to in
Section 10.6 of the Credit Agreement; (d) in the event Assignee is a Non-US Lender, the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to Section 2.19(c); (e) the receipt by Administrative Agent of originals or telefacsimiles of executed counterparts hereof; and (f) the recordation by Administrative Agent in the Register of the pertinent information regarding this Assignment pursuant to Section 10.6 of the Credit Agreement.

     Section 3.  Certain Representations, Warranties and Agreements.  (a)
                 --------------------------------------------------
Assignor represents and warrants to Assignee that (i) Assignor is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim; and
(ii) Schedule I sets forth the aggregate amount of the Commitments and the aggregate amount of the Loans, in each case as of the Effective Date.

     (b) Assignee represents and warrants to Assignor that (i) it is an Eligible Assignee and that it has experience and expertise in the making or purchasing of loans and commitments such as the Loans and the Commitments; (ii) it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of Section 10.6 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); (iii) it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto); and (iv) it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its

Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

     (c) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

     (d) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Credit Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default.

     Section 6.  Miscellaneous.  Assignor and Assignee each agrees from time to
                 -------------
time, upon request of such other party, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of Assignee shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date by their respective officers thereunto duly authorized.

     [ASSIGNOR], as Assignor              [ASSIGNEE], as Assignee


     By:_______________________           By:_______________________
        Name:                                Name
        Title:                               Title:


     [Consented to as of the              [Consented to as of the
     Effective Date][1]:                  Effective Date][1]:


     [COMPANY], as Company                [HOLDINGS], as Holdings


     By:_______________________           By:_______________________
        Name:                                Name
        Title:                               Title:

     Consented to and recorded as of
     __________, ______.

     [NAME OF ADMINISTRATIVE
     AGENT], as Administrative Agent


     By:_______________________
        Name:
        Title:

     ___________
     [1] If required

                                                            SCHEDULE I TO
                                                            ASSIGNMENT AGREEMENT


1.   Effective Date:        $__________


2.   Settlement Date:       $__________


3.   Assigned Share:

==========================================================================
                                  Aggregate       Principal    Percentage
        Facility                  Amount of        Amount     of Facility
                               Commitment/Loans   Assigned      Assigned
==========================================================================
Delayed Draw Term Loans          $___________    $__________     _____%
Revolving Credit Commitment      $___________    $__________     _____%
Revolving Credit Loans           $___________    $__________     _____%
==========================================================================

4.   Payment Instructions:

     ASSIGNOR:                                    ASSIGNEE:


     Attention:                                   Attention:


5.   Notice Instructions:

     ASSIGNOR:                                    ASSIGNEE:


     Attention:                                   Attention:

                                                                    EXHIBIT F TO
                                                   CREDIT AND GUARANTY AGREEMENT

                         CERTIFICATE RE NON-BANK STATUS

     Reference is hereby made to that certain Credit and Guaranty Agreement, dated as of August __, 2000 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not
                         ----------------
otherwise defined herein being used herein as therein defined), by and among FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Holdings"), FOCAL
                                                           --------
FINANCIAL SERVICES, INC., a Delaware corporation  ("Company"), CERTAIN
                                                    -------
SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Syndication Agent,
                                           ----
CITIBANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A. as Documentation Agent and GSCP and SALOMON SMITH BARNEY INC. as Joint Lead Arrangers. Pursuant to Section 2.19(c) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.


                                 [NAME OF LENDER]


                                 By:_____________________________
                                    Name:
                                    Title:

                                                                  EXHIBIT G-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                            CLOSING DATE CERTIFICATE


     THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

     1. We are, respectively, the general counsel and the treasurer of each of FOCAL COMMUNICATIONS CORPORATION and FOCAL FINANCIAL SERVICES, INC.

     2. We have reviewed the terms of Sections 3, 4, 5, 6 and 8 of the Credit Agreement and the definitions and provisions contained in such Credit Agreement relating to such subsections, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

     3.   Based upon our review and examination described in paragraph (2)
above, we certify that as of the date hereof:   the representations and
warranties in Section 4 of the Credit Agreement are true and correct on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date; each Credit Party has performed all agreements and satisfied all conditions which the Credit Agreement or the Credit Documents provide shall be performed or satisfied by it on or before the Closing Date; no event has occurred or is continuing as of the date hereof that would constitute an Event of Default or a Default.

     4. Attached as Annex A hereto are true and complete (and, where applicable, executed and conformed) copies of each of the Material Contracts, and we have reviewed the terms of each of such documents and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to in paragraph (5).

     5.   Based upon our review and examination described in paragraphs (2) and
(4) above, we certify that as of the date hereof no Credit Party has failed in any material respect to perform any material obligation or covenant required by the Material Contracts to be performed or complied with by it on or before the Closing Date, where such failure could reasonably be expected to have a Material Adverse Effect.

     6. Each Credit Party has requested McDermott, Will & Emery, special New York counsel for Credit Parties, (ii) Swidler Berlin Shereff Friedman, LLP, special United States telecommunications regulatory counsel for Credit Parties and (iii) Renee M. Martin, Esq., general counsel for Credit Parties, to deliver to Agents and Lenders on the Closing Date favorable written

                                     G-1-1
opinions setting forth substantially the matters in the opinions designated in Exhibit D annexed to the Credit Agreement, and as to such other matters as Syndication Agent and Administrative Agent may reasonably request.

     7. Attached hereto as Annex B are true, complete and correct copies of the Historical Financial Statements of Holdings, together with pro forma consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the Closing Date, prepared in accordance with GAAP, and the Projections.

     The foregoing certifications are made and delivered as of August __, 2000.


                                 ______________________________________
                                 Title: General Counsel


                                 ___________________________________
                                 Title: Treasurer

                                     G-1-2

                                                                  EXHIBIT G-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                             SOLVENCY CERTIFICATE

     The undersigned DOES HEREBY CERTIFY as follows:

     1. I am the treasurer of each of FOCAL FINANCIAL SERVICES, INC. and FOCAL COMMUNICATIONS CORPORATION.

     2. Reference is made to that certain Credit and Guaranty Agreement, dated as of August __, 2000 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not
                         ----------------
otherwise defined herein being used herein as therein defined), by and among FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Holdings"), FOCAL
                                                           --------
FINANCIAL SERVICES, INC., a Delaware corporation  ("Company"), CERTAIN
                                                    -------
SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Syndication Agent,
                                           ----
CITIBANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., as Documentation Agent and GSCP and SALOMON SMITH BARNEY INC., as Joint Lead Arrangers.

     3. I have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

     4. Based upon my review and examination described in paragraph (3) above, I certify that as of the date hereof, after giving effect to the Credit Extensions to be made on the date hereof and the other transactions contemplated by the Credit Documents, each Credit Party is Solvent.

     The foregoing certifications are made and delivered as of __________
[date].


                            ________________________
                            Name:
                            Title: Treasurer of
                                   Focal Financial Services Inc.
                                   and
                                   Focal Communications Corporation

                                     G-2-1

                                                                    EXHIBIT H TO
                                                   CREDIT AND GUARANTY AGREEMENT

                             COUNTERPART AGREEMENT

     THIS COUNTERPART AGREEMENT, dated ____________ is delivered pursuant to the Credit and Guaranty Agreement, dated as of August __, 2000 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement'';
                                                            ----------------
the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Holdings"), FOCAL FINANCIAL SERVICES, INC., a Delaware corporation
              --------
("Company"), CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party
  -------
thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as
                                                                ----
Syndication Agent, CITIBANK, N.A., as Administrative Agent and Collateral Agent, BANK OF AMERICA, N.A., as Documentation Agent and GSCP and SALOMON SMITH BARNEY INC., as Joint Lead Arrangers.

     1. Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:

     (a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

     (b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned are true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

     (c) no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

     (d) agrees, to the extent provided in Section 7.2 of the Credit Agreement as applicable, to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)) and in accordance with Section 7.2 of the Credit Agreement; and

     (e) Grantor hereby (i) agrees that this Counterpart Agreement may be attached to the Pledge and Security Agreement dated as of August __, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Master Pledge and Security Agreement") among Holdings, Company, each of the other Grantors party thereto and the Collateral

Agent, (ii) agrees that by the execution and delivery hereof the undersigned becomes a Grantor under the Master Pledge and Security Agreement and agrees that such Grantor will comply with all the terms and conditions of the Master Pledge and Security Agreement as if it were an original signatory thereto, (iii) grants to Collateral Agent a security interest in all of Grantor's right, title and interest in and to all "Collateral" (as such term is defined in the Master Pledge and Security Agreement) of the undersigned in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent true, complete and correct supplements to all schedules attached to the Master Pledge and Security Agreement. All such collateral shall be deemed to be part of the "Collateral" and hereafter subject to each of the terms and conditions of the Master Pledge and Security Agreement.

     2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of
______________.

                                   [NAME OF SUBSIDIARY]

                                   By:_________________________________
                                      Name:
                                      Title:

Address for Notices:
___________________
___________________
___________________

                                                                  EXHIBIT I-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT


                     COMPANY PLEDGE AND SECURITY AGREEMENT

                                     I-1-1

                                                                  EXHIBIT I-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                     MASTER PLEDGE AND SECURITY AGREEMENT

                                     I-2-1

                                                                    EXHIBIT J TO
                                                   CREDIT AND GUARANTY AGREEMENT


                     LANDLORD PERSONAL PROPERTY COLLATERAL
                               ACCESS AGREEMENT

          This LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT (this "Agreement") is dated as of ___________ and entered into by __________________, a ___________ ("Landlord"), to and for the benefit of Citibank, N.A. ("Citibank"), as collateral agent ("Agent") for Lenders which are or may hereafter become parties to the Credit Agreement (as hereinafter defined).

                                   RECITALS:

          WHEREAS, _______________, a ________________ ("Tenant"), has
possession of and occupies all or a portion of the property described on Exhibit
                                                                         -------
A annexed hereto (the "Premises");
-

          WHEREAS, Tenant's interest in the Premises arises under the lease agreement (the "Lease") more particularly described on Exhibit B annexed hereto,
                                                       ---------
pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises;

          WHEREAS, Tenant is a party to the Credit and Guaranty Agreement, dated as of August _____, 2000 (as it may be from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among Focal Communications Corporation ("Company"), Focal Financial Services, Inc. ("Borrower"), the Subsidiaries of Company (other than Borrower) party thereto, as Guarantors, various Lenders, Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, GSCP and Salomon Smith Barney Inc., as Joint Lead Arrangers, Citibank, N.A., as Collateral Agent and Administrative Agent and Bank of America, N.A., as Documentation Agent;

          WHEREAS, Tenant's obligations under the Credit Agreement will be secured, in part, by all inventory, machinery and other personal property and fixtures of Tenant (including all inventory of Tenant now or hereafter located on the Premises (the "Subject Inventory")) and all equipment used in Tenant's business (including all equipment of Tenant now or hereafter located on the Premises (together with the Subject Inventory, the "Collateral")); and

          WHEREAS, Agent has requested that Landlord execute this Agreement as a condition to the extension of credit under the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents and warrants to, and covenants and agrees with, Agent as follows:

          1. Landlord hereby (a) waives and releases unto Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause
(a) of this paragraph 1 shall be second and subordinate to the rights of Agent in respect thereof. Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

          2. Landlord certifies that (a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c)
                                                 ---------
to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, and (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease.

          3. Landlord consents to the installation or placement of the Collateral on the Premises, and Landlord grants to Agent a license to enter upon and into the Premises to do any or all of the following with respect to the
Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord caused solely by Agent's entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include any damage to the Premises made by Agent in severing and/or removing the Collateral therefrom.

          4. Landlord agrees that it will not prevent Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Landlord has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Tenant thereunder), Landlord will deliver notice (the "Landlord's Notice") to Agent to that effect. Within the 45 day period after Agent receives the Landlord's Notice, Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During such 45 day period, Landlord will not remove the Collateral from the Premises nor interfere with Agent's actions in removing the Collateral from the Premises or Agent's actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, Agent shall at no time have any obligation to remove the Collateral from the Premises.

          5. Landlord shall send to Agent a copy of any notice of default under the Lease sent by Landlord to Tenant. In addition, Landlord shall send to Agent a copy of any notice received by Landlord of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Landlord is a party which may affect Landlord's rights in, or possession of, the Premises.

          6. All notices to Agent under this Agreement shall be in writing and sent to Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

          7. The provisions of this Agreement shall continue in effect until Landlord shall have received Agent's written certification that all amounts advanced under the Credit Agreement have been paid in full.

          8. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

                                   [NAME OF LANDLORD]


                                   By: ____________________________
                                        Name:
                                        Title:

                                   Landlord's Address For Notices:

                                   ________________________________
                                   ________________________________
                                   ________________________________
                                   Fax: (___) ________

          By its acceptance hereof, as of the day and year first set forth above, Agent agrees to be bound by the provisions hereof.

                                   CITIBANK, N.A.,
                                   as Collateral Agent


                                   By:_____________________________
                                        Name:
                                        Title:

                                   Agent's Address For Notices:

                                   ________________________________
                                   ________________________________
                                   ________________________________
                                   ________________________________
                                   Fax: (___) ________

                                                                    EXHIBIT A TO
                                                      LANDLORD PERSONAL PROPERTY
                                                     COLLATERAL ACCESS AGREEMENT


Legal Description of Premises:

                                                                    EXHIBIT B TO
                                                      LANDLORD PERSONAL PROPERTY
                                                     COLLATERAL ACCESS AGREEMENT



Description of Lease:

                                                                    EXHIBIT K TO
                                                   CREDIT AND GUARANTY AGREEMENT


                               JOINDER AGREEMENT


          THIS JOINDER AGREEMENT, dated as of [__________ __, 200_] (this "Agreement"), by and among [NEW LENDERS] (each a "Lender" and collectively the
 ---------
"Lenders"), FOCAL FINANCIAL SERVICES, INC. a Delaware corporation ("Company"),
                                                                    -------
FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Holdings"), Goldman
                                                           --------
Sachs Credit Partners L.P., as Syndication Agent (in such capacity, "Syndication Agent") and CITIBANK, N.A., as Administrative Agent (in such capacity "Administrative Agent").
 --------------------

                                   RECITALS:

          WHEREAS, reference is hereby made to that certain Credit and Guaranty Agreement, dated as of August __, 2000 (said Credit and Guaranty Agreement, as amended, restated, supplemented or otherwise modified to the date hereof, the "Credit Agreement"), by and among Company, Holdings, certain Subsidiaries of
 ----------------
Holdings party thereto, as Guarantors, the Lenders party thereto from time to time, the Administrative Agent, Goldman Sachs Credit Partners, ("GSCP") as
                                                                 ----
Syndication Agent, Bank of America, N.A., as Documentation Agent, and GSCP and Salomon Smith Barney, Inc., as Joint Arrangers. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Credit Agreement; and

          WHEREAS, subject to the terms and conditions of the Credit Agreement, Company may increase the existing Revolving Commitments and/or the Delayed Draw Term Loan Commitments and/or provide for New Term Loan Commitments by entering into one or more Joinder Agreements with New Revolving Loan Lenders and/or New Delayed Draw Term Loan Lenders and/or New Term Loan Lenders, as applicable.

          NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

          Each Lender party hereto hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

          Each Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement (this "Agreement"); (ii) agrees that it will,
                                   ---------
independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent and Syndication Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Administrative Agent and Syndication Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and
(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

          Each Lender hereby agrees to make its Commitment on the following terms and conditions/1/:

1. Applicable Margin. The Applicable Margin for each Series [__] New Term Loan shall mean, as of any date of determination, a percentage per annum as set forth below plus the pricing premium, if any, less the pricing reduction, if
            ----
any, in each case as set forth below:

                   ==========================================
                           Series [__] New Term Loans
                   ==========================================
                        Total         Eurodollar   Base Rate
                    Leverage Ratio    Rate Loans     Loans
                   ==========================================
                      ____:____          ______%     ______%
                   ==========================================
2. Principal Payments. Company shall make principal payments on the Series [__] New Term Loans in installments on the dates and in the amounts set forth below:

                ================================================
                      (A)                      (B)
                                             Scheduled
                    Payment                 Repayment of
                      Date           Series [__] New Term Loans
                ================================================
                                        $________
                ------------------------------------------------
                                        $________
                ------------------------------------------------
                                        $________
                ------------------------------------------------
                                        $________
                ------------------------------------------------
                                        $________
                ------------------------------------------------
                                        $________
                ------------------------------------------------

____________________

/1/ Insert completed items 1-7 as applicable, with respect to New Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with Section 2.2 of the Credit Agreement.

                ------------------------------------------------
                                        $________
                ------------------------------------------------
                                        $________
                ------------------------------------------------
                                        $________
                ------------------------------------------------
                                        $________
                ------------------------------------------------
                                        $________
                ------------------------------------------------
                                        $________
                ------------------------------------------------
                                        $________
                ------------------------------------------------
                                        $________
                ------------------------------------------------
                         TOTAL          $________
                ================================================

3. Voluntary and Mandatory Prepayments. Scheduled installments of principal of the [Series [__]] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the [Series [__]] New Term Loans in accordance with Sections 2.11, 2.12 and 2.13 of the Credit Agreement respectively; and provided further, that the [Series [__]] New Term Loans and
                  -------- -------
all other amounts under the Credit Agreement with respect to the [Series [__]] New Term Loans shall be paid in full no later than six months prior to the maturity of any Subordinated Indebtedness, and the final installment payable by Company in respect of the [Series [__]] New Term Loans on such date shall be in an amount, if such amount is different from the amount specified above, sufficient to repay all amounts owing by Company under the Credit Agreement with respect to the [Series [__]] New Term Loans.

4. Prepayment Fees. Borrower agrees to pay to each [New Term Loan Lender] the following prepayment fees, if any: [__________].

  [Insert other additional prepayment provisions with respect to New Term Loans]

5. Other Fees. Borrower agrees to pay each [New Revolving Loan Lender] [New Delayed Draw Term Loan Lender] [New Term Loan Lender] its Pro Rata Share of an aggregate fee equal to [________ __, ____] on [_________ __, ____].

6. Proposed Borrowing. This Agreement represents Borrower's request to borrow [New Revolving Loans] [New Delayed Draw Term Loans] [Series [__] New Term Loans] from [New Revolving Loan Lenders] [New Delayed Draw Term Loan Lenders] [New Term Loan Lenders] as follows (the "Proposed Borrowing"):
                               ------------------

     (a)  Business Day of Proposed Borrowing: ___________, ____
          ----------------------------------

     (b)  Amount of Proposed Borrowing: $______________________
          ----------------------------

     (c)  Interest rate option:    [_]  a.  Base Rate Loan(s)
          --------------------
                                   [_]  b.  Eurodollar Rate Loans
                                            with an initial Interest
                                            Period of ____ month(s)

7. [New Lenders. Each [New Revolving Loan Lender] [New Delayed Draw Term Loan Lender] [New Term Loan Lender] acknowledges and agrees that upon its execution of this Agreement and the making of [New Revolving Loans] [New Delayed Draw Term Loans] [Series [__] New Term Loans] that such [New Revolving Loan Lender] [New Delayed Draw Term Loan Lender] [New Term Loan Lender] shall become a "Lender" under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.]/2/

8. Credit Agreement Governs. Except as set forth in this Agreement, [New Revolving Loans] [New Delayed Draw Term Loans] [Series [__] New Term Loans] shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

9. Company's Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and Company hereby certify that:

          (i) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

          (ii) No event has occurred and is continuing or would result from the consummation of the Proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default; and

          (iii) Company and Holdings has each performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

10. Company Covenants. By its execution of this Agreement, Company and Holdings each hereby covenant that:

_____________

/2/ Insert bracketed language if the lending institution is not already a Lender.

          (i) [Company shall make any payments required pursuant to Section 2.17(c) of the Credit Agreement in connection with the New Revolving Loan Commitments;]/3/

          (ii) Company shall deliver or cause to be delivered the following legal opinions and documents: [___________], together with all other legal opinions and other documents reasonably requested by Administrative Agent in connection with this Agreement; and

          (iii) Set forth on the attached Officers' Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial tests described in Sections 6.6 or 6.7, as applicable, of the Credit Agreement.

11. Eligible Assignee. By its execution of this Agreement, each [New Revolving Loan Lender] [New Delayed Draw Term Lender] [New Term Loan Lender] represents and warrants that it is an Eligible Assignee.

12. Notice. For purposes of the Credit Agreement, the initial notice address of each [New Revolving Loan Lender] [New Delayed Draw Term Lender] [New Term Loan Lender] shall be as set forth below its signature below.

13. Non-US Lenders. For each [New Revolving Loan Lender] [New Delayed Draw Term Lender] [New Term Loan Lender] that is a Non-US Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such [New Revolving Loan Lender] [New Delayed Draw Term Lender] [New Term Loan Lender] may be required to deliver to Administrative Agent pursuant to subsection 2.19(c) of the Credit Agreement.

14. Recordation of the New Loans. Upon execution and delivery hereof, Administrative Agent will record the [New Revolving Loans] [New Delayed Draw Term Loans] [Series [__] New Term Loans] made by [New Revolving Loan Lenders] [New Delayed Draw Term Lenders] [New Term Loan Lenders] in the Register.

15. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

16. Entire Agreement. This Agreement, the Credit Agreement and the Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

/3/ Select this provision in the circumstance where the Lender is a New
    Revolving Loan Lender.

17. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [__________________ ____, _____________].

                           [NAME OF LENDER]


                           By:______________________________
                              Name:
                              Title:

                              Notice Address:

                              _____________________

                              _____________________

                              _____________________

                              Attention:
                              Telephone:
                              Facsimile:

FOCAL COMMUNICATIONS CORPORATION,


By: _____________________________
    Name:
    Title:


FOCAL FINANCIAL SERVICES, INC.,

By: _____________________________
    Name:
    Title:

Consented to by:


GOLDMAN SACHS CREDIT PARTNERS, L.P.,
as Syndication Agent


By: _____________________________
    Name:
    Title:

CITIBANK, N.A.,
as Administrative Agent


By: _____________________________
    Name:
    Title:

                                                                      SCHEDULE A
                                                            TO JOINDER AGREEMENT

================================================================================
    Name of Lender           Type of Commitment                    Amount
--------------------------------------------------------------------------------
 [__________________]      [New Revolving Commitment]           $______________
                           [New Delayed Draw Term Loan
                           Commitment] [New Term Loan
                           Commitment]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                         Total: $______________
================================================================================

                                                                    EXHIBIT L TO
                                                   CREDIT AND GUARANTY AGREEMENT


                             ACKNOWLEDGMENT LETTER
                        [on Holdings/Company letterhead]

[Name]
[address]                                [date]


     Reference is made to [describe agreement] dated ___________ between [name] and _______________ (the "Agreement").
                          ---------

     Pursuant to Section ____ of the Agreement, [Holdings/Company] requests your consent to the assignment of the Agreement to Citibank, N.A., as collateral agent on behalf of secured parties, as collateral for a financing to be entered into on or about August ___, 2000. In the event of a default by [Holdings/Company] or any of their subsidiaries under the financing, [name] agrees that Citibank, N.A., as collateral agent, or its designees may exercise any of the rights and privileges of [Holdings/Company] under the Agreement, including entering into [describe] premises, and may request an assignment of the Agreement and rights thereunder to a third party. [As provided in Section ____ of the Agreement, your consent to such an assignment would be subject to the provision of reasonable evidence of the assignee's resources, ability and authority to perform under the Agreement].

     [An assignment of this type is consistent with Section ___ of the Agreement and furthers the goals of The Telecommunications Act of 1996 and the FCC by removing barriers to entry for CLECs.] [As you know, the FCC took action on March 18, 1999 to ensure local competition and the reasonable cooperation of RBOCs in connection with collocation arrangements.] We therefore request your consent to this assignment as promptly as possible.

                            Very truly yours,



CONSENTED TO:

[name]


By: __________________________
    Name:
    Title:

                                                                    EXHIBIT M TO
                                                   CREDIT AND GUARANTY AGREEMENT

                                     LEASE

     THIS LEASE is made on August __, 2000 between FOCAL FINANCIAL SERVICES, INC. ("Lessor") and each of the Subsidiaries of Focal Communications Corporation
       ------
listed on Schedule 1 hereto or becoming a party hereto as provided in Section 23 below (each such Subsidiary a "Lessee").
                               ------

     1.   Property.  Lessor leases to the party identified on Schedule 2 and
          --------
such Lessee leases from Lessor, each of the various items of tangible and intangible personal property (referred to as "Leased Property") more
                                              ---------------
particularly described and allocated to such Lessees on Schedule 2 hereto, as such schedule may be supplemented from time to time. Leased Property shall include, but not be limited to, transmission equipment, electronics, computers and other telecommunications assets and non-affixed, non-permanent building improvements.

     2.   Term.  Each item of Leased Property shall be leased for a number of
          ----
months that is a whole or fractional month less than [73%]/1/ [100%]/2/ of useful life of the item as reflected on the books of Lessor in accordance with generally accepted accounting principles (the "Term"). Rent shall be charged from the first month of the Term until the end of the last full month of the Term. Notwithstanding the foregoing, the parties may terminate the lease with respect to any particular item prior to the end of the agreed Term if Lessee determines that it no longer desires to use the asset in its business and Lessor determines that it can sell or release the asset on terms acceptable to Lessor and the Collateral Agent (as hereafter defined) in their sole discretion.

     3.   Rent.  The monthly rent for Leased Property shall be the amount
          ----
obtained by amortizing [50%]/1/[100%]/2/ of the Cost Base of the asset over the number of months in the Term with 6% annual simple interest. [In addition, at the end of the Term, Lessee shall pay Lessor a Final Payment in an amount equal to [____]% of the Cost Base of the asset.]/3/

     "Cost Base" as used above includes the purchase price of the asset as well
      ---------
as all associated delivery, installation or other costs incurred by Lessor, if any, in connection with the purchase and provision to Lessee of the asset. Lessor shall furnish Lessee quarterly an invoice, which lists the Leased Property by group (as agreed by Lessor and Lessee) and the applicable quarterly rent and any other charges. Lessor will make available to Lessee upon request detailed information regarding rent

1 Relevant figure for master lease with Focal Communications Corporation of Illinois ("FCCI") (the "FCCI Lease") being Capital Leases permitted by the
                ----         ----------
     Credit Agreement.

2    Relevant figure for master lease with all Subsidiaries other than FCCI.

3    To be included only in FCCI Lease.

and other charges on an asset-by-asset basis. Lessee shall pay the rent quarterly to Lessor at the principal place of business of the Lessor unless, with the written consent of the Collateral Agent, Lessor as the immediate parent of Lessee, elects to contribute the rent to Lessee as a contribution of capital. Lessee hereby waives any rights of set-off it may have against Lessor with respect to any amounts due hereunder.

     4.   Security Interests In Leased Property.  The Leased Property is subject
          -------------------------------------
to the following liens until released by the holder of such lien (such liens, the "Leased Property Liens"): (1) the lien and security interest created by
     ---------------------
Lessor in favor of Citibank, N.A., as Collateral Agent for the Secured Parties (as defined in the Company Pledge and Security Agreement) (the "Collateral
                                                                ----------
Agent"), pursuant to the Company Pledge and Security Agreement dated as of
-----
August ______, 2000 between Focal Financial Services, Inc. and Citibank, N.A. as Collateral Agent (the "Company Pledge and Security Agreement") which security
                       -------------------------------------
interest secures among other obligations the obligation of the Lessor under the Credit Agreement dated as of August __, 2000 (as amended, restated, supplemented or otherwise modified from time to time (the "Lessor Credit Agreement")) among
                                              -----------------------
Focal Communications Corporation , Focal Financial Services, Inc., certain subsidiaries of Holdings, the lenders party thereto, Goldman Sachs Credit Partners as Syndication Agent, Citibank, N.A., as Administrative Agent and as Collateral Agent, Bank of America, N.A. as Documentation Agent and GSCP and Salomon Smith Barney Inc., as Joint Lead Arrangers. (such lien, the "Lessor
                                                                      ------
Lien");  (2) the lien and security interest created by each Lessee in favor of
----
the Collateral Agent pursuant to the Master Pledge and Security Agreement dated as of August __, 2000 between each of the grantors party thereto and the Collateral Agent (the "Master Pledge and Security Agreement") which security
                       ------------------------------------
interest secures, among other obligations, the obligation of each Lessee under the Guaranty (the "Lessee Guarantee Lien"); (3) the lien and security interest
                   ---------------------
created by each Lessee pursuant to Section 23 hereunder to secure among other obligations, the obligation of each Lessee under this lease (the "Lessee Lease
                                                                  ------------
Lien"); and (4) the lien and security interest created by each Lessee pursuant
----
to the Intercompany Security Agreement dated as of August __, 2000 between each of the grantors party thereto and Lessor (the "Intercompany Security
                                                 --------------------
Agreement") to secure among other obligations the Lessee's obligations under the Intercompany Loan Agreement dated as of August __, 2000 between each of the Lessees and Lessor and under this lease (such lien the "Lessee Intercompany
                                                        -------------------
Lien").
----

     a. The parties hereto acknowledge that the Lessor Lien was created by the Lessor and attached to the Leased Property immediately prior to the time the Leased Property became subject to this Lease and that any rights acquired by the Lessee in the Leased Property or hereunder are subject to the Lessor Lien. Notwithstanding the provisions of Article 2A of the Uniform Commercial Code or any other law or any agreement between the parties to the contrary, the Collateral Agent's rights in the Leased Property are not subject to the terms of this Lease.

     b. The Lessor agrees that the liens and security interests of the Collateral Agent shall be senior and prior in right to the liens and security interest of Lessor, if any, in the Leased Property, and such priority is applicable irrespective of the order of creation, attachment or perfection of any such liens or security interests or any priority that might otherwise be available to the Collateral Agent or the Lessor.

     c. The Lessor agrees that the liens and security interests of the Collateral Agent shall be senior and prior in right to the liens and security interest of Lessor, if any, in the Leased Property, and such priority is applicable irrespective of the order of creation, attachment or perfection of any such liens or security interests or any priority that might otherwise be available to the Collateral Agent or the Lessor.

     5.   Security Interest in Lease.  This Lease is subject to a lien and
          --------------------------
security interest granted by Lessor to Collateral Agent pursuant to the terms of the Lessor Pledge and Security Agreement and secures, among other obligations, the obligation of the Lessor under the Lessor Credit Agreement.

     a. The Lessee agrees that, upon written notice to Lessee by the Collateral Agent of the occurrence and continuation of an Event of Default (as defined in the Lessor Credit Agreement), the Collateral Agent may exercise its right to acquire, sell or otherwise dispose of all the Lessor's rights under this Lease, notwithstanding any rights of the Lessee hereunder.

     b. The Collateral Agent may exercise all the rights of the Lessor hereunder, including the right to demand and collect payment of the Lease Obligations. Lessee shall make all payments hereunder to Lessor until receipt of written notice from Collateral Agent.

     6.   Location.  Lessee shall give Lessor and Collateral Agent such
          --------
information relating to the Leased Property as either the Lessor or the Collateral Agent may reasonably request from time to time. For so long as the Lessor Lien is outstanding, Lessor and Collateral Agent shall have the right to enter the property where the Leased Property is located during business hours for the purpose of inspecting it or observing its use.

     7.   Installation and Maintenance.  Except as the parties may otherwise
          ----------------------------
agree, Lessee shall be responsible for installation and maintenance of all Leased Property.

     8.   Use.  Lessee shall comply with all federal, state, municipal, police
          ---
and other laws, ordinances and regulations relating to the possession, use or maintenance of the Leased Property. Lessee shall give Lessor immediate notice of any attachment or other judicial process affecting the Leased Property. If Lessor or Collateral Agent supplies Lessee with any label, plate or other marking, which indicates that the Leased Property is owned by Lessor, Lessee shall affix it and keep it upon a prominent place on the Leased Property.

     9.   Alterations.  Without the prior consent of Lessor and Collateral
          -----------
Agent, Lessee shall not make any alterations, additions, or improvements to the Leased Property which will adversely affect the Leased Property. Such permitted alterations, additions or improvements may, at Lessee's option, be removed by Lessee upon the expiration or earlier termination of this Lease, but only if such removal may be accomplished without damage to the Leased Property or otherwise reducing its value.

     10.  Repairs.  Lessee, at its expense, shall keep the Leased Property in
          -------
good working condition and shall finish any parts necessary to keep the Leased Property in good working condition, ordinary wear and tear excepted. However, if Lessee and Lessor determine that any particular repair will extend the life of the item of Leased Property and Collateral Agent consents to such repair, Lessor shall pay for such repair.

     11.  Loss and Damage Insurance.  Lessee assumes and shall be liable for any
          -------------------------
loss or damage to the Leased Property from any cause occurring at any time subsequent to the commencement of the lease. The value of the property at the time of any loss or damage shall in no event be less than the aggregate amount of all future rental payments due hereunder as of the date of such loss or damage but shall be determined by the Lessor, the Lessee and, so long as the Lessor Lien is outstanding, the Collateral Agent. If the parties cannot agree to a value, then the parties shall jointly select a qualified appraiser to determine the value of the item. Cost of the appraiser shall be borne equally by Lessor and Lessee, and the determination of value by the appraiser shall be binding on the parties. Lessor may at its option insure the Leased Property against risk of physical loss or damage; however, the amount or availability of such insurance shall not be for the benefit of the lessee and shall not reduce the Lessee's damages to Lessor for any loss or damage to the Leased Property.
If any item of Leased Property is damaged or any loss occurs, Lessee shall immediately notify Lessor of the damage or loss Collateral Agent shall be named as loss payee on any such policy of insurance.

     12.  Surrender.  Subject to Section 13 below, upon the expiration or
          ---------
earlier termination of this Lease, as to any item of Leased Property, Lessee shall, at its own expense, return the item to Lessor in good working condition, ordinary wear and tear excepted.

     13.  Purchase Option.  In lieu of surrender of an item of Leased Property
          ---------------
upon expiration or termination of the Lease, Lessee may, at its option, elect to purchase such item at its fair market value (which value shall be calculated without regard to any Leased Property Liens encumbering such property) as of that date. Fair market value shall be determined jointly by Lessee, Lessor and, for so long as the Lessor Lien is outstanding, the Collateral Agent, and if the parties cannot agree to a value, then the parties shall jointly select a qualified appraiser to determine the value of the item. Cost of the appraiser shall be borne equally by Lessor and Lessee, and the determination of value by the appraiser shall be binding on the parties. Lessee shall exercise its purchase option under this Section by notification on or before the date of termination or expiration of the Lease (or within 10 business days of the termination in the event of an early termination of this Lease) with respect to the item in writing to the Lessor and, for so long as the Lessor Lien is outstanding, also to the Collateral Agent. Any sale pursuant to this Section 13 shall be subject to Section 2.12(a) of the Credit Agreement. Any item of Leased Property sold pursuant to this Section 13 shall be released from the Lessor Lien by the Collateral Agent upon payment of the fair market value purchase price to the Collateral Agent. Notwithstanding the foregoing, Lessor shall remain liable for the full performance of all obligations on the part of Lessor to be performed under the Company Pledge and Security Agreement./4/

     14.  Other Taxes and Fees.  Lessor shall collect and separately state on
          --------------------
invoices to Lessee amounts of sales or use taxes levied on the rent charged from Lessor to Lessee to the extent such collection is required under applicable federal, state, county, city, or other laws or regulations. In addition to rent, Lessee shall pay to Lessor separately stated amounts for collection of sales or use taxes with amounts charged for the rent of Leased Property. Lessee shall pay all governmental charges resulting from the ownership of the equipment such as fees for tiding or registration of equipment. In addition, Lessee shall be responsible for all ad valorem taxes payable with respect to the Leased Property. Lessor shall pay all federal, foreign, state, city, county or other taxes arising from net income derived from the lease.

     15.  Warranties.  LESSOR MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AS
          ----------
TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE.

     16.  Indemnity.  Lessee shall indemnify Lessor against, and hold Lessor
          ---------
harmless from, any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including reasonable attorneys' fees, relating to the Leased Property, including without limitation, the manufacture, selection, delivery, possession, use, operation or return of the Leased Property. Each party agrees that it will give the other prompt notice of the assertion of any such claim or the filing of any such action, suit or proceeding.

     17.  Default.  A default shall occur when (1) Lessee  fails to pay any rent
          -------
or other amount as to any item of Leased Property, within 30 days after the same is due and payable, (2) any Lessee fails to observe, keep or perform any other term of this Lease as to any item of Leased Property, and such Lessee fails to remedy, cure or remove such failure within 30 days after receipt of written notice from such Lessor (or for so long as Lessor Lien is outstanding, the Collateral Agent), or (3) a Default occurs under the Credit Agreement. Upon such Default hereunder, Lessor or Collateral Agent (in the case of a Default under clause (3)) shall have the right to exercise any one or more of the following remedies:

     a. To take possession of any or all items of Leased Property, without demand or notice, wherever it is located, without any court order or other legal process, unless such repossession is prohibited by law. Lessee waives any damages because of repossession unless caused by Lessor's or Collateral Agent's gross negligence or willful misconduct, as the case may be. A repossession shall not cause a termination of this Lease as to any item of Leased Property unless Lessor or Collateral Agent as the case may be, expressly notifies Lessee in writing.

_____________________

4 The purchase option contained in Section 13 shall be for a nominal purchase price rather than the fair market value of the property.

     b.   To terminate this Lease as to any or all items of Leased Property.

     c.   To pursue any other remedy at law or in equity.

Notwithstanding any repossession, or any other action which Lessor or Collateral Agent may take, Lessee shall remain liable for the full performance of all obligations on the part of Lessee to be performed under this Lease.

Notwithstanding any other provision of this Section 17, upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(q) of the Credit Agreement, this Lease shall terminate automatically.

     18.  Assignment.  Without the prior consent of Lessor and Collateral Agent,
          ----------
Lessee shall not assign, transfer, pledge or hypothecate this Lease or the Leased Property to any third party (other than the Collateral Agent). All rights of Lessor may be assigned, pledged, mortgaged, transferred or otherwise disposed of, without notice to Lessee. Subject to the foregoing, this Lease is binding on the personal representatives, successors and assigns of the parties. The parties intend that the equipment identified on Schedule 2 (whether or not identified on one or more separate pieces of paper and whether or not leased by separate lessees) shall not be deemed subject to separate agreements or separate leases; but this Lease shall be construed as a single agreement, and the rights hereunder may not be separately transferred with respect to any item of Leased Property.

     19.  Applicable Law.  This Lease shall be governed by and construed under
          --------------
the laws of New York applicable to contracts made and to be performed entirely within such state. This Lease shall be valid only if signed first by Lessee and then signed and accepted by Lessor.

     20.  Ownership.  The Leased Property shall continue to be the sole and
           ---------
exclusive property of Lessor, and Lessee shall have no right, title or interest except as expressly set forth in this Lease.

     21.  Payment Subordination.
          ---------------------

   a. The Lessor agrees that the Lease Obligations (as defined herein) are subordinate in right of payment, to the extent and in the manner provided in this Section 21, to the prior payment in full in cash of all the Guaranteed Obligations (as defined in the Credit Agreement) and that the subordination is for the benefit of and enforceable by the Collateral Agent on behalf of the Secured Parties.

     b. The Lessee may not pay rent, any interest thereon, the Final Payment, or any other amount in respect of the Lease Obligations during any period (a "Payment Blockage Period") commencing on the date the
                     -----------------------
          Administrative Agent shall have given written notice to the Lessee
          (a "Blockage Notice") that such payments in respect of the Lease
              ---------------
          Obligations should cease and ending on the date that the Administrative Agent shall notify the Lessee that the Blockage Notice is no longer in effect.

     c. If a distribution is made to the Lessor that because of this Section 21 should not have been made to it, the Lessor shall hold such payment in trust for the Collateral Agent and the Secured Parties and pay it over to them as their interests may appear.

     d. No right of the Collateral Agent or any Secured Party to enforce the subordination of the Lease Obligations shall be impaired by any act or failure to act by the Lessor or by its failure to comply with this Lease, the Credit Agreement or any other Credit Document (as defined in the Credit Agreement).

     e. The Lessor authorizes and directs the Collateral Agent on the Lessor's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Section 21 and appoints the Collateral Agent as attorney-in-fact for any and all such purposes.

     f. The Lessor shall not take or omit to take any action or assert any claim with respect to the Lease Obligations or otherwise which is inconsistent with the provisions of this Lease. Without limiting the foregoing, the Lessor shall not assert, collect or enforce the Lease Obligations or any part thereof or take any action to foreclose or realize upon the Lease Obligations or any party thereof or enforce this Lease or the Company Pledge and Security Agreement except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation. Until all obligations owed under the Credit Agreement and the other Credit Documents have been paid in full, the Lessor shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Lessor or the Lessee. The Lessor further waives any and all rights with respect to marshalling.

     g. Notwithstanding any provision to the contrary contained herein, any secured party to whom the Lessor assigns its right, title and interest in, to and under this Lease shall be entitled to terminate this Lease if and upon such circumstances as the security agreement between the Lessor and such secured party so permits. Upon any such termination, the Lessee shall promptly deliver to such secured party or allow such secured party to take possession of the Leased Property. This Lease is subject and subordinate in all respects to the rights of the secured party under such security agreement.

     "Lease Obligations" as used above means all Obligations of the Lessee under
      -----------------
this Lease.

     22.  General Agreement.  [The Lessor and each Lessee intend that this Lease
          -----------------
be a true lease with respect to the Leased Property. If, notwithstanding the intent of the parties to this Lease, this Lease is deemed by any court, tribunal, arbitrator or other adjudicative authority in any proceeding to constitute a financing arrangement or otherwise not to constitute a "true lease" with respect to the Leased Property, then]/5/ Lessee hereby grants to Lessor a security interest in and to Lessee's rights in and to all Leased Property to secure the obligation of the Lessee hereunder.

______________________

5    Not to be included in FCCI Lease.

     23.  Additional Lessees.  The Credit Agreement predicates that each
          ------------------
Subsidiary that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Lessee and the Intercompany Security Agreement if the Lessor wishes to lease Telecommunications Assets to such Subsidiary. Upon execution and delivery by the Lessor and a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Lessee hereunder and a Grantor under the Intercompany Security Agreement, in each case with the same force and effect as if originally named as a Lessee herein or a Grantor under the Intercompany Security Agreement. The execution and delivery of any such instrument shall not require the consent of any Lessee hereunder. The rights and obligations of each Lessee hereunder and each Grantor under the Intercompany Security Agreement shall remain in full force and effect notwithstanding the addition of any new Lessee as a party to this Agreement or the Intercompany Security Agreement.

     24.  Notices.  All communications and notices hereunder shall (except as
          -------
otherwise expressly permitted herein) be in writing and given as provided in
Section 10.1 of the Lessor Credit Agreement. All communications and notices hereunder to any Lessee shall be given to it at its address or telecopy number set forth on Schedule I.

     25.  Entire Agreement.  This instrument constitutes the entire agreement
          ----------------
between Lessor and Lessee. It shall not be changed except by a written agreement signed by both parties.

                 (remainder of page intentionally left blank)

IN WITNESS WHEREOF, the Lessor and Lessee have duly executed this Agreement as of the day and year first above written.

                            LESSOR:

                            FOCAL FINANCIAL SERVICES, INC.

                            By:____________________________________
                            Title:_________________________________

                            LESSEE:


                            [EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE 1 HERETO]/6/


                            [FOCAL COMMUNICATIONS
                            CORPORATION OF ILLINOIS]/7/


                            By:___________________________________
                            Title:    Authorized Signatory
                                  --------------------------------



Acknowledged by and agreed to by:

CITIBANK, N.A., as Collateral Agent
under Company Pledge and Security Agreement

By:______________________________________
Title:___________________________________

_______________

6    For Lease with all Subsidiaries other than FCCI.

7    For FCCI Lease only.

                                                      SCHEDULE 1 TO MASTER LEASE


                                   LESSEE[S]

                  Name                                  Address

[Focal Communications Corporation of California         each of
Focal Communications Corporation of Colorado            Chief Executive Office
Focal Communications Corporation of Florida             200 North LaSalle Street
Focal Communications Corporation of Georgia             Chicago, Illinois 60601
Focal Communications Corporation of Massachusetts
Focal Communications Corporation of Michigan
Focal Communications Corporation of Mid-Atlantic
Focal Communications Corporation of Minnesota
Focal Communications Corporation of Missouri
Focal Communications Corporation of New Jersey
Focal Communications Corporation of New York
Focal Communications Corporation of Ohio
Focal Communications Corporation of Pennsylvania
Focal Communications Corporation of Texas
Focal Communications Corporation of Virginia
Focal Communications Corporation of Washington
Focal Communications Corporation of Wisconsin
Focal International Corp.
Focal Telecommunications Corporation
Focal Equipment Finance, LLC]/8/
Focal Communications Corporation of Illinois]/9/







_________________

8  Lease with all Subsidiaries other than FCCI.

9  FCCI Lease only.

                                                      SCHEDULE 2 TO MASTER LEASE


                        DESCRIPTION OF LEASED PROPERTY
                           IN RESPECT OF EACH LESSEE


                [List Leased Property and corresponding Lessee]

                                                                      ANNEX 1 TO
                                                                MASTER LEASE/10/

   THIS IS SUPPLEMENT NO. __ dated as of [__________] to the Approved Lease
Agreement dated as of August [    ], 2000 (the "Approved Lease Agreement"),
                                                ------------------------
among the Subsidiaries of Focal Communications Corporation listed on Schedule 1 thereto, and Focal Financial Services, Inc., a Delaware corporation (the "Lessor").
 ------

     A. Reference is made to (a) the Credit Agreement dated as of August [__], 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Focal Communications Corporation, Focal Financial
-----------------
Services, Inc., certain Subsidiaries of Focal Communications Corporation, the lenders from time to time party thereto (the "Lenders"), Goldman Sachs Credit
                                              -------
Partners ("GSCP") as Syndication Agent,  Citibank, N.A., as Administrative Agent
           ----
and collateral agent, Bank of America N.A. as Documentation Agent, and GSCP and Salomon Smith Barney Inc. as Joint Lead Arrangers (b) the Approved Lease Agreement and (c) the Intercompany Security Agreement.

     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Approved Lease Agreement and the Credit Agreement.

     C. The Lessees have entered into the Approved Lease Agreement as required by the Credit Agreement. The Credit Agreement predicates that each Subsidiary not in existence on the date of the Credit Agreement is required to enter into the Approved Lease Agreement as a Lessee if the Lessor wishes to lease Telecommunications Assets to such Subsidiary. Section 24 of the Approved Lease Agreement provides that additional Subsidiaries may become Lessees under the Approved Lease Agreement and Grantors under the Intercompany Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Lessee") is executing this Supplement in
                             -----------
accordance with the requirements of the Credit Agreement to become a Lessee under the Approved Lease Agreement and a Grantor under the Intercompany Security Agreement.

     Accordingly, the Lessor and the New Lessee agree as follows:

     SECTION 1. In accordance with Section 23 of the Approved Lease Agreement, the New Lessee by its signature below becomes a Lessee under the Approved Lease Agreement and a Grantor under the Intercompany Security Agreement, in each case with the same force and effect as if originally named therein as a Lessee or a Grantor, respectively, and the New Lessee hereby (a) agrees to all the terms and provisions of the Approved Lease Agreement applicable to it as a Lessee thereunder and of the Intercompany Security Agreement applicable to it as a Grantor thereunder, (b) represents and warrants that the representations and warranties made by it as a Lessee or Grantor,

______________

10  [Not relevant for FCCI Lease.]

as applicable, thereunder are true and correct on and as of the date hereof, (c) grants to Lessor a security interest in all of such New Lessee's right, title and interest in and to all "Collateral" (as such term is defined in the Intercompany Security Agreement) of such New Lessee, whether now or hereafter existing or in which New Lessee now has or hereafter acquires an interest and wherever the same may be located and (d) represents and warrants that it has duly completed and herewith delivers to Lessor supplements to all schedules attached to the Intercompany Security Agreement. Each reference to a "Lessee" in the Approved Lease Agreement and a "Grantor" in the Intercompany Security Agreement shall be deemed to include the New Lessee. Each of the Approved Lease Agreement and the Intercompany Security Agreement is hereby incorporated herein by reference.

     SECTION 2. The New Lessee represents and warrants to the Lessor that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Lessor shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Lessee and the Lessor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

     SECTION 4. Except as expressly supplemented hereby, the Approved Lease Agreement shall remain in full force and effect.

     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Approved Lease Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in the Approved Lease Agreement. All communications and notices hereunder to the New Lessee shall be given to it at the address set forth under its signature below.

     SECTION 8. The New Lessee agrees to reimburse the Lessor for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Lessor.

     SECTION 9. The Lessor and the New Lessee intend that this Supplement and together with the Approved Lease Agreement be a true lease with respect to the Leased Property. If, notwithstanding the intent of the parties to this Supplement, this Supplement or the Approved Lease Agreement is deemed by any court, tribunal, arbitrator or other adjudicative authority in any proceeding to constitute a financing arrangement or otherwise not to constitute a "true lease" with respect to the Leased Property, then New Lessee hereby grants to Lessor a security interest in and to Lessee's rights in and to all Leased Property to secure the obligation of the New Lessee hereunder and under the Approved Lease Agreement.

     IN WITNESS WHEREOF, the New Lessee and the Lessor have duly executed this Supplement to the Approved Lease Agreement as of the day and year first above written.


                         [Name of New Lessee],



                         By:  _______________________________
                              Name:
                              Title:
                              Address:


                         FOCAL FINANCIAL SERVICES, INC., as
                         Lessor,


                         By:  _______________________________
                              Name:
                              Title:




Acknowledged by and agreed to by:
[NAME OF COLLATERAL AGENT]



by___________________________
  Name:
  Title:
  Address:

                                                                    EXHIBIT N TO
                                                   CREDIT AND GUARANTY AGREEMENT


                          INTERCOMPANY LOAN AGREEMENT


     THIS INTERCOMPANY LOAN AGREEMENT is dated as of August __, 2000, among each Subsidiary of Focal Communications Corporation listed on Schedule I hereto or becoming a party hereto as provided in Section 4.09 (each such Subsidiary individually, a "Subsidiary Borrower" and collectively, the "Subsidiary
                 -------------------                         ----------
Borrowers"), as borrowers, and FOCAL FINANCIAL SERVICES, INC., a Delaware
---------
corporation (the "Company"), as lender.
                  -------

     Reference is made to (a) the Credit Agreement dated as of August __, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Focal Communications Corporation ("Holdings"), the
 ----------------                                             --------
Company, certain Subsidiaries of Holdings, the lenders party thereto (the "Lenders"), Goldman Sachs Credit Partners L.P. ("GSCP") as Syndication Agent,
--------
Citibank, N.A., as administrative agent and collateral agent (the "Collateral
                                                                   ----------
Agent") Bank of America, N.A., as Documentation Agent, and Salomon Smith Barney
-----
Inc. and GSCP as Joint Lead Arrangers, and (b) the Intercompany Security
Agreement dated as of August [    ], 2000 (as amended, restated, supplemented or
otherwise modified from time to time, the "Intercompany Security Agreement"),
                                           -------------------------------
among the Company and the Subsidiary Borrowers.

     Pursuant to the Credit Agreement, the Lenders will make loans to the Company, subject to the terms and conditions specified therein. Section 5.13 of the Credit Agreement requires that any and all intercompany loans made by Company to any of its Subsidiaries are evidenced by and made in accordance with this Agreement.

     Accordingly, the Subsidiary Borrowers and the Company (and each of their respective successors or assigns), hereby agree as follows:



                                   ARTICLE I

                                  Definitions
                                  -----------

     SECTION 1.0    Definition of Terms Used Herein.  Unless the context
                    -------------------------------
otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

     SECTION 1.0    Rules of Interpretation.  The rules of interpretation
                    -----------------------
specified in Sections 1.3 and 1.4 of the Credit Agreement shall be applicable to this Agreement.

                                  ARTICLE II

                              Intercompany Loans
                              ------------------

     The Company may from time to time make loans (the "Intercompany Loans") to
                                                        ------------------
any of the Subsidiary Borrowers to the extent permitted in accordance with the Credit Agreement. Each of the Subsidiary Borrowers and the Company hereby agrees that the Intercompany Loans shall not, at any time, be evidenced by any written promissory notes and agree that the Intercompany Loans shall be recorded by appropriate notation in the books and records of the Company. The Intercompany Loans will be payable in the full amount of all principal and accrued and unpaid interest 30 days after demand therefor from the Company. Interest on the Intercompany Loans will accrue at such rate or rates, and be payable at such times, as the Company and the applicable Subsidiary Borrower may from time to time agree. All payments in respect of the Intercompany Loans shall be made in U.S. dollars without any reduction for any claim of set-off, recoupment, counterclaim or other similar right by any Subsidiary Borrower.


                                  ARTICLE III

                                 Subordination
                                 -------------

     SECTION 3.01   Subordination of Payment.  The Company and each Subsidiary
                    ------------------------
Borrower agrees that the Intercompany Loans are subordinated in right of payment, to the extent and in the manner provided in this Article III, to the prior payment in full in cash of all the Guaranteed Obligations (as defined in the Credit Agreement) and that the subordination is for the benefit of and enforceable by the Collateral Agent on behalf of the Secured Parties.

     SECTION 3.02  Subordination of Liens.  Pursuant to the Company Pledge
                   ----------------------
and Security Agreement dated as of August [   ], 2000, between the Company and
the Collateral Agent, the Company has granted to the Collateral Agent a security interest in, among other things, the Intercompany Loans, any instruments evidencing the Intercompany Loans and all security related to the Intercompany Loans, including the security interest created by the Intercompany Security Agreement. The Company agrees that the liens and security interests of the Collateral Agent shall be senior and prior in right to the liens and security interest of Company in the Collateral (as defined in the Intercompany Security Agreement), and such priority is applicable irrespective of the order of creation, attachment or perfection of any such liens or security interests or any priority that might otherwise be available to the Collateral Agent or the Company.

     SECTION 3.03   Default on Senior Indebtedness.  The Subsidiary Borrowers
                    ------------------------------
may not pay the principal of, premium, if any, interest on, or any other amount in respect of the Intercompany Obligations during any period (a "Payment
                                                                 -------
Blockage Period") commencing on the date the Administrative Agent shall have
---------------
given written notice of the occurrence of a continuing Event of Default to the Subsidiary Borrowers (a "Blockage Notice") that such payments in respect of the
                         ---------------
Intercompany Obligations should cease and ending on the date that the Administrative Agent shall notify the Subsidiary Borrowers that the Blockage Notice is no longer in effect.

     SECTION 3.04   When Distributions Must Be Paid Over.  If a distribution is
                    ------------------------------------
made to the Company that because of this Article III should not have been made to it, the Company shall hold such payment in trust for the Collateral Agent and the Secured Parties and pay it over to them as their interests may appear.

     SECTION 3.05   Subordination May Not Be Impaired by Borrower.  No right of
                    ---------------------------------------------
the Collateral Agent or any Secured Party to enforce the subordination of the Intercompany Obligations shall be impaired by any act or failure to act by the Company or by its failure to comply with this Agreement, the Credit Agreement or any other Credit Document.

     SECTION 3.06   Administrative Agent To Effectuate Subordination.  The
                    ------------------------------------------------
Company authorizes and directs the Collateral Agent on the Company's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article III and irrevocably appoints the Collateral Agent as attorney-in-fact for any and all such purposes.

     SECTION 3.07  Enforcement of Remedies.  The Company shall not take or
                   -----------------------
omit to take any action or assert any claim with respect to the Intercompany Obligations (as defined in the Intercompany Security Agreement) or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, the Company shall not assert, collect or enforce the Intercompany Obligations or any part thereof or take any action to foreclose or realize upon the Intercompany Obligations or any part thereof or enforce this Agreement or the Intercompany Security Agreement except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation. Until all obligations owed under the Credit Agreement and the other Credit Documents have been paid in full, the Company shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Company or a Subsidiary Borrower. The Company further waives any and all rights with respect to marshalling.

                                  ARTICLE IV

                                 Miscellaneous
                                 -------------

     SECTION 4.01   GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                    -------------
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW), BUT WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS.

     SECTION 4.02   Waivers.  Neither this Agreement nor any provision hereof
                    -------
may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Subsidiary Borrower or Subsidiary Borrowers with respect to which such waiver, amendment or modification is to apply.

     SECTION 4.03   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO
                    --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR

INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.03.

     SECTION 4.04   Severability.  In the event any one or more of the
                    ------------
provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 4.05   Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 4.04), and shall become effective as provided in Section 4.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     SECTION 4.06   Headings.  Article and Section headings used herein are for
                    --------
the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 4.07   Jurisdiction; Consent to Service of Process.  (a) Each
                    -------------------------------------------
Subsidiary Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement against any Subsidiary Borrower or its properties in the courts of any jurisdiction.

          (b) Each Subsidiary Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process by mail in the manner provided for notices in Section 4.12. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 4.08   Termination.  This Agreement and the Security Interest shall
                    -----------
terminate when all the Intercompany Obligations have been paid in full and the Intercompany Loan Agreement has been terminated in a manner permitted by the Credit Agreement, at which time the Company shall execute and deliver to the Subsidiary Borrowers, at the Subsidiary Borrowers expense, all Uniform Commercial Code termination statements and similar documents which the Subsidiary Borrowers shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this
Section 4.08 shall be without recourse to or warranty by the Company. A Subsidiary Borrower shall automatically be released from its obligations hereunder and the security interest in the Intercompany Collateral of such Subsidiary Borrower shall be automatically released in the event that all the capital stock of such Subsidiary Borrower shall be sold, transferred or otherwise disposed of to a person that is not the Company or an Affiliate of the Company in accordance with the terms of the Credit Agreement.

     SECTION 4.09   Additional Subsidiary Borrowers.  The Credit Agreement
                    -------------------------------
predicates that each Subsidiary that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Subsidiary Borrower and the Intercompany Security Agreement if the Company wishes to make intercompany loans to such Subsidiary Borrower. Upon execution and delivery by the Company and a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Subsidiary Borrower hereunder and a Grantor under the Intercompany Security Agreement, in each case with the same force and effect as if originally named as a Subsidiary Borrower herein or a Grantor under the Intercompany Security Agreement. The execution and delivery of any such instrument shall not require the consent of any Subsidiary Borrower hereunder. The rights and obligations of each Subsidiary Borrower hereunder and each Grantor under the Intercompany Security Agreement shall remain in full force and effect notwithstanding the addition of any new Subsidiary Borrower as a party to this Agreement or the Intercompany Security Agreement.

     SECTION 4.10   Compliance with Laws.  Notwithstanding anything herein which
                    --------------------
may be construed to the contrary, no action shall be taken by the Company with respect to the Licenses or any license, permit, certificate or authorization of the Federal Communications Commission ("FCC") or any other federal, state or
                                        ---
local regulatory or governmental bodies applicable to or having jurisdiction over the Subsidiary Borrowers unless and until any required approval under the Federal Communications Act of 1934, and any applicable rules and regulations thereunder, requiring the consent to or approval of such action by the FCC or any governmental or other communications authority, have been satisfied and, to the extent applicable, any action taken with respect to, concerning or affecting the Intercompany Collateral, directly or indirectly, or any security interest granted therein by the Company shall be subject to any required approval of the FCC and any state or local communications regulatory authority and all applicable communications laws.

     SECTION 4.11   Collateral Agent's Rights.  The Subsidiary Borrowers agree
                    -------------------------
that, upon the occurrence and continuation of an Event of Default (as defined in the Credit Agreement), the Collateral Agent may exercise its right to acquire, sell or otherwise dispose of all the Company's rights under this Agreement and the Intercompany Security Agreement, whereupon this Agreement shall be deemed to have been assigned to the Collateral Agent and the Collateral Agent may exercise all the rights of the Company hereunder, including the right to demand and collect payment of the Intercompany Loans.

     SECTION 4.12   Notices.  All communications and notices hereunder shall
                    -------
(except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Borrower shall be given to it at its address or telecopy number set forth on Schedule I.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                    EACH OF THE SUBSIDIARY BORROWERS
                    LISTED ON SCHEDULE I HERETO,

                            By: _________________________________
                                Name:
                                Title: Authorized Signatory


                    FOCAL FINANCIAL SERVICES, INC., as
                    lender,

                            By: ________________________________
                                Name:
                                Title: Authorized Signatory

                                                                      SCHEDULE I
                                                  TO INTERCOMPANY LOAN AGREEMENT


                              SUBSIDIARY BORROWERS

                  Name                                 Address
                  ----                                 -------

Focal Communications Corporation of California         each of
Focal Communications Corporation of Colorado           Chief Executive Office
Focal Communications Corporation of Florida            200 North LaSalle Street
Focal Communications Corporation of Georgia            Chicago, Illinois 60601
Focal Communications Corporation of Illinois
Focal Communications Corporation of Massachusetts
Focal Communications Corporation of Michigan
Focal Communications Corporation of Mid-Atlantic
Focal Communications Corporation of Minnesota
Focal Communications Corporation of Missouri
Focal Communications Corporation of New Jersey
Focal Communications Corporation of New York
Focal Communications Corporation of Ohio
Focal Communications Corporation of Pennsylvania
Focal Communications Corporation of Texas
Focal Communications Corporation of Virginia
Focal Communications Corporation of Washington
Focal Communications Corporation of Wisconsin
Focal Financial Services, Inc.
Focal International Corp.
Focal Telecommunications Corporation
Focal Equipment Finance, LLC

                                                                      ANNEX 1 TO
                                                     INTERCOMPANY LOAN AGREEMENT


     THIS IS SUPPLEMENT NO. __ dated as of [__________] to the Intercompany Loan
Agreement dated as of August [    ], 2000 (the "Intercompany Loan Agreement"),
                                                ---------------------------
among the Subsidiaries of Focal Financial Services, Inc. listed on Schedule I thereto, and Focal Financial Services, Inc., a Delaware corporation (the "Company"), as lender.
--------


     A. Reference is made to (a) the Credit Agreement dated as of August [__], 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Focal Communications Corporation, Focal
           ----------------
Financial Services, Inc., certain Subsidiaries of Focal Communications Corporation, the lenders from time to time party thereto (the "Lenders"),
                                                               -------
Goldman Sachs Credit Partners ("GSCP") as Syndication Agent,  Citibank, N.A., as
                                ----
Administrative Agent and collateral agent, Bank of America N.A. as Documentation Agent, and GSCP and Salomon Smith Barney Inc. as Joint Lead Arrangers (b) the Intercompany Loan Agreement and (c) the Intercompany Security Agreement.

     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercompany Loan Agreement and the Credit Agreement.

     C. The Subsidiary Borrowers have entered into the Intercompany Loan Agreement as required by the Credit Agreement. The Credit Agreement predicates that each Subsidiary not in existence on the date of the Credit Agreement is required to enter into the Intercompany Loan Agreement as a Subsidiary Borrower if the Company wishes to make intercompany loans to such Subsidiary Borrower.
Section 4.09 of the Intercompany Loan Agreement provides that additional Subsidiaries may become Subsidiary Borrowers under the Intercompany Loan Agreement and Grantors under the Intercompany Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Subsidiary Borrower") is executing this Supplement in
                 ------------------------
accordance with the requirements of the Credit Agreement to become a Subsidiary Borrower under the Intercompany Loan Agreement and a Grantor under the Intercompany Security Agreement.

     Accordingly, the Company and the New Subsidiary Borrower agree as follows:

     SECTION 1. In accordance with Section 4.09 of the Intercompany Loan Agreement, the New Subsidiary Borrower by its signature below becomes a Subsidiary Borrower under the Intercompany Loan Agreement and a Grantor under the Intercompany Security Agreement, in each case with the same force and effect as if originally named therein as a Subsidiary Borrower or a Grantor, respectively, and the New Subsidiary Borrower hereby (a) agrees to all the terms and provisions of the Intercompany Loan Agreement applicable to it as a Subsidiary Borrower thereunder and of the Intercompany Security Agreement applicable to it as a Grantor thereunder, (b) represents and warrants that the representations and warranties made by it as a Subsidiary Borrower or Grantor, as applicable, thereunder are true and correct on and as of the date hereof, (c) grants to Company a security interest in all of such New Subsidiary Borrower's right, title and interest in and to all

"Collateral" (as such term is defined in the Intercompany Security Agreement) of such New Subsidiary Borrower, whether now or hereafter existing or in which New Subsidiary Borrower now has or hereafter acquires an interest and wherever the same may be located and (d) represents and warrants that it has duly completed and herewith delivers to Company supplements to all schedules attached to the Intercompany Security Agreement. Each reference to a "Subsidiary Borrower" in the Intercompany Loan Agreement and a "Grantor" in the Intercompany Security Agreement shall be deemed to include the New Subsidiary Borrower. Each of the Intercompany Loan Agreement and the Intercompany Security Agreement is hereby incorporated herein by reference.

     SECTION 2. The New Subsidiary Borrower represents and warrants to the Company that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Company shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Borrower and the Company. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

     SECTION 4. Except as expressly supplemented hereby, the Intercompany Loan Agreement shall remain in full force and effect.

     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND
SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), BUT WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS.

     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intercompany Loan Agreement and the Intercompany Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Intercompany Loan Agreement. All communications and notices hereunder to the New Subsidiary Borrower shall be given to it at the address set forth under its signature below.

     SECTION 8. The New Subsidiary Borrower agrees to reimburse the Company for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Company.

     IN WITNESS WHEREOF, the New Subsidiary Borrower and the Company have duly executed this Supplement to the Intercompany Loan Agreement as of the day and year first above written.


                         [Name of New Subsidiary Borrower],



                         By: ____________________________________
                             Name:
                             Title:
                             Address:


                         FOCAL FINANCIAL SERVICES, INC., as
                         lender,


                         By: ____________________________________
                             Name:
                             Title:
                             Address:



Acknowledged by and agreed to by:
[NAME OF COLLATERAL AGENT]



by__________________________________
  Name:
  Title:
  Address:

                                                                EXHIBIT O TO THE
                                                   CREDIT AND GUARANTY AGREEMENT


                        INTERCOMPANY SECURITY AGREEMENT


                                      O-1